PROSPECTUS
February 7, 1997

                           EURAMAX INTERNATIONAL PLC
                         EURAMAX EUROPEAN HOLDINGS PLC
                        EURAMAX EUROPEAN HOLDINGS, B.V.

                            OFFER TO EXCHANGE THEIR
            $135,000,000 11 1/4% SENIOR SUBORDINATED NOTES DUE 2006
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                          FOR ANY AND ALL OUTSTANDING
            $135,000,000 11 1/4% SENIOR SUBORDINATED NOTES DUE 2006

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON MARCH 10,
                             1997, UNLESS EXTENDED.

Euramax International plc, a corporation formed under the laws of England and Wales ("Euramax" or the "Company"), Euramax European Holdings plc, a corporation formed under the laws of England and Wales and a wholly owned subsidiary of the Company ("Euramax U.K."), and Euramax European Holdings, B.V., a corporation formed under the laws of The Netherlands and a wholly owned subsidiary of the Company ("Euramax B.V., " and together with the Company and Euramax U.K, the "Issuers"), hereby offer (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount (or fraction thereof) of their 11 1/4% Senior Subordinated Notes due 2006 (the "New Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount (or fraction thereof) of its 11 1/4% Senior Subordinated Notes due 2006 (the "Old Notes"), of which $135,000,000 principal amount was outstanding as of the date hereof. The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and (ii) holders of New Notes will not be entitled to certain rights of holders of Old Notes under the Registrations Rights Agreement (as defined). The Old Notes and the New Notes are sometimes referred to herein collectively as the "Notes."

The Issuers will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time on March 10, 1997, unless extended by the Issuers in their sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

The Old Notes were sold by the Issuers on September 25, 1996 to J.P. Morgan Securities Inc. and Goldman, Sachs & Co. (collectively, the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon certain exemptions under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and qualified buyers outside the United States in reliance upon Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of the Issuers and the Guarantor under the Registration Rights Agreement (as defined) entered into by the Issuers, the Guarantor and the Initial Purchasers in connection with the Initial Offering. See "The Exchange Offer."

The Issuers and Amerimax Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Amerimax" or the "Guarantor") pursuant to a senior subordinated guarantee (the "Guarantee"), will be jointly, severally, fully and unconditionally liable for all payments due under the New Notes. The New Notes will mature on October 1, 2006. Interest on the New Notes will accrue at the rate of 11 1/4% per annum from September 25, 1996, the date of original issuance of the Old Notes, and will be payable in cash semi-annually in arrears on each April 1 and October 1, commencing April 1, 1997. Holders whose Old Notes are accepted upon consummation of the Exchange Offer will be deemed to have waived their rights to receive all accrued interest on the Old Notes.

                                             (COVER PAGE CONTINUED ON NEXT PAGE)

                            ------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 11 HEREOF FOR DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NEW NOTES OFFERED HEREBY.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(COVER PAGE CONTINUED)

The New Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on or after October 1, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to October 1, 1999 the Issuers may redeem up to 40% of the aggregate principal amount of the New Notes at a redemption price of 111.25% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net cash proceeds of one or more public offerings of Capital Stock (as defined) (other than Disqualified Stock (as defined) of the Company; provided that at least $75.0 million in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of each such redemption. In the event of certain changes affecting the withholding tax treatment of certain payments on the New Notes, the New Notes will also be redeemable at the option of the Issuers, as a whole but not in part, at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. Upon a Change of Control (as defined) and in certain circumstances following Asset Sales (as defined), each holder of New Notes will have the right to require the Issuers to repurchase such holder's New Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The New Notes will not be subject to any sinking fund requirement. See "Description of the New Notes."

The New Notes will be unsecured obligations of the Issuers subordinated in right of payment to all Senior Debt (as defined) including all of the obligations under the Credit Agreement (as defined). The Guarantee will be a general unsecured obligation of Amerimax, subordinated in right of payment to all Senior Debt including all obligations under the Credit Agreement. The New Notes will be effectively subordinated to all existing and future indebtedness of the subsidiaries of the Issuers and the Guarantor including all of their obligations under the Credit Agreement. As of September 25, 1996, the aggregate amount of indebtedness and other liabilities which the New Notes and the Guarantee are effectively subordinated to is approximately $165.8 million. There is currently no outstanding indebtedness of the Issuers or the Guarantor to which the Notes are senior. The Indenture (as defined) will permit the Issuers, the Guarantor and their subsidiaries to incur additional indebtedness, subject to certain limitations. See "Description of the New Notes."

Prior to the Exchange Offer, there had been no public market for the Notes. Application has been made to list the Old Notes and the New Notes on the Luxembourg Stock Exchange; however, there can be no assurance that the Issuers will meet the applicable listing requirements of the Luxembourg Stock Exchange or any other recognized stock exchange, and there can be no assurance that an active market for the Notes or New Notes will develop. To the extent that a market for the New Notes does develop, the market value of the New Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Issuers' financial condition and other conditions. Such conditions might cause the New Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors -- Certain United States and United Kingdom Tax Considerations" and "Risk Factors -- Absence of Public Market."

Based upon an interpretation by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties, the Issuers believe that the New Notes or interests therein issued pursuant to the Exchange Offer in exchange for Old Notes or interests therein may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchases such New Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery requirements of the Securities Act, PROVIDED that the holder is acquiring the New Notes in the ordinary course of its business and not participating, and had no arrangement or understanding with any person to participate, in the distribution of New Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Issuers, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer that receives the New Notes for its own account in exchange for the Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Issuers believe that none of the registered holders of the Old Notes is an "affiliate," as such term is defined in Rule 405 under the Securities Act, of the Issuers.

                                             (COVER PAGE CONTINUED ON NEXT PAGE)

(COVER PAGE CONTINUED)

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have indicated their intention to make this Prospectus (as it may be amended or supplemented) available to any broker-dealer for use in connection with any such resale for a period of 180 days after the Expiration Date. See "Plan of Distribution."

The Issuers will not receive any proceeds from the Exchange Offer. The Issuers have agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE ISSUERS' ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS OR THE GUARANTOR. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

UNTIL MAY 8, 1997 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THE NEW NOTES WILL BE AVAILABLE INITIALLY ONLY IN BOOK-ENTRY FORM. THE ISSUERS EXPECT THAT THE NEW NOTES ISSUED PURSUANT THE EXCHANGE OFFER WILL BE REPRESENTED BY A GLOBAL NOTE (AS DEFINED) IN BEARER FORM, WHICH WILL BE DEPOSITED WITH THE BOOK-ENTRY DEPOSITARY (AS DEFINED). THE BOOK-ENTRY DEPOSITARY WILL ISSUE A CERTIFICATELESS INTEREST FOR THE GLOBAL NOTE TO THE DEPOSITORY TRUST COMPANY ("DTC"). BENEFICIAL INTERESTS IN THE GLOBAL NOTE REPRESENTING THE NEW NOTES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED THROUGH, RECORDS MAINTAINED BY DTC AND ITS PARTICIPANTS. AFTER THE INITIAL ISSUANCE OF THE GLOBAL NOTE, NOTES IN CERTIFICATED FORM WILL BE ISSUED IN EXCHANGE FOR THE GLOBAL NOTE ONLY UNDER LIMITED CIRCUMSTANCES AS SET FORTH IN THE INDENTURE. SEE "DESCRIPTION OF THE NEW NOTES-BOOK-ENTRY, DELIVERY AND FORM."

PROSPECTIVE INVESTORS IN THE NEW NOTES ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS AS INVESTMENT, LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF THE NEW NOTES. NEITHER THE ISSUERS OR THE GUARANTOR IS MAKING ANY REPRESENTATION TO ANY PROSPECTIVE INVESTOR IN THE NEW NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH PERSON UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS.

                                             (COVER PAGE CONTINUED ON NEXT PAGE)

(COVER PAGE CONTINUED)

                  ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

THE COMPANY AND EURAMAX U.K. ARE INCORPORATED UNDER THE LAWS OF ENGLAND AND WALES. EURAMAX B.V. IS A CORPORATION INCORPORATED UNDER THE LAWS OF THE NETHERLANDS. SOME OF THE DIRECTORS AND OFFICERS OF THE ISSUERS RESIDE OUTSIDE OF THE UNITED STATES AND ALL OR A PORTION OF THE ASSETS OF SUCH PERSONS AND OF THE ISSUERS ARE LOCATED OUTSIDE OF THE UNITED STATES. ALTHOUGH THE COMPANY, EURAMAX U.K. AND EURAMAX B.V. HAVE EACH AGREED, IN ACCORDANCE WITH THE TERMS OF THE INDENTURE, TO ACCEPT SERVICE IN THE UNITED STATES BY ITS AGENT DESIGNATED FOR SUCH PURPOSE, IT MAY BE DIFFICULT OR IMPOSSIBLE FOR HOLDERS OF NOTES (A) TO EFFECT SERVICE UPON CERTAIN OF THE DIRECTORS AND OFFICERS OF THE COMPANY, EURAMAX U.K. AND EURAMAX B.V. AND (B) TO REALIZE IN THE UNITED STATES UPON JUDGMENTS OF COURTS OF THE UNITED STATES PREDICATED UPON THE CIVIL LIABILITY OF SUCH PERSONS UNDER THE UNITED STATES FEDERAL SECURITIES LAWS. THERE IS DOUBT AS TO THE ENFORCEABILITY OUTSIDE OF THE UNITED STATES AGAINST ANY OF THESE PERSONS, IN ORIGINAL ACTIONS OR IN ACTIONS FOR ENFORCEMENT OF JUDGMENTS OF UNITED STATES COURTS, OF LIABILITIES PREDICATED SOLELY ON THE UNITED STATES FEDERAL SECURITIES LAWS.

                          CERTAIN UK REGULATORY ISSUES

THE NEW NOTES WILL ONLY BE AVAILABLE FOR EXCHANGE IN THE UK PURSUANT TO THE EXCHANGE OFFER BY PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR OTHERWISE IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC IN THE UK FOR PURPOSES OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995.

THIS PROSPECTUS IS BEING DISTRIBUTED ON THE BASIS THAT EACH PERSON IN THE UK TO WHOM THIS PROSPECTUS IS ISSUED IS REASONABLY BELIEVED TO BE A PERSON FALLING WITHIN AN EXEMPTION TO SECTION 57 OF THE FINANCIAL SERVICES ACT OF 1986, AS AMENDED, AS SET OUT IN THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1995 OR THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) (NO 2) ORDER 1995 AND, ACCORDINGLY, BY ACCEPTING DELIVERY OF THIS PROSPECTUS THE RECIPIENT WARRANTS AND ACKNOWLEDGES THAT IT IS A PERSON FALLING WITHIN ANY SUCH EXEMPTION.

                                             (COVER PAGE CONTINUED ON NEXT PAGE)

(COVER PAGE CONTINUED)

                     NOTICE WITH RESPECT TO THE NETHERLANDS

THE NEW NOTES MAY NOT BE OFFERED, TRANSFERRED OR SOLD, WHETHER DIRECTLY OR INDIRECTLY, TO ANY INDIVIDUAL OR LEGAL ENTITY INCORPORATED, ESTABLISHED OR RESIDENT IN THE NETHERLANDS.

EURAMAX B.V. REPRESENTS THAT ANY ANNOUNCEMENT OF THE EXCHANGE OFFER, ANY ADVERTISEMENT RELATING TO THE EXCHANGE OFFER AND THE EXCHANGE OFFER ITSELF IS IN COMPLIANCE WITH ALL APPLICABLE LAWS AND REGULATIONS IN EACH JURISDICTION IN WHICH THE NEW NOTES ARE OFFERED FOR EXCHANGE.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information.....................................................     2
Prospectus Summary........................................................     3
Risk Factors..............................................................    11
The Company...............................................................    16
The Transactions..........................................................    16
Use of Proceeds...........................................................    18
Capitalization............................................................    19
Selected Historical Financial Data........................................    20
Pro Forma Condensed Combined Financial Data...............................    21
The Exchange Offer........................................................    25
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................    33
Business..................................................................    41
Management................................................................    51
Description of Preference Shares..........................................    53
Security Ownership........................................................    54
Certain Transactions......................................................    54
Description of Credit Agreement...........................................    54
Description of the New Notes..............................................    57
Certain Tax Consequences of the Exchange Offer............................    84
Certain Income Tax Considerations.........................................    84
Plan of Distribution......................................................    89
Legal Matters.............................................................    89
Experts...................................................................    89
Listing and General Information...........................................    89
Index to Combined Financial Statements....................................   F-1

                             AVAILABLE INFORMATION

The Issuers and the Guarantor have filed with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") for the registration of the New Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Issuers and the Guarantor and the New Notes offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and financial statements and notes filed as a part thereof. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete but are complete in all material respects for the purposes used herein. With respect to each such document filed with the Commission as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto and reports and other information filed by the Issuers and the Guarantor with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's Regional Offices at Suite 1300, Seven World Trade Center, New York, New York 10048, and the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, reports and other information filed by the Issuers and the Guarantor can be accessed via the Commission's internet home page at http://www.sec.gov/. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

As a result of the filing of the Registration Statement with the Commission, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Company to file periodic reports and other information with the Commission will be suspended if the Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Company other than the fiscal year in which the Registration Statement is declared effective. The Company will nevertheless be required to continue to file reports with the Commission if the Notes are listed on a national securities exchange. The Company has agreed that, whether or not they are required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, they will furnish to the holders of the Notes, file with the Commission (unless the Commission will not accept such a filing) and make available to securities analysts and prospective investors upon request (i) all quarterly and annual financial information that would be required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuers were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request the information required to be delivered by Rule 144A(d)(4) under the Securities Act.

                               PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL FINANCIAL STATEMENTS USED IN THIS PROSPECTUS HAVE BEEN PREPARED IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND ALL DOLLAR REFERENCES ARE TO U.S. DOLLARS. SEE "BUSINESS -- GLOSSARY" FOR THE DEFINITION OF CERTAIN INDUSTRY AND TECHNICAL TERMS USED HEREIN. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS TO "EURAMAX" OR THE "COMPANY" ARE TO EURAMAX INTERNATIONAL PLC ITS SUBSIDIARIES AND THEIR PREDECESSORS, AFTER GIVING EFFECT TO THE TRANSACTIONS (AS DEFINED).

                                  THE COMPANY

Euramax is a leading international producer of aluminum and steel products with facilities in the United States ("U.S."), the United Kingdom ("U.K."), The Netherlands and France. Euramax's products include painted sheet and coil, siding, roofing, raincarrying systems, windows, doors and various fabricated trim parts and components. The Company is a leading supplier to several niche markets. The Company believes that in 1995 it sold at least 40% and 65% of the aluminum sidewalls used by RV manufacturers in the U.S. and Europe, respectively. In the same year, the Company sold aluminum and steel gutters and downspouts to more than 30 of the largest 50 home centers in the U.S. The Company believes that in 1995 it sold at least 70% of all metal Do-It-Yourself raincarrying products sold to U.S. home centers. The Company also believes that it sold at least 40% of the steel siding sold to producers of manufactured housing in the U.S. Net sales for 1995 in the U.S. and Europe were $287.8 million and $195.7 million, respectively.

Euramax operates downstream of aluminum and steel coil and ingot producers which supply it with aluminum and steel coil and aluminum extrusions. The Company sold approximately 139.2 and 160.7 million pounds of aluminum and steel, respectively, in 1995. To a lesser extent, the Company also distributes and fabricates products manufactured from vinyl and fiberglass. The Company's products are sold primarily to manufacturers of RV's and manufactured housing, rural building contractors, distributors and home centers.

Euramax is the only national supplier in several of its key U.S. product lines and the only national supplier with in-house coil coating capabilities to supply steel siding to manufactured housing customers and aluminum sidewalls to RV manufacturers. This gives the Company a significant competitive advantage over regional suppliers who do not have in-house manufacturing capabilities or national distribution networks. In addition, extensive in-house manufacturing capabilities coupled with product offerings made from alternate raw materials better enable Euramax to react to changing customer preferences.

Euramax is a holding company formed by (i) ACP Holding Company ("ACP"), an affiliate of Citicorp Venture Capital, Ltd. and (ii) CVC European Equity Partners, L.P. ("CVCEEP") and CVC European Equity Partners (Jersey), L.P., (collectively with CVCEEP, "CVC Europe", and collectively with CVCEEP and ACP, the "Investor Group") to acquire certain portions of the fabricated products operations of Alumax Inc. ("Alumax") pursuant to the Acquisition (as defined). See "The Transactions." The Company's operations are conducted through subsidiaries in the U.S. and Europe.

BUSINESS STRATEGY

The Company's strategy is to expand its leadership position as a producer of aluminum and steel products and to further broaden its current diversity of products, customers and geographic regions in which it operates. To enhance the Company's operations and profitability, the Company expects to pursue a strategy of identifying and acquiring businesses and assets that would enable it to offer complementary products or expand geographic coverage. The Company believes that its strategy of expanding market share, broadening the diversity of its businesses and continuing to provide customers with superior products through a responsive, efficient and cost effective distribution system will be an effective means of increasing profitability while preserving cash flow stability.

MARKET LEADERSHIP AND DIVERSITY OF BUSINESS

The Company's position as a leading international downstream producer of aluminum and steel products has enabled it to benefit from diversification across economic and product cycles among different geographic regions and customer groups. This diversification has historically enabled Euramax to maintain stable margins even though demand for certain products may be affected by changes in general and regional economic conditions such as trends in disposable income.

LEADERSHIP IN SEVERAL MARKETS: The Company's leadership in a variety of niche markets has enabled it to maintain consistent operating results. For example, the Company is a leading supplier of steel and aluminium sidewalls and siding to U.S. RV and manufactured housing producers. The Company believes that its 1995 sales of raincarrying systems represent a majority of such products sold to U.S. home centers. Similar leading positions are enjoyed by the Company's roll formed aluminum sheet and coil products sold to RV manufacturers in the U.S. and Europe.

MANUFACTURING EXPERTISE AND DIVERSITY OF PRODUCTS: The Company's technological expertise and its ability to fabricate from alternative materials has allowed it to develop new products and applications and to respond to the changing product requirements of its customers. Over time, Euramax has increased its ability to offer products manufactured from steel, vinyl and fiberglass, allowing it to meet regional material preferences, to provide substitute products for end-users and to retain customers in the event of demand shifts between raw materials.

GEOGRAPHIC DIVERSITY: The Company's sales span both the continental U.S. and Europe, with each representing approximately 60% and 40% of 1995 net sales, respectively. The Company has manufacturing or distribution facilities strategically located in the U.K., The Netherlands, France and all regions of the continental U.S. The Company's geographic diversity of sales limits reliance on any single regional economy in the U.S. or national economy in Europe.

CUSTOMER DIVERSITY. The Company is diversified by both size and type of customer. Of the Company's more than 3,700 customers, no single customer accounted for more than 4.5% of net sales in 1995. The top ten customers accounted for approximately 19.5% of 1995 net sales and represented five distinct end-use markets. These characteristics minimize the Company's reliance on individual customers or end-use markets.

DISTRIBUTION CAPABILITY. The Company's manufacturing and distribution network consists of 29 strategically located facilities, of which 24 are located in all major regions of the United States, and five are located in Europe. Euramax's network of facilities allows the Company to offer a more comprehensive service than its regional competitors and to meet the increasing demands of its customers for short delivery lead times.

                                THE TRANSACTIONS

Pursuant to a purchase agreement (the "Acquisition Agreement") dated June 24, 1996 between the Company and Alumax on September 25, 1996 (the "Closing Date"), the Company purchased (the "Acquisition"), through its wholly-owned subsidiaries, all of the issued and outstanding capital stock of certain of Alumax's subsidiaries which operate certain portions of Alumax's fabricated products operation. The purchase price was approximately $253.7 million, which includes estimated acquisition expenses of $3.9 million and adjustments for certain items including cash acquired and working capital. The purchase price is subject to further adjustment upon determination of the final working capital. In order to finance the purchase price, including the payment of deferred financing fees which were approximately $9.9 million, the Company and certain of its wholly-owned subsidiaries (i) incurred approximately $100.0 million of indebtedness, (out of a total credit facility of $125.0 million) under the Credit Agreement (as defined), (ii) the Issuers consummated the Initial Offering of the Old Notes and (iii) the Investor Group, certain members of management of the Company and an affiliate of Banque Paribas (the agent under the Credit Agreement), made an aggregate equity contribution of approximately $35.0 million (the "Equity Contribution"). See "The Transactions."

                               THE EXCHANGE OFFER

REGISTRATION RIGHTS AGREEMENT..................  In connection with the Initial Offering, the
                                                 Issuers, the Guarantor, and the Initial Purchasers
                                                 entered into a Registration Rights Agreement,
                                                 dated as of September 25, 1996 (the "Registration
                                                 Rights Agreement"), which grants the holders of
                                                 the Old Notes certain exchange and registration
                                                 rights. This Exchange Offer is intended to satisfy
                                                 such rights with respect to the Old Notes.
                                                 Therefore, holders of New Notes will not be
                                                 entitled to any exchange or registration rights
                                                 with respect to such New Notes (with certain
                                                 exceptions). See "The Exchange Offer -- Purpose
                                                 and Effect of the Exchange Offer" and "The
                                                 Exchange Offer -- Termination of Certain Rights."

THE EXCHANGE OFFER.............................  $1,000 principal amount (or fraction thereof) of
                                                 New Notes will be exchanged for each $1,000
                                                 principal amount (or fraction thereof) of Old
                                                 Notes. As of the date hereof, $135,000,000

                                                 principal amount of Old Notes is outstanding. The
                                                 Issuers will issue the New Notes to holders on the
                                                 earliest practicable date following the Expiration
                                                 Date (the "Exchange Date").

EXPIRATION DATE................................  5:00 p.m., New York City time, on March 10, 1997, unless the Exchange Offer is extended by the
                                                 Issuers in their sole discretion, in which case
                                                 the term "Expiration Date" means the latest date
                                                 and time to which the Exchange Offer is extended.

CONDITIONS TO THE EXCHANGE OFFER...............  The Exchange Offer is subject to certain customary conditions, which may be waived by the Issuers.
                                                 See "The Exchange Offer -- Conditions of the
                                                 Exchange Offer."

PROCEDURES FOR TENDERING BOOK-ENTRY INTERESTS
 IN THE OLD NOTES..............................  The Old Notes were issued as global securities in bearer form without interest coupons (each, a
                                                 "Global Note"). Concurrently with the issuance
                                                 thereof, the Global Notes were deposited with The
                                                 Chase Manhattan Bank, as book-entry depositary
                                                 (the "Book-Entry Depositary"), which issued a
                                                 certificateless depositary interest (each, a
                                                 "Depositary Interest") in each Global Note
                                                 representing a 100% interest therein to The
                                                 Depository Trust Company ("DTC"). Beneficial
                                                 interests in the Global Notes, held by or through
                                                 participants in DTC through the Depositary
                                                 Interests (the "Book-Entry Interests"), are shown
                                                 on, and transfers thereof are effected only
                                                 through, records maintained in book-entry form by
                                                 DTC (with respect to its participants) and its
                                                 participants.

                                                 Each holder of Book-Entry Interests wishing to
                                                 accept the Exchange Offer must deliver the
                                                 Book-Entry Interests via DTC's ATOP system (as
                                                 defined), each holder of Book-Entry Interests will
                                                 represent to the Issuers and the Guarantor that,
                                                 among other things, (i) the Book-Entry Interests
                                                 in the New Notes to be acquired by such holder and
                                                 any beneficial owner(s) (the "Beneficial
                                                 Owner(s)") of the Book-Entry Interests in the Old
                                                 Notes being tendered in the Exchange Offer are
                                                 being acquired by such holder and any Beneficial
                                                 Owner(s) in the ordinary course of business of the
                                                 holder and any Beneficial Owner(s), (ii) the
                                                 holder and each Beneficial Owner are not
                                                 participating, do not intend to participate, and
                                                 have no arrangement or understanding with any
                                                 person to participate, in the distribution of the
                                                 New Notes, (iii) the holder and each Beneficial
                                                 Owner acknowledge and agree that any person who is
                                                 a broker-dealer registered under the Securities
                                                 Exchange Act of 1934, as amended (the "Exchange
                                                 Act") or is participating in the Exchange Offer
                                                 for the purpose of distributing the New Notes must
                                                 comply with the registration and prospectus
                                                 delivery requirements of the Securities Act in
                                                 connection with a secondary resale transaction of
                                                 Book-Entry Interests in the New Notes acquired by
                                                 such person and cannot rely on the position of the
                                                 staff of the Commission set forth in certain
                                                 no-action letters (see "The Exchange Offer --
                                                 Resales of the New Notes"), (iv) the holder and
                                                 each Beneficial Owner understands that a secondary
                                                 resale transaction described in clause (iii) above
                                                 and any resales of Book-Entry Interests in the New
                                                 Notes obtained

                                                 by such holder in exchange for Book-Entry
                                                 Interests in the Old Notes originally acquired by
                                                 such holder directly from the Company should be
                                                 covered by an effective registration statement
                                                 containing the selling security holder information
                                                 required by Item 507 or Item 508, as applicable,
                                                 of Regulation S-K of the Commission and (v)
                                                 neither the holder nor any Beneficial Owner(s) is
                                                 an "affiliate," as defined in Rule 405 under the
                                                 Securities Act, of the Issuers or the Guarantor.
                                                 If the holder is a broker-dealer that will receive
                                                 Book-Entry Interests in the New Notes for its own
                                                 account in exchange for Book-Entry Interests in
                                                 the Old Notes that were acquired as a result of
                                                 market-making activities or other trading
                                                 activities, the holder is required to acknowledge
                                                 in the Letter of Transmittal that it will deliver
                                                 a prospectus in connection with any resale of such
                                                 Book-Entry Interests in the New Notes and provide
                                                 written notice to the Company thereof; however, by
                                                 so acknowledging and by delivering a prospectus,
                                                 the holder will not be deemed to admit that it is
                                                 an "underwriter" within the meaning of the
                                                 Securities Act. See "The Exchange Offer --
                                                 Procedures for Tendering."

SPECIAL PROCEDURES FOR BENEFICIAL OWNERS.......  Any beneficial owner of Book-Entry Interests in the Old Notes whose Book-Entry Interests are
                                                 recorded in the name of a broker, dealer,
                                                 commercial bank, trust company or other nominee
                                                 and who wishes to tender such Book-Entry Interests
                                                 in the Exchange Offer should contact such record
                                                 holder promptly and instruct such holder to tender
                                                 on such beneficial owner's behalf. See "The
                                                 Exchange Offer -- Procedures for Tendering."

GUARANTEED DELIVERY PROCEDURES.................  Holders of Book-Entry Interests in the Old Notes
                                                 who wish to tender but cannot deliver such
                                                 Book-Entry Interests via DTC's ATOP system prior
                                                 to the Expiration Date must satisfy the provisions
                                                 set forth under "The Exchange Offer -- Guaranteed
                                                 Delivery Procedures."

WITHDRAWAL RIGHTS..............................  Tenders of Book-Entry Interests in the Old Notes
                                                 may be withdrawn at any time prior to the
                                                 Expiration Date. See "The Exchange Offer --
                                                 Withdrawal Tenders."

ACCEPTANCE OF THE OLD NOTES AND DELIVERY OF THE
 NEW NOTES.....................................  Subject to the satisfaction or waiver of the conditions to the Exchange Offer, the Issuers will
                                                 accept for exchange any and all Book-Entry
                                                 Interests in the Old Notes that are properly
                                                 tendered in the Exchange Offer prior to the
                                                 Expiration Date. The New Notes issued pursuant to
                                                 the Exchange Offer, and Book-Entry Interests
                                                 therein, will be issued and delivered on the
                                                 Exchange Date, which will be the earliest
                                                 practicable date following the Expiration Date.
                                                 See "The Exchange Offer -- Terms of the Exchange
                                                 Offer."

CERTAIN TAX CONSIDERATIONS.....................  For a discussion of certain federal income tax consequences of the exchange of the Old Notes see
                                                 "Certain Tax Consequences of the Exchange Offer."

EXCHANGE AGENT.................................  The Chase Manhattan Bank is serving as exchange agent (the "Exchange Agent") in connection with
                                                 the Exchange Offer.

SPECIAL LUXEMBOURG EXCHANGE AGENT..............  Kredietbank S.A. Luxembourgeoise is serving as the
                                                 Special Luxembourg Exchange Agent in connection
                                                 with the Exchange Offer.

TENDERS OF DEFINITIVE REGISTERED NOTES.........  Subject to certain conditions, holders of
                                                 Book-Entry Interests in the Old Notes are entitled
                                                 to receive in exchange therefor Old Notes in
                                                 registered form (each, a "Definitive Registered
                                                 Note") in equal principal amount; however, as of
                                                 the date hereof, no Definitive Registered Notes
                                                 were issued and outstanding. If a holder of
                                                 Book-Entry Interests acquires Definitive
                                                 Registered Notes prior to the Expiration Date,
                                                 such holder may participate in the Exchange Offer,
                                                 PROVIDED that such holder follows the procedures
                                                 set forth herein except with respect to
                                                 transmission by means of DTC's ATOP system. See
                                                 "The Exchange Offer -- Procedures for Tender of
                                                 Definitive Registered Notes."

THE NEW NOTES..................................  The form and terms of the New Notes are the same as the form and terms of the Old Notes except that
                                                 (i) the New Notes will have been registered under
                                                 the Securities Act and thus will not bear
                                                 restrictive legends restricting their transfer
                                                 pursuant to the Securities Act and (ii) holders of
                                                 New Notes will not be entitled to certain rights
                                                 of holders of Old Notes under the Registration
                                                 Rights Agreement. See "Description of the New
                                                 Notes."

ISSUERS........................................  Euramax International plc, Euramax European
                                                 Holdings plc and Euramax European Holdings, B.V.,
                                                 as joint and several obligors.

GUARANTOR......................................  Amerimax Holdings, Inc.

SECURITIES OFFERED.............................  $135.0 million of 11 1/4% Senior Subordinated
                                                 Notes due 2006.

MATURITY DATE..................................  October 1, 2006.

INTEREST PAYMENT DATES.........................  April 1 and October 1, commencing April 1, 1997.

OPTIONAL REDEMPTION............................  The New Notes will be redeemable at the option of the Issuers, in whole or in part, at any time on
                                                 or after October 1, 2001, at the redemption prices
                                                 set forth herein, plus accrued and unpaid interest
                                                 to the redemption date. In addition, prior to
                                                 October 1, 1999, the Issuers may redeem up to 40%
                                                 of the aggregate principal amount of the New Notes
                                                 with the net cash proceeds received by the Company
                                                 from one or more public offerings of its Capital
                                                 Stock (other than Disqualified Stock) at a
                                                 redemption price of 111.25% of the principal
                                                 amount thereof, plus accrued and unpaid interest
                                                 to the redemption date; provided, however, that at
                                                 least $75.0 million in aggregate principal amount
                                                 of the Notes remains outstanding immediately after
                                                 any such redemption.

TAX REDEMPTION.................................  In the event of certain changes affecting withholding taxes applicable to certain payments
                                                 on the New Notes, the New Notes will be redeemable
                                                 at any time in whole, and not in part, at the
                                                 option of the Issuers, at 100% of the principal
                                                 amount thereof, plus accrued and unpaid interest
                                                 to the redemption date.

RANKING AND GUARANTY...........................  The New Notes will constitute unsecured debt obligations of the Issuers and will rank
                                                 subordinate in right of payment to

                                                 all Senior Debt including all obligations under
                                                 the Credit Agreement. The New Notes will be
                                                 effectively subordinated to all liabilities of the
                                                 subsidiaries of the Issuers and the Guarantor,
                                                 except to the extent that one or more of the
                                                 Issuers is itself recognized as a creditor to such
                                                 subsidiary, in which case the claims of such
                                                 Issuer or Issuers would be subordinate to any
                                                 security interest in the assets of such
                                                 subsidiary, and indebtedness of such subsidiary
                                                 senior to that held by such Issuer or Issuers. The
                                                 New Notes will be fully and unconditionally
                                                 guaranteed on a senior subordinated basis by
                                                 Amerimax. The Guarantee will be a general
                                                 unsecured obligation of the Guarantor and will
                                                 rank subordinate in right of payment to all Senior
                                                 Debt including all of the obligations under the
                                                 Credit Agreement. At September 25, 1996, after
                                                 giving effect to the Transactions, the aggregate
                                                 amount of consolidated indebtedness and other
                                                 liabilities which the New Notes or the Guarantee
                                                 are effectively subordinated to is $165.8 million,
                                                 of which approximately $100.0 million is
                                                 outstanding under the Credit Agreement. In
                                                 addition, the subsidiaries of the Issuers or the
                                                 Guarantor may incur up to an additional $25.0
                                                 million of indebtedness under the Credit Agreement
                                                 which would rank senior to the New Notes. See
                                                 "Description of Credit Agreement."

CHANGE OF CONTROL..............................  Upon a Change of Control, each holder of the New
                                                 Notes may require the Issuers to repurchase such
                                                 holder's New Notes, in whole or in part, at a
                                                 purchase price equal to 101% of the principal
                                                 amount thereof plus accrued and unpaid interest to
                                                 the purchase date. See "Description of the New
                                                 Notes -- Change of Control." The Credit Agreement
                                                 will prohibit the purchase of outstanding New
                                                 Notes prior to repayment of the borrowings under
                                                 the Credit Agreement. There can be no assurance
                                                 that upon a Change of Control the Company will
                                                 have sufficient funds to repurchase any of the New
                                                 Notes. See "Description of Credit Agreement."

CERTAIN COVENANTS..............................  The Indenture contains certain covenants that, among other things, limit the ability of the
                                                 Issuers, the Guarantor or any of their
                                                 subsidiaries to incur additional Indebtedness,
                                                 make certain Restricted Payments and Investments,
                                                 create Liens, permit dividend or other payment
                                                 restrictions to apply to subsidiaries, enter into
                                                 certain transactions with Affiliates or Related
                                                 Persons or consummate certain merger,
                                                 consolidation or similar transactions. In
                                                 addition, in certain circumstances, the Issuers
                                                 will be required to offer to purchase New Notes at
                                                 100% of the principal amount thereof with the net
                                                 proceeds of certain asset sales. These covenants
                                                 are subject to a number of significant exceptions
                                                 and qualifications. See "Description of the New
                                                 Notes."

ADDITIONAL AMOUNTS.............................  All payments with respect to the New Notes made by the Issuers will be made without withholding or
                                                 deduction for UK taxes unless required by law or
                                                 the interpretation or administration thereof, in
                                                 which case the Issuer will pay such additional

                                                 amounts as may be necessary so that the amount
                                                 received by the holders of the New Notes and
                                                 beneficial interest therein after such withholding
                                                 or deduction will not be less than the amount that
                                                 would have been received in the absence of such
                                                 withholding or deduction. However, the Issuers
                                                 will not be required to pay such additional
                                                 amounts if such withholding or deduction occurs as
                                                 the result of a request by a holder of New Notes
                                                 to have such New Notes issued in registered,
                                                 rather than bearer, form. See "Description of the
                                                 New Notes -- Additional Amounts," "Description of
                                                 the New Notes -- Book Entry; Delivery and Form"
                                                 and "Certain Income Tax Considerations."

USE OF PROCEEDS................................  The Issuers will not receive any cash proceeds from the issuance of the New Notes pursuant to the
                                                 Exchange Offer. See "Use of Proceeds."

FORM OF NEW NOTES..............................  The New Notes will be issued initially as a Global
                                                 Note in an aggregate principal amount equal to
                                                 100% of the aggregate principal amount of all New
                                                 Notes issued under the Indenture and will be held
                                                 by the Book-Entry Depositary. Beneficial interests
                                                 in the Global Note will be shown on, and transfers
                                                 thereof will be effected only through, records
                                                 maintained in book-entry form by DTC with respect
                                                 to its participants.

                                                 Ownership of the Book-Entry Interests will be
                                                 limited to persons that have accounts with DTC
                                                 ("Participants") or persons that may hold
                                                 interests through Participants ("Indirect
                                                 Participants"). Investors may elect to own
                                                 book-entry interests through DTC in the U.S. or
                                                 through Morgan Guaranty Trust Company of New York,
                                                 Brussels Office, as operator of the Euroclear
                                                 System ("Euroclear"), or Cedel, Societe Anonyme
                                                 ("Cedel") in Europe, if they are participants in
                                                 such systems or indirectly through organizations
                                                 which are participants in such systems. Euroclear
                                                 and Cedel will hold interests on behalf of their
                                                 participants through their respective
                                                 depositaries, Morgan Guaranty Trust Company of New
                                                 York and Citibank, N.A., which in turn will hold
                                                 such interests in accounts as Participants.

                                                 Except as set forth under "Description of the New
                                                 Notes," Participants or Indirect Participants will
                                                 not be entitled to receive physical delivery of
                                                 New Notes in definitive form or to have New Notes
                                                 issued and registered in their names and will not
                                                 be considered the owners or holders thereof under
                                                 the Indenture.

GLOBAL CLEARANCE AND SETTLEMENT................  Book-Entry Interests will trade in DTC's Same Day
                                                 Funds Settlement System. Book-Entry Interests will
                                                 be credited to the securities custody accounts of
                                                 Euroclear holders on the business day following
                                                 the settlement date against payment for value on
                                                 the settlement date and of Cedel holders on the
                                                 settlement date against payment in same-day funds.
                                                 Any secondary market trading of Book-Entry
                                                 Interests will occur through participants in DTC,
                                                 Euroclear and Cedel and will settle in same-day
                                                 funds.

                                  RISK FACTORS

Prospective investors of the New Notes should carefully consider the specific matters set forth under "Risk Factors" as well as the other information and data included in this Prospectus prior to making an investment in the New Notes.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

Set forth below are summary historical and pro forma financial data of the Company as of the dates and for the periods presented. For purposes of this presentation, all historical financial data represents such data for the Company when it was a division of Alumax. The summary historical financial data as of and for each of the three years in the period ended December 31, 1995 were derived from the audited Combined Financial Statements of the Company. The summary historical financial data as of and for each of the nine month periods ended September 29, 1995 and September 25, 1996 were derived from the unaudited Combined Financial Statements of the Company for such periods, which, in the opinion of management of the Company, reflect all adjustments necessary to present fairly the combined financial position and results of operations of the unaudited periods. The information contained in this table should be read in conjunction with "Selected Historical and Pro Forma Financial Data," "Pro Forma Condensed Combined Financial Data (Unaudited)," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                                       -------------------------------------------------------------------------------------------

                                                                                                    NINE MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,              -------------------------------------------
                                       ----------------------------------------------                                  PRO FORMA
                                                                           PRO FORMA   SEPTEMBER 29,  SEPTEMBER 25,  SEPTEMBER 25,
                                          1993        1994        1995      1995(1)        1995           1996          1996(1)
                                       ----------  ----------  ----------  ----------  -------------  -------------  -------------
DOLLARS IN THOUSANDS
STATEMENT OF EARNINGS DATA:
  Net sales                            $  385,487  $  446,572  $  483,462  $  483,462   $   372,524    $   363,308    $   363,308
  Earnings from operations                 25,665      29,759      34,142      32,659        24,550         22,842         21,631
  Interest expense                          1,950       1,155       4,089      24,702         2,254            930         18,528
  Earnings before income taxes             24,167      29,219      31,057       8,961        23,518         21,922          3,113
  Net earnings                             15,459      17,181      19,658       5,737        14,878         13,580          1,730
OTHER DATA:
  Depreciation and amortization             7,645       7,672       7,980       9,692         6,141          6,995          8,279
  Capital expenditures                      7,700       9,595      17,429      17,429        16,848         11,518         11,518
  Cash interest expense (2)                 1,950       1,155       4,089      23,210         2,254            930         17,408
  Ratio of earnings to fixed charges
   (3)                                       8.76x      13.04x       6.83x       1.47x         8.37x         12.63x          1.16x
BALANCE SHEET DATA (END OF PERIOD):
  Working capital                      $  102,707  $  126,659  $  127,380               $   146,168    $   120,940
  Total assets                            196,541     236,771     236,649                   266,401        335,765
  Total long-term debt, including
   current maturities                          --          --          --                        --        235,000
  Redeemable preference shares                 --          --          --                        --         34,000
  Total ordinary shareholders' equity     110,523     133,786     151,461                   154,819          1,000

------------------------------
(1) Gives pro forma effect to the Transactions as if they had occurred on January 1, 1995. See "Pro Forma Condensed Combined Financial Data (Unaudited)." The pro forma adjustments give effect to purchase accounting, the financing of the Transactions and the related income tax effects.

(2) Cash interest expense is defined as interest expense less amortization of debt issuance costs. Because the Company utilized the Alumax cash management system, cash interest expense for historical periods mainly represents interest that was accrued into an intercompany account. Before giving pro forma effect to the Transactions, all of the Company's borrowing was through Alumax and its affiliates.

(3) Earnings used in computing the ratio of earnings to fixed charges consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and the estimated interest component of rent expense.

                                  RISK FACTORS

PROSPECTIVE PURCHASERS OF THE NEW NOTES SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS AS WELL AS THE OTHER INFORMATION AND DATA INCLUDED IN THIS OFFERING MEMORANDUM PRIOR TO MAKING AN INVESTMENT IN THE NOTES.

SUBSTANTIAL LEVERAGE

The Company incurred significant debt in connection with the Transactions. As of September 25, 1996, after giving effect to the Transactions, including the initial borrowings under the Credit Agreement and the Initial Offering, the Company had outstanding indebtedness of $235.0 million, $34.0 million of Preference Shares (as defined) and $1.0 million of ordinary shareholders' equity. For the nine months ended September 25, 1996, after giving effect to the Transactions, the Company's ratio of earnings to fixed charges was 1.16 to 1. The Company's leveraged financial position poses substantial consequences to holders of the Notes, including the risks that: (i) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of interest on the Notes and the payment of principal and interest under the Credit Agreement and other indebtedness; (ii) the Company's leveraged position may impede its ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes, including acquisitions; and
(iii) the Company's highly leveraged financial position may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. The Company believes that, based on its current level of operations, it will have sufficient capital to carry on its business and will be able to meet its scheduled debt service requirements. However, there can be no assurance that the future cash flow of the Company will be sufficient to meet the Company's obligations and commitments. In addition, the Credit Agreement contemplates that all borrowings thereunder will become due prior to 2003. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and to meet its other commitments, the Company will be required to adopt one or more alternatives, such as refinancing or restructuring its indebtedness, selling material assets or operations or seeking to raise additional debt or equity capital. There can be no assurance that any of these actions could be effected on a timely basis or on satisfactory terms or that these actions would enable the Company to continue to satisfy its capital requirements. In addition, the terms of existing or future debt agreements, including the Indenture and the Credit Agreement, may prohibit the Company from adopting any of these alternatives. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Credit Agreement" and "Description of the New Notes."

CUSTOMERS IN CYCLICAL INDUSTRIES

Demand for most of the Company's products is cyclical in nature and subject to changes in general economic conditions that affect market demand. Sales to the building and construction markets are driven by trends in commercial and residential construction, housing starts, residential repair and remodelings. Transportation sales are also cyclical in nature and typically follow the trends in the automotive, truck and recreational vehicle manufacturing industries. Historically, lower demand has led to lower margins, lower production levels, or both.

DEPENDENCE ON ALUMINUM

The Company's primary raw material is aluminum coil. Because changes in aluminum prices are generally passed through to the Company's customers, increases or decreases in aluminum prices generally cause corresponding increases and decreases in reported net sales, causing fluctuations in reported revenues that are unrelated to the level of business activity. However, if the Company is unable to pass through aluminum price changes to its customers in the future, the Company could be materially adversely affected. Any major dislocation in the supply and/or price of aluminum could have a material adverse effect on the Company's business and financial condition. The Company is therefore subject to the short-term commodity risk of carrying aluminum in its inventory. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SUBORDINATION OF NEW NOTES; HOLDING COMPANY STRUCTURE

The New Notes and the Guarantee (as well as the Old Notes and the guarantee thereof) will be contractually subordinated to all Senior Debt including all obligations under the Credit Agreement. In the event of a circumstance in which the contractual subordination provisions apply, holders of the Notes will not be entitled to receive, and will have an obligation to pay over to holders of Senior Debt, any payments they may receive in respect of the Notes, including any payments received in respect of any Claims (as defined in the Indenture). At September 25, 1996, after giving effect to the Transactions, the aggregate amount of consolidated indebtedness and other liabilities which the Notes or the

Guarantee are effectively subordinated to is approximately $165.8 million, of which approximately $100.0 million is outstanding under the Credit Agreement. The indebtedness under the Credit Agreement will become due prior to the time the principal obligations under the Notes become due. The Issuers and the Guarantor are holding companies and do not have any independent operations. Accordingly, the Notes and the Guarantee will be structurally subordinated to all existing and future indebtedness of the subsidiaries of the Issuers and the Guarantor, through which the Company's operations are conducted, including obligations under the Credit Agreement. Subject to certain limitations, the Indenture will permit the Issuers and their subsidiaries to incur additional indebtedness. See "The Transactions -- Organizational Structure" and "Description of the New Notes -- Covenants -- Limitation on Indebtedness." The holders of any indebtedness of the Issuers' subsidiaries will be entitled to payment of their indebtedness from the assets of such subsidiaries prior to the holders of any general unsecured obligations of the Issuers, including the Notes. In addition, substantially all of the assets of the Company and its subsidiaries will or may in the future be pledged to secure other indebtedness of the Company. See "Description of Credit Agreement" and "Description of the New Notes."

RESTRICTIONS IMPOSED BY THE CREDIT AGREEMENT AND THE INDENTURE

The Credit Agreement requires the Company to maintain specified financial ratios and tests, among other obligations, including a minimum interest coverage ratio, a minimum fixed charge coverage ratio, a maximum leverage ratio, a minimum EBITDA requirement and maximum amounts of capital expenditures. In addition, the Credit Agreement restricts, among other things, the Issuers' ability to incur additional indebtedness and make acquisitions. A failure to comply with the restrictions contained in the Credit Agreement could lead to an event of default thereunder which could result in an acceleration of such indebtedness. Such an acceleration would constitute an event of default under the Indenture relating to the Notes. In addition, the Indenture restricts, among other things, the Company's ability to incur additional indebtedness, sell assets, make certain payments and dividends or merge or consolidate. A failure to comply with the restrictions in the Indenture could result in an event of default under the Indenture. See "Description of Credit Agreement" and "Description of the New Notes."

ACQUISITION STRATEGY

Although no agreements have been reached, the Company has engaged in and continues to engage in evaluations of and discussions with potential acquisition candidates. Any such transaction(s) may be financed by the incurring of additional indebtedness which could be material. See "Risk Factors -- Substantial Leverage." Any such transaction(s) would be subject to negotiations of definitive agreements, satisfactory financing arrangements (including compliance with the limitations on issuance of indebtedness in the Indenture and in the Credit Agreement) and applicable governmental approvals and consents. No such agreements have been reached to date, and there can be no assurance that any additional acquisitions will be completed or that such acquired entities or assets will be successfully integrated into the Company's operations, or will be able to operate profitably.

RISK OF CURRENCY EXCHANGE RATE FLUCTUATIONS AND INTERNATIONAL MANUFACTURING

In 1995, approximately 40% of the Company's net sales were made outside the United States. The U.S. dollar value of the Company's sales varies with currency exchange rate fluctuations. Changes in currency exchange rates could have an adverse effect on the Company's results of operations and its ability to meet interest and principal obligations on the Notes. International manufacturing and sales are subject to risks including labor unrest, potentially high costs of terminating labor contracts, restrictions on transfers of funds, export duties and quotas, domestic and international customs and tariffs, unexpected changes in regulatory environments, difficulty in obtaining distribution and support, potentially adverse tax consequences and changes in effective tax rates. There can be no assurance that any of the foregoing factors will not have a material adverse effect on the Company's ability to increase or maintain its international sales or on the Company's results of operations. See "Business."

IMPACT OF ENVIRONMENTAL REGULATION

The Company's U.S. and European facilities are subject to the requirements of federal, state, local and foreign environmental and occupational health and safety laws and regulations. There can be no assurance that Euramax is at all times in compliance with all such requirements. Euramax has made and will continue to make capital expenditures to comply with environmental requirements. As is the case with manufacturers in general, if a release of hazardous substances occurs on or from Euramax's properties or any offsite disposal location used by Euramax, or if contamination from prior activities is discovered at any of Euramax's properties, Euramax may be held liable for cleanup costs, natural resource damages and associated transaction costs. The amount of such liability could be material. Euramax has been named a party potentially responsible for the costs of investigating and remediating nine waste disposal sites, pursuant to the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1990. In addition, Euramax is currently engaged in environmental remediation or has reason to believe that remediation may be required at three properties currently operated by the Company. See "Business -- Environmental, Health and Safety Matters."

DEPENDENCE ON KEY PERSONNEL

The Company is dependent on the continued services of its senior management team. Although the Company believes it could replace key employees in an orderly fashion should the need arise, the loss of such key personnel could have a material adverse effect on the Company. The Company does not maintain key-person insurance for any of its officers, employees or directors. See "Management -- Directors and Key Officers."

COMPETITION

The markets in which the Company competes are highly competitive. In the United States, competition comes largely from privately held companies that are generally much smaller than the Company. In Europe, competitors of the Company include three to four integrated companies in the specialty coil coating business. Other smaller companies compete with the Company in the building and construction, RV and transportation markets in Europe, both on a regional basis and some on a pan-European basis. There can be no assurance that the Company will be able to compete effectively in each of its markets in the future. See "Business -- Competition."

CONTROLLING SHAREHOLDERS

The Investor Group owns 79.2% of the outstanding ordinary shares of the Company and collectively controls the affairs and policies of the Company. Circumstances may occur in which the interests of the Investor Group, as shareholders of the Company, could be in conflict with the interests of the holders of the Notes. In addition, the Investor Group may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the Notes. See "Security Ownership."

LIMITATIONS ON CHANGE OF CONTROL

In the event of a Change of Control, the Issuers will be required to make an offer for cash to repurchase the Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the repurchase date. A Change of Control will result in an event of default under the Credit Agreement and may result in a default under other indebtedness of the Company that may be incurred in the future. The Credit Agreement will prohibit the purchase of outstanding Notes prior to repayment of the borrowings under the Credit Agreement and any exercise by the holders of the Notes of their right to require the Company to repurchase the Notes will cause an event of default under the Credit Agreement. Finally, there can be no assurance that the Company will have the financial resources necessary to repurchase the Notes upon a Change of Control. See "Description of the New Notes -- Covenants -- Change of Control."

RISK OF FRAUDULENT TRANSFER

Amerimax, as Guarantor, will guarantee the entire aggregate principal amount of the Notes. Amerimax has issued an intercompany note (the "Intercompany Note") to the Company representing that portion of the proceeds of the Initial Offering lent by the Company to Amerimax, approximately $80.2 million. Under applicable provisions of the U.S. Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance laws, if Amerimax, at the time it issued the Guarantee, (i) incurred such indebtedness with intent to hinder, delay or defraud creditors, or (ii)(a) received less than reasonably equivalent value or fair consideration for incurring such indebtedness and (b)(1) was insolvent at the time of incurrence, (2) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (3) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital to carry on its businesses, or
(4) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each case, a court of competent jurisdiction could void, in whole or in part, the Notes, or, in the alternative, subordinate the Guarantee to existing and future indebtedness of Amerimax. To the extent that the Guarantee and/or the Intercompany Note were determined to be a fraudulent conveyance or held unenforceable for any reason, the holders of the Notes would cease to have a claim, or would have a limited claim, in respect to Amerimax. In such event, the claims of the holders of the Notes would be subject to the prior payment of all liabilities of Amerimax. The measure of insolvency for purposes of the foregoing will vary depending upon the law applied in such case. Generally, however, Amerimax would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured.

Each of Euramax, Euramax U.K. and Euramax B.V. will be severally liable for the entire aggregate principal amount of the Notes. To the extent that insolvency, bankruptcy or fraudulent transfer laws, or their equivalents, in the jurisdictions of incorporation of Euramax, Euramax U.K. or Euramax B.V. have provisions similar to those described above and an administrator or a court of competent jurisdiction were to make a finding of insolvency or a similar holding, all or a portion of the claims with respect to that Issuer in respect of the Notes could be avoided or subordinated to other debts of such Issuer. In the event an administrator, a court, or other equivalent person were to avoid or subordinate the Notes, holders of the Notes would cease to have a claim in respect to such Issuer and would be solely creditors of the remaining Issuers and the Guarantor.

Management believes that, for purposes of all such insolvency, bankruptcy and fraudulent transfer or conveyance laws, the Notes and the Guarantee are being issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith and that the Issuers and the Guarantor, after the issuance of the Notes and the Guarantee and the application of the proceeds thereof, will be solvent, will have sufficient capital for carrying on their respective business and will be able to pay their respective debts as they mature. There can be no assurance, however, that a court passing on such questions would agree with management's view.

CERTAIN CONSIDERATIONS RELATING TO BOOK-ENTRY INTERESTS

Until and unless Definitive Registered Notes are issued in exchange for the Book-Entry Interests in the New Notes, owners of the Book-Entry Interests will not be considered owners or Holders of any New Notes. The Book-Entry Depositary, or its nominee, will be the sole holder of the Global Note representing the New Notes. After payment to the Book-Entry Depositary, the Issuers will have no responsibility or liability for the payment of interest, principal or other amounts to DTC or to owners of Book-Entry Interests. Accordingly, each person owning Book-Entry Interests must rely on the procedures of the Book-Entry Depositary and DTC, Euroclear and Cedel and, if such person is not a Participant in DTC, on the procedures of the Participant through which such person owns its interest, to exercise any rights and obligations of a holder under the Indenture. See "Description of the New Notes -- Book-Entry; Delivery and Form."

Payments of principal, interest and other amounts owing on or in respect of the Global Note will be made to the Book-Entry Depositary, which will in turn distribute payments to Cede & Co, as nominee of DTC, and, thereafter, payments will be made to Participants (and then by the Participants to Indirect Participants). None of the Issuers, the Trustee, the Book-Entry Depositary, any paying agent or any registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, such Book-Entry Interests or for maintaining, supervising or reviewing any records relating to such Book-Entry Interests.

Unlike holders of the New Notes themselves, owners of Book-Entry Interests will not have the direct rights to act upon solicitations by the Issuers for consents or requests by the Issuers for waivers or other actions from holders of the New Notes. Instead, an owner of Book-Entry Interests will be permitted to act only to the extent it has received appropriate proxies to do so from the Book Entry Depositary, DTC or, if applicable, from a Participant. There can be no assurance that procedures implemented for the granting of such proxies will be sufficient to enable owners of Book-Entry Interests to vote on any requested actions on a timely basis. Similarly, upon the occurrence of an Event of Default (as defined) under the Indenture, unless and until Definitive Registered Notes are issued, owners of Book-Entry Interests will be restricted to acting through DTC and the Book-Entry Depositary. There can be no assurance that the procedures to be implemented by DTC and the Book-Entry Depositary under such circumstances will be adequate to ensure the timely exercise of remedies under the New Notes. The Book-Entry Depositary, or its nominee, will be the only entity with the rights to bring a claim under Section 316(b) under the Trust Indenture Act for nonpayment of principal and interest; therefore, the holders of Book-Entry Interests must rely upon the procedures of the Book-Entry Depositary, unless and until Definitive Registered Notes are issued. See "Description of the New Notes -- Book-Entry; Delivery and Form."

CERTAIN UNITED STATES AND UNITED KINGDOM TAX CONSIDERATIONS

The Issuers will be subject to UK withholding tax requirements with respect to payments of interest on the New Notes, unless the New Notes have been listed on a stock exchange recognized by the UK Inland Revenue on or prior to the first interest payment date with respect thereto, in which case the Issuers will be exempt from such UK withholding tax requirements. Application has been made to list the Old Notes and New Notes on the Luxembourg Stock Exchange; however, there can be no assurance that the Issuers will meet the applicable listing requirements of the Luxembourg Stock Exchange or any other recognized stock exchange. Under the Indenture, any payments with respect to the New Notes made by the Issuers will be made without withholding or deduction for UK taxes unless required by law or the interpretation or administration thereof, in which case the Issuers will generally pay such additional amounts as may be necessary so that the amount received by the holders of the New Notes after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. Therefore, failure to list the New Notes on the Luxembourg Stock Exchange or any other stock exchange could result in additional amounts becoming payable by the Issuers. See "Description of the New Notes -- Additional Amounts" and "Certain Income Tax Considerations -- Certain UK Income Tax Considerations."

ABSENCE OF PUBLIC MARKET

The New Notes are a new issue of securities for which there is currently no active trading market. If any of such New Notes is traded after its initial issuance, it may trade at a discount from its initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and the financial condition, performance and prospects of the Company.

FAILURE TO EXCHANGE

The New Notes will be issued in exchange for Old Notes only after timely receipt by the Exchange Agent of such Old Notes or interests therein, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Old Notes or an interest therein desiring to tender such Old Notes or such interest therein in exchange for New Notes or an interest therein should allow sufficient time to ensure timely delivery. None of the Exchange Agent, the Special Luxembourg Exchange Agent and the Issuers are under any duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer -- Resales of the New Notes" and "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be materially adversely affected. See "The Exchange Offer."

                                  THE COMPANY

The Company is a corporation recently organized under the laws of England and Wales by the Investor Group, to acquire certain portions of the fabricated products operations of Alumax pursuant to the Acquisition. See "The Transactions." Euramax is a leading international downstream producer of aluminum and steel products with facilities in the U.S., the U.K., The Netherlands and France. Euramax's products include painted sheet and coil, siding, roofing, raincarrying systems, windows, doors and various fabricated trim parts and components. The Company's products are sold primarily to manufacturers of RV's and manufactured housing, rural building contractors, distributors and home centers. The Company sold approximately 139.2 and 160.7 million pounds of aluminum and steel, respectively, in 1995. Euramax's businesses, many of which have been operating for over 20 years, have developed through internal growth and acquisition into companies with substantial market shares and broad geographic coverage and manufacturing capabilities. Unless otherwise stated in this Prospectus or unless the context otherwise requires, references to "Euramax" or the "Company" are to Euramax International plc, its subsidiaries and their predecessors, after giving effect to the Transactions. The Company's principal business office and headquarters is located at 11 Brook Business Centre, Cowley Mill Road, Uxbridge, Middlesex, England, telephone number is 44 1895 257 882 and it has executive offices located at The Midori Building, Suite 550, 5335 Triangle Parkway, Norcross, Georgia, telephone number is 1 (770) 449-7066.

                                THE TRANSACTIONS

THE ACQUISITION

Pursuant to the Acquisition, the Company purchased through its wholly-owned subsidiaries, (i) all of the issued and outstanding capital stock of Amerimax Fabricated Products, Inc. ("AFP") and its wholly-owned subsidiaries, Amerimax Specialty Products, Inc., Amerimax Building Products, Inc., Amerimax Coated Products, Inc., Johnson Door Products, Inc., and Amerimax Home Products, Inc. (Amerimax Specialty Products, Inc., Amerimax Building Products, Inc., Amerimax Coated Products, Inc., Johnson Door Products, Inc., and Amerimax Home Products, Inc., collectively the "US Operating Companies"); (ii) all of the issued and outstanding capital stock of Euramax Holdings Limited ("Holdings U.K.") and its wholly-owned subsidiaries, Ellbee Limited and Euramax Coated Products Limited (Ellbee Limited and Euramax Coated Products Limited, collectively the "UK Operating Companies"); (iii) all of the issued and outstanding capital stock of Euramax Europe B.V. ("Europe B.V.") and its wholly-owned subsidiary, Euramax Coated Products B.V.; and (iv) all of the issued and outstanding capital stock of Euramax Industries S.A. and its wholly owned subsidiary, Euramax Coated Products S.A. (Euramax Coated Products B.V. together with the UK Operating Companies, Euramax Coated Products S.A. and Euramax Industries, S.A., collectively the "European Operating Companies"). The purchase price was approximately $253.7 million, which includes estimated acquisition expenses of approximately $3.9 million and is adjusted to give effect to certain items including cash acquired and working capital. The purchase price is subject to further adjustment upon determination of the final working capital, as defined in the Acquisition Agreement.

The Acquisition Agreement contains other provisions customary for transactions of this size and type, including representations and warranties with respect to the condition and operations of the business, covenants with respect to the conduct of the business prior to the consummation of the Acquisition and various closing conditions, including the continued accuracy of representations and warranties and the receipt of all material consents and approvals.

In order to finance the Acquisition, including the payment of related fees and expenses: (a) the Investor Group, certain members of management of the Company (the "Management Investors") and an affiliate of Banque Paribas contributed an aggregate of $35.0 million to the Company (the "Equity Contribution") in exchange for ordinary shares and preference shares issued by the Company; (b) the Issuers consummated the Initial Offering; and (c) the Company and all of its subsidiaries, other than Euramax S.A. (as defined) and its subsidiaries, and Banque Paribas, as Agent ("Paribas"), entered into a credit agreement (the "Credit Agreement") providing for borrowings of up to $125.0 million (of which $100.0 million was borrowed on the Closing Date). The Acquisition and the related financing transactions described above are referred to herein collectively as the "Transactions."

ORGANIZATIONAL STRUCTURE

Euramax is the parent holding company of four first tier holding companies:
Amerimax, Euramax U.K., Euramax B.V. and Euramax European Holdings, S.A. ("Euramax S.A."). The operations of Euramax are conducted through various indirect operating subsidiaries of Amerimax, Euramax U.K., Euramax B.V. and Euramax S.A. The Issuers of the Notes are Euramax, Euramax U.K. and Euramax B.V. who are jointly and severally liable for all payments thereon. The New Notes constitute senior subordinated obligations of the Issuers and, pursuant to the Guarantee, are guaranteed on a senior subordinated basis by Amerimax. Neither Euramax S.A. nor any of its subsidiaries will be an obligor under the Notes or any of the indebtedness under the Credit Agreement. The indebtedness under the Credit Agreement was incurred by the Borrowers (as defined) which include the second tier holding companies in the U.S., the U.K. and The Netherlands. The Issuers and the Guarantor have each guaranteed some or all of the indebtedness incurred under the Credit Agreement. The Company and its subsidiaries (other than Euramax S.A. and its subsidiaries), subject to certain exceptions, have guaranteed and pledge their respective assets to secure indebtedness under the Credit Agreement. The New Notes and the Guarantee will be subordinated to all Senior Debt, including all obligations under the Credit Agreement. Each of the Company's subsidiaries are wholly-owned. See "Description of Credit Agreement -- General."

SOURCES AND USES OF FUNDS

Concurrently with the Initial Offering, the Loan Parties (as defined) incurred the obligations under the Credit Agreement, and the Investor Group, the Management Investors and an affiliate of Paribas made the Equity Contribution. Proceeds from the Initial Offering, the Equity Contribution and the borrowings under the Credit Agreement were used to fund the purchase price of the Acquisition, pay fees and expenses, and finance the on-going working capital needs of the Loan Parties and their respective subsidiaries.

CREDIT AGREEMENT. The Credit Agreement provides for $40.0 million in term loans (the "Term Loans") and a revolving credit facility of $85.0 million (the "Revolving Credit Facility"), a portion of which will be available for letters of credit and swing loans. On the Closing Date, the Borrowers borrowed approximately $100.0 million under the Credit Agreement, consisting of $40.0 million under the Term Loans and $60.0 million under the Revolving Credit Facility. The undrawn amount of $25.0 million under the Revolving Credit Facility was available (subject to borrowing base limitations) for working capital and general corporate purposes. As of the Closing Date, this amount was fully available. The Company, each other Loan Party, each direct and indirect U.S. subsidiary of the Company and, to the extent permitted by applicable law, all other non-U.S. direct or indirect subsidiaries of the Company (other than Euramax S.A. and its subsidiaries) have guaranteed the obligations of the Loan Parties (other than, in the case of Euramax B.V., Euramax U.K. and their respective subsidiaries, revolving credit obligations of AFP and certain other limited obligations) under the Credit Agreement. See "Description of Credit Agreement."

EQUITY CONTRIBUTION. The Equity Contribution was comprised of: (a) a contribution of approximately $30.6 million from the Investor Group consisting of (i) $29.808 million for 29,808,000 shares of the Company's 14% redeemable cumulative preference shares (the "Preference Shares") and (ii) $792,000 for 792,000 shares of the Company's ordinary shares (the "Ordinary Shares"); (b) a contribution of approximately $1.0 million from the Management Investors consisting of (i) $880,000 for 880,000 Preference Shares and (ii) $120,000 for 120,000 Ordinary Shares; and (c) a contribution of approximately $3.4 million from an affiliate of Paribas consisting of (i) $3.312 million for 3,312,000 Preference Shares and (ii) $88,000 for 88,000 Ordinary Shares. As of the consummation of the Acquisition, (i) the Investor Group owns approximately 79.2% of the issued and outstanding Ordinary Shares, (ii) the Management Investors own approximately 12.0% of the issued and outstanding Ordinary Shares, and (iii) the affiliate of Paribas owns approximately 8.8% of the issued and outstanding Ordinary Shares. Dividends on the Preference Shares shall accrue at a rate of 14% per annum and shall accumulate and compound on a quarterly basis, with certain exceptions, until its redemption or cancellation. The Preference Shares are subject to mandatory redemption on December 31, 2007. See "Description of Preference Shares."

The sources and uses of funds in connection with the Transactions are set forth below (dollars in millions):

SOURCES OF FUNDS:
  Borrowings under the Credit Agreement:
    Term Loans......................................................  $    40.0
    Revolving Credit Facility (1)...................................       60.0
  Proceeds from sale of the Old Notes...............................      135.0
  Proceeds from sale of Preference Shares...........................       34.0
  Proceeds from sale of Ordinary Shares.............................        1.0
                                                                      ---------
      Total sources.................................................  $   270.0
                                                                      ---------
                                                                      ---------
USES OF FUNDS:
  Purchase price (2)................................................  $   253.7
  Deferred fees and expenses........................................        9.9
  Working Capital...................................................        6.4
                                                                      ---------
      Total uses....................................................  $   270.0
                                                                      ---------
                                                                      ---------

------------------------
(1) The Credit Agreement provides for (i) a Revolving Credit Facility of $85.0 million and (ii) Term Loans of $40.0 million. On an as adjusted basis, as of the Closing Date, the Company had approximately
    $25.0 million of additional availability under the Revolving Credit Facility subject to borrowing base eligibility. As of the Closing Date, all of this amount was available.

(2) Includes estimated acquisition expenses of approximately $3.9 million and adjustments for certain items including cash acquired and working capital. The purchase price is subject to further adjustment upon determination of the final working capital, as defined in the Acquisition Agreement.

                                USE OF PROCEEDS

This Exchange Offer is intended to satisfy certain of the Issuers and the Guarantor's obligations under the Registration Rights Agreement. The Issuers will not receive any cash proceeds form the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, the Issuers will receive in exchange an equal number of Old Notes, the form and terms of which are the same as the form and terms of the New Notes, except as otherwise described herein under "The Exchange Offer -- Terms of the Exchange Offer." The Old Notes surrendered in exchange for New Notes will be retired and cancelled and cannot be reissued.

The gross proceeds from the Initial Offering, together with the initial borrowings under the Credit Agreement and the Equity Contribution, were used to finance the purchase price paid in the Acquisition and to pay certain fees and expenses related thereto. See "The Transactions."

                                 CAPITALIZATION

The following table sets forth the combined capitalization of the Company as of September 25, 1996 as reported in the unaudited condensed combined financial statements. The information in this table should be read in conjunction with "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                                                              --------------
                                                              SEPTEMBER 25,
                                                                   1996
DOLLARS IN THOUSANDS
Debt (including current maturities):
  Credit Agreement (1):
    Revolving Credit Facility                                    $    60,000
    Term Loans                                                        40,000
  The Notes                                                          135,000
                                                              --------------
      Total debt                                                     235,000
Redeemable preference shares                                          34,000
Ordinary shares                                                        1,000
                                                              --------------
Total capitalization                                             $   270,000
                                                              --------------
                                                              --------------

------------------------
(1) The Credit Agreement provides for (i) a Revolving Credit Facility of $85.0 million and (ii) Term Loans of $40.0 million. As of September 25, 1996, the Company had approximately $25.0 million of additional availability under the Revolving Credit Facility subject to borrowing base eligibility. As of September 25, 1996, these funds were fully available.

Other than as described in this Prospectus, there has been no material change in the capitalization of the Issuers since September 25, 1996.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

Set forth below are selected historical and pro forma financial data of the Company as of the dates and for the periods presented. For purposes of this presentation, all historical financial data represents such data for the Company when it was a division of Alumax. The selected historical financial data as of and for each of the three years in the period ended December 31, 1995 were derived from the audited Combined Financial Statements of the Company. The selected historical financial data as of and for each of the two years in the period ended December 31, 1992 and as of and for each of the nine month periods ended September 29, 1995 and September 25, 1996 were derived from the unaudited Combined Financial Statements of the Company for such periods which, in the opinion of management of the Company, reflect all adjustments necessary to present fairly the combined financial position and results of operations of the unaudited periods. The information contained in this table should be read in conjunction with "Pro Forma Condensed Combined Financial Data (Unaudited)," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Combined Financial Statements and accompanying notes thereto included elsewhere in this Prospectus.

                        ------------------------------------------------------------------------------------------------
                                                                                                 NINE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                        ----------------------------
                        ------------------------------------------------------------------
                                                                                PRO FORMA   SEPTEMBER 29,  SEPTEMBER 25,
                          1991       1992       1993       1994       1995       1995(1)        1995           1996
                        ---------  ---------  ---------  ---------  ---------  -----------  -------------  -------------
DOLLARS IN THOUSANDS
STATEMENT OF EARNINGS
 DATA:
Net sales               $ 361,242  $ 392,781  $ 385,487  $ 446,572  $ 483,462   $ 483,462     $ 372,524      $ 363,308
Costs and expenses:
  Cost of goods sold      291,618    317,691    316,841    366,717    399,989     399,989       311,147        299,477
  Selling and general      35,367     34,430     35,336     42,424     41,351      41,122        30,686         33,994
  Depreciation and
   amortization             7,157      8,088      7,645      7,672      7,980       9,692         6,141          6,995
                        ---------  ---------  ---------  ---------  ---------  -----------  -------------  -------------
                          334,142    360,209    359,822    416,813    449,320     450,803       347,974        340,466
                        ---------  ---------  ---------  ---------  ---------  -----------  -------------  -------------
    Earnings from
     operations            27,100     32,572     25,665     29,759     34,142      32,659        24,550         22,842

Interest expense           (4,701)    (1,689)    (1,950)    (1,155)    (4,089)    (24,702)       (2,254)          (930)
Interest income             1,208      1,311        800        900      1,100       1,100         1,257            308
Other income (expense)        (48)      (139)      (348)      (285)       (96)        (96)          (35)          (298)
                        ---------  ---------  ---------  ---------  ---------  -----------  -------------  -------------
    Earnings before
     income taxes          23,559     32,055     24,167     29,219     31,057       8,961        23,518         21,922

Provision for income
 taxes                      9,811     15,135      8,708     12,038     11,399       3,224         8,640          8,342
                        ---------  ---------  ---------  ---------  ---------  -----------  -------------  -------------
Net earnings            $  13,748  $  16,920  $  15,459  $  17,181  $  19,658   $   5,737     $  14,878      $  13,580
                        ---------  ---------  ---------  ---------  ---------  -----------  -------------  -------------
                        ---------  ---------  ---------  ---------  ---------  -----------  -------------  -------------
OTHER DATA:
  Capital expenditures  $   9,104  $   8,879  $   7,700  $   9,595  $  17,429   $  17,429     $  16,848      $  11,518
  Ratio of earnings to
   fixed
   charges (2)               5.04x     12.45x      8.76x     13.04x      6.83x       1.47x         8.37x         12.63x
BALANCE SHEET DATA
 (END OF PERIOD):
  Working capital       $  72,294  $  79,611  $ 102,707  $ 126,659  $ 127,380                 $ 146,168      $ 120,940
  Total assets            242,669    170,372    196,541    236,771    236,649                   266,401        335,765
  Total long-term
   debt, including
   current maturities          --         --         --         --         --                        --        235,000
  Redeemable
   preference shares           --         --         --         --         --                        --         34,000
  Total ordinary
   shareholders'
   equity                 146,819    105,976    110,523    133,786    151,461                   154,819          1,000

                          PRO FORMA
                        SEPTEMBER 25,
                           1996(1)
                        -------------
DOLLARS IN THOUSANDS
STATEMENT OF EARNINGS
 DATA:
Net sales                 $ 363,308
Costs and expenses:
  Cost of goods sold        299,477
  Selling and general        33,921
  Depreciation and
   amortization               8,279
                        -------------
                            341,677
                        -------------
    Earnings from
     operations              21,631
Interest expense            (18,528)
Interest income                 308
Other income (expense)         (298)
                        -------------
    Earnings before
     income taxes             3,113
Provision for income
 taxes                        1,383
                        -------------
Net earnings              $   1,730
                        -------------
                        -------------
OTHER DATA:
  Capital expenditures    $  11,518
  Ratio of earnings to
   fixed
   charges (2)                 1.16x
BALANCE SHEET DATA
 (END OF PERIOD):
  Working capital
  Total assets
  Total long-term
   debt, including
   current maturities
  Redeemable
   preference shares
  Total ordinary
   shareholders'
   equity

------------------------------
(1) Gives pro forma effect to the Transactions as if they had occurred on January 1, 1995. See "Pro Forma Condensed Combined Financial Data (Unaudited)." The pro forma adjustments give effect to purchase accounting, the financing of the Transactions and the related income tax effects.
(2) Earnings used in computing the ratio of earnings to fixed charges consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and the estimated interest component of rent expense.

                  PRO FORMA CONDENSED COMBINED FINANCIAL DATA
                                  (UNAUDITED)

The following unaudited Pro Forma Condensed Combined Financial Data are based on the Combined Financial Statements of the Company included elsewhere in this Prospectus, adjusted to give effect to the Transactions.

The unaudited Pro Forma Condensed Combined Statements of Earnings are derived from the Combined Statements of Earnings for the nine months ended September 25, 1996 and the year ended December 31, 1995 of the acquired business, Fabricated Products, included elsewhere in this Prospectus, and assume that the Transactions were consummated as of January 1, 1995. The unaudited Pro Forma Condensed Combined Statements of Earnings do not include a separate column for the acquiring entity, Euramax International plc, as such entity was formed to effect the acquisition and had no operations, income or expenses for either of the pro forma periods presented.

The unaudited Pro Forma Condensed Combined Financial Data do not purport to be indicative of the results that would actually have been obtained if the Transactions had occurred on the date indicated or of the results that may be obtained in the future. The unaudited Pro Forma Condensed Combined Financial Data are presented for comparative purposes only. The pro forma adjustments, as described in the accompanying data, are based on available information and certain assumptions that management believes are reasonable.

The unaudited pro forma information with respect to the Acquisition is based on the historical Combined Financial Statements of the Company. The Acquisition was accounted for under the purchase method of accounting. The initial purchase price for the Acquisition, including the related fees and expenses, has been allocated to the assets and liabilities of the Company based upon management's preliminary estimates of their fair value, with the remainder allocated to goodwill. Such initial purchase price is subject to adjustment based upon the completion of an audit to determine the change in the Company's working capital (as defined) from December 31, 1995 through September 25, 1996. Management has estimated such change in connection with the preparation of the Consolidated Balance Sheet as of September 25, 1996, included elsewhere in this Prospectus, and does not expect further adjustments to the purchase price to be significant. Additionally, the allocation of purchase price for the acquisition is subject to revision when additional information concerning asset and liability valuation becomes available. Such additional information will include the finalized results of property appraisals and certain lease analyses. The pro forma adjustments include adjustments to interest expense related to the financing, changes in depreciation of property, plant and equipment and amortization of goodwill relating to the allocation of the purchase price, and the related income tax effects.

               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

                                  (UNAUDITED)

                                                                ---------------------------------------------------
                                                                           YEAR ENDED DECEMBER 31, 1995
                                                                ---------------------------------------------------
                                                                                     PRO FORMA
                                                                 HISTORICAL         ADJUSTMENTS         PRO FORMA
                                                                -------------     ---------------     -------------
DOLLARS IN THOUSANDS

Net sales                                                       $     483,462     $         --        $     483,462
                                                                -------------     ---------------     -------------
Costs and expenses:
  Cost of goods sold                                                  399,989                               399,989
  Selling and general                                                  41,351             (229)(a)           41,122
  Depreciation and amortization                                         7,980            1,712(b)             9,692
                                                                -------------     ---------------     -------------
                                                                      449,320            1,483              450,803
                                                                -------------     ---------------     -------------
    Earnings from operations                                           34,142           (1,483)              32,659

Interest expense                                                       (4,089)         (20,613)(c)          (24,702)
Interest income                                                         1,100               --                1,100
Other income (expense)                                                    (96)              --                  (96)
                                                                -------------     ---------------     -------------
    Earnings before income taxes                                       31,057          (22,096)               8,961

Provision for income taxes                                             11,399           (8,175)(d)            3,224
                                                                -------------     ---------------     -------------

Net earnings                                                           19,658          (13,921)               5,737

Cumulative dividends on redeemable preference shares                       --           (5,016)(e)            5,016
                                                                -------------     ---------------     -------------

Net earnings available to ordinary shareholders                 $      19,658     $    (18,937)       $         721
                                                                -------------     ---------------     -------------
                                                                -------------     ---------------     -------------

       See Notes to Pro Forma Condensed Combined Statements of Earnings.

               PRO FORMA CONDENSED COMBINED STATEMENT OF EARNINGS

                                  (UNAUDITED)

                                                                ---------------------------------------------------
                                                                       NINE MONTHS ENDED SEPTEMBER 25, 1996
                                                                ---------------------------------------------------
                                                                                     PRO FORMA
                                                                 HISTORICAL         ADJUSTMENTS         PRO FORMA
                                                                -------------     ---------------     -------------
DOLLARS IN THOUSANDS

Net sales                                                       $     363,308     $         --        $     363,308
                                                                -------------     ---------------     -------------
Costs and expenses:
  Cost of goods sold                                                  299,477                               299,477
  Selling and general                                                  33,994              (73)(a)           33,921
  Depreciation and amortization                                         6,995            1,284(b)             8,279
                                                                -------------     ---------------     -------------
                                                                      340,466            1,211              341,677
                                                                -------------     ---------------     -------------
    Earnings from operations                                           22,842           (1,211)              21,631

Interest expense                                                         (930)         (17,598)(c)          (18,528)
Interest income                                                           308               --                  308
Other income (expense), net                                              (298)              --                 (298)
                                                                -------------     ---------------     -------------

    Earnings before income taxes                                       21,922          (18,809)               3,113

Provision for income taxes                                              8,342           (6,959)(d)            1,383
                                                                -------------     ---------------     -------------
Net earnings                                                           13,580          (11,850)               1,730

Cumulative dividends on redeemable preference shares                       --           (3,696)(e)            3,696
                                                                -------------     ---------------     -------------

Net earnings available to ordinary shareholders                 $      13,580     $    (15,546)       $      (1,966)
                                                                -------------     ---------------     -------------
                                                                -------------     ---------------     -------------

       See Notes to Pro Forma Condensed Combined Statements of Earnings.

          NOTES TO PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
                             (DOLLARS IN THOUSANDS)

The Pro Forma Condensed Combined Statements of Earnings (Unaudited) reflect the Transactions as if they had occurred on January 1, 1995, as follows:

(a) The adjustment reflects the elimination of various non-recurring fees and costs associated with the Acquisition.

(b) The adjustment includes the following:

                                                                                 ---------------------------
                                                                                                NINE MONTHS
                                                                                  YEAR ENDED       ENDED
                                                                                 DECEMBER 31,  SEPTEMBER 25,
                                                                                     1995          1996
                                                                                 ------------  -------------
Increase in depreciation expense                                                         $637           $478
Goodwill amortization                                                                   1,075            806
                                                                                 ------------  -------------
                                                                                       $1,712         $1,284
                                                                                 ------------  -------------
                                                                                 ------------  -------------

    The Company used the purchase method of accounting for the Acquisition. The initial purchase price for the Acquisition, including the related fees and expenses, has been allocated to the assets and liabilities of the Company based upon management's preliminary estimates of their fair value, with the remainder allocated to goodwill in the amount of $32,259. The adjustment includes amortization of the goodwill over 30 years.

(c) Net increase in interest expense resulting from the pro forma capitalization of the Company, as follows:

                                                                 -----------------------------
                                                                                  NINE MONTHS
                                                                  YEAR ENDED         ENDED
                                                                 DECEMBER 31,    SEPTEMBER 25,
                                                                     1995            1996
                                                                 -------------   -------------
Credit Agreement:
  Revolving Credit Facility at 7.988%                                   $4,793          $3,595
  Tranche B term loan -- $20,000 at 7.762%                               1,763           1,322
  Other term loans                                                       1,342           1,007
  Commitment fee on unused revolving credit                                125              94
The Notes                                                               15,187          11,390
                                                                 -------------   -------------
Cash interest expense                                                   23,210          17,408
Amortization of deferred financing costs:
  Credit Agreement -- $4,990 over 5 years                                  998             749
  The Notes -- $4,940 over 10 years                                        494             371
                                                                 -------------   -------------
Pro forma interest expense                                              24,702          18,528
Elimination of historical interest expense                             (4,089)           (930)
                                                                 -------------   -------------
                                                                       $20,613         $17,598
                                                                 -------------   -------------
                                                                 -------------   -------------

    Interest rates used for the Credit Agreement loans are based upon the actual LIBOR borrowing rate (plus the applicable margin) as of September 25, 1996. See "Credit Agreement."

    If interest rates increased by 0.25%, total interest expense would increase by $250 for the year ended December 31, 1995, and $187 for the nine months ended September 25, 1996.

    Interest rates used for the Notes were based on the stated rate of 11.25%, as adjusted for the effects of currency swaps on $75.0 million of the principal amount of the Notes.

(d) Net decrease in provision for income taxes as a result of all above items at an assumed tax rate of 37%.

(e) Redeemable preference shares pay a cumulative dividend of 14% per annum compounded quarterly.

                               THE EXCHANGE OFFER

ALL REFERENCES TO THE OLD NOTES AND THE NEW NOTES UNDER THIS HEADING SHALL INCLUDE REFERENCES TO THE RESPECTIVE BOOK-ENTRY INTERESTS IN SUCH NOTES AND OTHER BENEFICIAL INTERESTS THEREIN.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

The Old Notes were sold by the Issuers on September 25, 1996 (the "Issue Date"), to the Initial Purchasers. The Initial Purchasers subsequently sold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to qualified buyers in reliance on Regulation S under the Securities Act. As a condition to the purchase of the Old Notes by the Initial Purchasers, the Issuers, the Guarantor and the Initial Purchasers entered into the Registration Rights Agreement on September 25, 1996. Pursuant to the Registration Rights Agreement, the Issuers and the Guarantor agreed to use their reasonable best efforts to consummate the Exchange Offer within 150 days after the Issue Date. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and the description of the terms of the Registration Rights Agreement are qualified in their entirety by reference thereto. The Registration Statement is intended to satisfy the Issuers and the Guarantor obligations with respect to the Old Notes under the Registration Rights Agreement. So long as the Old Notes and New Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall require, notice of the Exchange Offer will be published in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBOURG WORT).

As a result of the consummation of the Exchange Offer, payment of certain additional interest provided for in the Registration Rights Agreement will not occur. Following the consummation of the Exchange Offer, with certain limited exceptions, holders of New Notes will not have any further registration rights and the Old Notes will continue to be subject to certain restrictions on transfer. See "-- Termination of Certain Rights." Accordingly, the liquidity of the market for the Old Notes could be adversely affected. See "Risk Factors -- Failure to Exchange."

TERMS OF THE EXCHANGE OFFER

The Issuers intend the following terms to provide for the conduct of the Exchange Offer in accordance with the provisions of the Indenture, the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Issuers will accept any and all Old Notes validly tendered and not withdrawn prior to the Expiration Date. The Issuers will issue $1,000 principal amount (or fraction thereof) of New Notes in exchange for each $1,000 principal amount (or fraction thereof) of Old Notes or interests therein accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer.

The form and terms of the New Notes are the same as the form and terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and (ii) holders of New Notes will not be entitled to certain rights of holders of Old Notes under the Registration Rights Agreement, which rights will terminate with respect to Old Notes eligible for tender in the Exchange Offer upon consummation of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Old Notes, such that both New Notes and Old Notes will be treated as a single class of debt securities under the Indenture.

As of the date of this Prospectus, $135,000,000 principal amount of Old Notes was outstanding. There will be no fixed record date for determining holders of the Old Notes entitled to participate in the Exchange Offer.

The Issuers shall be deemed to have accepted validly tendered Old Notes when, as and if the Issuers have given oral or written notice thereof (oral notice being promptly confirmed in writing) to the Exchange Agent. The Exchange Agent will act as agent for the tending holders of the Old Notes for the purposes of receiving the New Notes from the Issuers.

Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Issuers will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

The term "Expiration Date" shall mean 5:00 p.m., New York City time, on March 10, 1997, unless the Issuers, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

In order to extend the Exchange Offer, the Issuers will notify the Exchange Agent of any extension by oral or written notice (oral notice being promptly confirmed in writing) and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

The Issuers reserve the right, in their sole discretion, (i) to delay accepting any Old Notes, (ii) to extend the Expiration Date, (iii) if any of the conditions set forth below under "-- Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer or (iv) to amend the terms of the Exchange Offer in any manner, by giving oral or written notice (oral notice being promptly confirmed in writing) of such delay, extension, termination or amendment to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Issuers to constitute a material change, the Issuers will promptly disclose such amendments by means of a prospectus supplement that will be distributed to DTC, and the Issuers will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

Without limiting the manner in which the Issuers may choose to make a public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Issuers shall not have an obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency, provided that (so long as the Old Notes and New Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require) the issuers shall publish such notice of extension in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBOURG WORT).

PROCEDURES FOR TENDERING

The Old Notes were issued as Global Notes in bearer form without interest coupons. Concurrently with the issuance thereof, the Global Notes were deposited with The Chase Manhattan Bank, as Book-Entry Depositary, which issued a Depositary Interest in each Global Note representing a 100% interest therein to DTC. Book-Entry Interests representing beneficial interests in the Global Notes held by or through participants in DTC through the Depositary Interests are shown on, and transfers thereof are effected only through, records maintained in book-entry form by DTC with respect to Participants.

Each holder of Book-Entry Interests wishing to accept the Exchange Offer must transmit to the Exchange Agent a computer-generated message (a "Participant Message") by means of DTC's Automated Tender Offer Program ("ATOP"), in which such holder acknowledges and agrees to be bound by the terms of the Letter of Transmittal. Holders of Book-Entry Interests in the Old Notes who wish to tender but cannot deliver such Book-Entry Interests via DTC's ATOP system prior to the Expiration Date must satisfy the provisions set forth under "The Exchange Offer -- Guaranteed Delivery Procedures." The Participant Message transmitted via ATOP forms a part of the Book-Entry Confirmation (as defined). In addition, on or prior to the Expiration Date or pursuant to the guaranteed delivery procedures set forth herein, each holder of Book-Entry Interests must deliver such Book-Entry Interests by book-entry transfer, evidenced by a timely confirmation of such book-entry (a "Book-Entry Confirmation"), into the account at DTC established by the Exchange Agent for such purpose and in accordance with DTC's procedures for such transfer.

The tender by a holder (not withdrawn prior to the Expiration Date) will continue an agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

DELIVERY OF BOOK-ENTRY INTERESTS MUST BE EFFECTED BY BOOK-ENTRY TRANSFER AS DESCRIBED UNDER "-- BOOK-ENTRY TRANSFER." THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO

LETTER OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

Any beneficial owner of Book-Entry Interests whose Book-Entry Interests are recorded in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Book-Entry Interests in the Exchange Offer should contact such record holder promptly and instruct such holder to tender on such beneficial owner's behalf.

If the holder elects to sign a Letter of Transmittal or a notice of withdrawal, signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, relating to Book-Entry Interests must be guaranteed by an Eligible Institution (as defined) unless such Book-Entry Interests are tendered for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution").

If the Letter of Transmittal is signed by a person other than in the name in which such Book-Entry Interests are registered on a security position listing maintained by DTC, then such Book-Entry Interests must be accompanied by a properly completed bond power, signed exactly as the name of such holder appears on a security position listing maintained by DTC. If the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of corporation or another acting in a fiduciary or representative capacity, such person should so indicate when signing, and evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Issuers in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Issuers's acceptance of which would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Issuers's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of the Old Notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of the Old Notes, none of the Issuers, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived.

While the Issuers have no present plan to acquire any Old Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any Old Notes that are not tendered pursuant to the Exchange Offer, the Issuers reserve the right in their sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, or as set forth below under "-- Conditions to the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

By agreeing to be bound by the Letter of Transmittal and transmitting the Book-Entry Interests in the Old Notes via DTC's ATOP system (the Book-Entry Confirmation for which includes a Participant Message), each holder who tenders Book-Entry Interests will represent to the Issuers that, among other things, (i) the New Notes to be acquired by the holder and any beneficial owner(s) of such Old Notes ("Beneficial Owner(s)") in connection with the Exchange Offer are being acquired by the holder and Beneficial Owner(s) in the ordinary course of business of the holder and any Beneficial Owner(s), (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the holder and each Beneficial Owner acknowledge and agree that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) the holder and each Beneficial Owner understands that a secondary resale transaction described in clause (iii) above and any resales of New Notes obtained by such holder in exchange for Old Notes originally acquired by such holder directly from the Issuers should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Registration S-K of the Commission and (v) neither the holder nor any Beneficial Owner(s) is an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuers or the Guarantor. If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such holder is required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes, however, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that is and "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF THE OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Issuers will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "-- Condition of the Exchange Offer." For purposes of the Exchange Offer, the Issuers shall be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Issuers have given oral or written notice thereof (oral notice being promptly confirmed in writing) to the Exchange Agent.

IN ALL CASES, ISSUANCE OF NEW NOTES FOR OLD NOTES THAT ARE ACCEPTED FOR EXCHANGE PURSUANT TO THE EXCHANGE OFFER WILL BE MADE ONLY AFTER TIMELY RECEIPT BY THE EXCHANGE AGENT OF A BOOK-ENTRY CONFIRMATION OF TRANSFER OF BOOK-ENTRY INTERESTS INTO THE EXCHANGE AGENT'S ACCOUNT AT DTC BY MEANS OF DTC'S ATOP SYSTEM.

RETURN OF OLD NOTES

If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if the Old Notes are withdrawn or are submitted for a greater principal amount than the holders desire to exchange, then such unaccepted, withdrawn or non-exchanged Old Notes will be returned without expense to the tendering holder thereof. Under such circumstances, Book-Entry Interests in the Old Notes will be credited to an account maintained with DTC pursuant to instructions from the holder thereof as promptly as practicable.

BOOK-ENTRY TRANSFER

The Exchange Agent has established an account with respect to the Old Notes and Book-Entry Interests therein at DTC for purposes of the Exchange Offer. All holders of Book-Entry Interests must tender such Book-Entry Interests via DTC's ATOP system into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer.

GUARANTEED DELIVERY PROCEDURES

Holders who wish to tender their Old Notes or Book-Entry Interests therein and who cannot deliver the Book-Entry Interests via DTC's ATOP system prior to the Expiration Date, may effect a tender if:

        (a) the tender is made through an Eligible Institution;

        (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder and the principal amount of Old Notes being tendered, stating that the tender is being made thereby and guaranteeing that, within five business days and after the Expiration Date, the Letter of Transmittal (or facsimile transmission thereof) or Participant's Message together with a Book-Entry Confirmation and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

        (c) such properly completed and executed Letter of Transmittal (or facsimile transmission thereof) or Participant's Message, as well as the Book-Entry Confirmation and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

Except as otherwise provided herein, tender of the Old Notes may be withdrawn any time prior to the Expiration Date.

To withdraw a tender of Old Notes in the Exchange Offer, the person having deposited the Old Notes or Book-Entry Interests therein to be withdrawn (the "Depositor") must transmit and the Exchange Agent must receive prior to the Expiration Date (i) the appropriate withdrawal instructions by means of DTC's ATOP system in compliance with DTC's procedures therefor or (ii) a written facsimile transmission notice of withdrawal that (a) specifies the name of the Depositor, (b) identifies the relevant beneficial interest in the Old Notes to be withdrawn (including the principal amount of Old Notes) and (c) is signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers in their sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

Notwithstanding any other term of the Exchange Offer, the Issuers shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

        (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers, or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of its subsidiaries; or

        (b) any change, or any development involving a prospective change, in the business or financial affairs of the Issuers or any of its subsidiaries has occurred which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers; or

        (c) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the reasonable judgment of the Issuers, might materially impair the ability of the Issuers to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Issuers; or

        (d) any governmental approval has not been obtained, which approval the Issuers shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

If the Issuers determine in their reasonable discretion that any of the conditions are not satisfied, the Issuers may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration Date, subject, however, to the rights of holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all validly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Issuers will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Issuers will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

TERMINATION OF CERTAIN RIGHTS

All rights under the Registration Rights Agreement (including registration rights) of holders of the Old Notes eligible to participate in this Exchange Offer will terminate upon consummation of the Exchange Offer except with respect to the Issuers' continuing obligations (i) to indemnify the holders (including any broker-dealers) and certain parties related to the holders against certain liabilities (including liabilities under the Securities Act), (ii) to provide, upon the request of any holder of a transfer-restricted Old Note, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Old Notes pursuant to Rule 144A, (iii) to use their reasonable best efforts to keep the Registration Statement effective to the extent necessary to ensure that it is available for resale of transfer-restricted New Notes by broker-dealers for a period of 180 days from the date on which the Registration Statement is declared effective and (iv) to provide copies of the latest version of the Prospectus to broker-dealers upon their request for a period of 180 days from the date on which the Registration Statement is declared effective.

EXCHANGE AGENT

The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

       BY REGISTERED OR CERTIFIED MAIL, BY OVERNIGHT COURIER OF BY HAND:

                            The Chase Manhattan Bank
                               450 W. 33rd Street
                         New York, New York 10001-2697
                     Attention: Corporate Trust Department

                                       or

                                 BY FACSIMILE:
                            The Chase Manhattan Bank
                     Attention: Corporate Trust Department
                     Facsimile Number: (212) 946-8158/8159

FEES AND EXPENSES

The expenses of soliciting exchanges of Old Notes for New Notes will be borne by the Issuers. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopy, telephone or in person by officers and regular employees of the Issuers and their affiliates.

The Issuers have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Issuers, however, will pay the Exchange Agent reasonable and customary fees for their services and will reimburse their reasonable out-of-pocket expenses in connection therewith.

The Issuers will pay all transfer taxes, if any, applicable to the exchange of the Old Notes pursuant to the Exchange Offer. If however, a transfer tax is imposed for any reason other than the exchange of the Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities within the meaning of Rule 144 of Securities Act. Accordingly, such Old Notes may be resold only (i) to the Issuers or any subsidiary thereof, (ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A, (iii) outside the United States to non-U.S. persons in an offshore transaction in compliance with Rule 904 under the Securities Act, (iv) pursuant to an exemption from registration in accordance with Rule 144 (if available), (v) to an institutional "accredited investor" that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of the Old Notes and, if such transfer is in respect of a principal amount of Old Notes at the time of transfer of less than $250,000, an opinion of counsel acceptable to the Issuers that such transfer is in compliance with the Securities Act and (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States and subject to certain requirements of the Trustee being met. The liquidity of the Old Notes could be adversely affected by the Exchange Offer. Following the consummation of the Exchange Offer, holders of the Old Notes will have no further registration rights under the Registration Rights Agreement except as described herein under "-- Termination of Certain Rights."

RESALES OF THE NEW NOTES

With respect to the New Notes, based upon an interpretation by the staff of the Commission set forth in certain no-action letters issued to third parties, the Issuers believe that a holder (other than (i) a broker-dealer who purchases such New Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities
Act) who exchanges the Old Notes for the New Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement with any person to participate, in the distribution of the New Notes, will be allowed to resell the New Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the New Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires the New Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the New Notes or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission enumerated in such no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Issuers have agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to broker-dealers for use in connection with any resale for a period of 180 days after the Expiration Date. See "Plan of Distribution."

ACCOUNTING TREATMENT

The New Notes will be recorded at the same carrying value as the Old Notes, which is the principal amount as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes is expected to be recognized. The expenses of the Exchange Offer will be capitalized for accounting purposes.

PROCEDURES FOR TENDERING DEFINITIVE REGISTERED NOTES

Subject to certain conditions, holders of Book-Entry Interests are entitled to receive in exchange therefor Old Notes in registered form (each, a "Definitive Registered Note") in equal principal amount; however, as of the date hereof, no Definitive Registered Notes were issued and outstanding. If a holder of Book-Entry Interests acquires Definitive Registered Notes prior to the Expiration Date, such holder may participate in the Exchange Offer, PROVIDED that such holder of Definitive Registered Notes follows all of the procedures set forth above, subject to the following modifications:

    (1) Tenders of Definitive Registered Notes will be accepted for exchange only in denominations of $1,000 principal amount and integral multiples thereof.

    (2) All of the procedures for use of DTC's ATOP system, including transmission of a Book-Entry Confirmation and Participant Message, will not be available to and shall not apply to holders of Definitive Registered Notes who wish to tender.

    (3) To tender, holders of Definitive Registered Notes must deliver the Definitive Registered Notes in proper form for transfer, including the proper endorsements and bond powers, to the Exchange Agent at the address provided above before the Expiration Date. THE METHOD OF DELIVERY OF DEFINITIVE REGISTERED NOTES TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY

INSURED AND SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO DEFINITIVE REGISTERED NOTES SHOULD BE SENT TO THE COMPANY.

    (4) Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, relating to definitive Registered Notes must be guaranteed by an Eligible Institution unless the Old Notes tendered or withdrawn pursuant thereto are tendered or withdrawn (i) by a registered holder who has signed the Letter of Transmittal, (ii) by a registered holder who has not completed the box entitled "Special Delivery Instruction" on the Letter of Transmittal, or (iii) for the account of an Eligible Institution.

    (5) If the accompanying Letter of Transmittal is signed by a person other than the registered holder of such Definitive Registered Notes, then such Definitive Registered Notes must by endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Definitive Registered Notes.

    (6) Any beneficial owner of Definitive Registered Notes whose Definitive Registered Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Definitive Registered Notes in the Exchange Offer should contact such registered holder promptly and instruct such holder to tender on such beneficial owner's behalf. If any such beneficial owner of Definitive Registered Notes wishes to tender such Definitive Registered Notes on behalf of such registered owner, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Definitive Registered Notes, either, make appropriate arrangements to register ownership of such Definitive Registered Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder thereof. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the "Selected Historical Financial Data" and the Combined Financial Statements of the Company and the accompanying notes thereto included elsewhere in this Prospectus.

GENERAL

The Company is a leading international downstream producer of aluminum and steel products with facilities in the U.S., the U.K., The Netherlands and France. Euramax's products are produced primarily from light gauge aluminum and steel coil and include painted sheet and coil, siding, roofing, raincarrying systems, windows, doors and various trim parts and components. The Company's products are sold primarily to manufacturers of RV's and manufactured housing, rural building contractors, distributors and home centers. See "Business." The Company has been recently formed by the Investor Group to acquire certain portions of Alumax's fabricated products operations pursuant to the Acquisition. See "The Transactions."

Approximately 65% of the Company's 1995 net sales were derived from sales of aluminum products. Unlike other raw materials used by the Company, the cost of aluminum is subject to a high degree of volatility caused by the relationship of world aluminum supply to world aluminum demand. Historically, prices at which the Company sells aluminum products tend to fluctuate with corresponding changes in the prices paid to suppliers for aluminum raw materials. Supplier price increases, of normal amount and frequency, can generally be passed to customers within two to four months. Accordingly, the Company's reported net sales of aluminum products may fluctuate with little or no change in the volume of aluminum shipments.

Historically, the Company has not engaged in hedging activities intended to manage risks relating to fluctuations in foreign currency exchange rates or movements in market prices of steel and aluminum raw materials. See Note 2 to the Condensed Combined Financial Statements included elsewhere herein for a description of currency and interest rate swaps entered into by the Company upon consummation of the Transactions.

See Note 1 to the Combined Financial Statements included elsewhere herein for a description of the basis of presentation of financial information and the Company's relationship with Alumax, its former parent. Alumax operated in a decentralized manner; therefore, many corporate functions were performed directly by the Company. However, Alumax provided the Company with certain administrative services, including but not limited to tax compliance, treasury services, human resource administration, legal services, and investor relations. The financial statements included elsewhere herein, and other financial information set forth herein, have been presented on a combined basis for periods prior to the Transactions, giving effect to, among other items, corporate expenses which anticipate requirements as a stand-alone company.

Net earnings for the year ended December 31, 1995 totaled $19.7 million as compared to net earnings of
$17.2 million and $15.5 million for the years ended December 31, 1994 and 1993, respectively. The 1995 results reflect favorable economic conditions in both the U.S. and Europe, coupled with strength in many markets for the Company's products. These economic and market conditions, the Company's emphasis on improving market share, and the sale or closure of facilities no longer considered economically viable have contributed to the significant improvement in profitability during the past three years.

RESULTS OF OPERATIONS

The following table sets forth the Company's Combined Statement of Earnings Data expressed as a percentage of net sales:

                                                      -----------------------------------------------------------------------
                                                                                                    NINE MONTHS ENDED,
                                                             YEAR ENDED DECEMBER 31,         --------------------------------
                                                      -------------------------------------   SEPTEMBER 29,    SEPTEMBER 25,
                                                         1993         1994         1995           1995             1996
                                                      -----------  -----------  -----------  ---------------  ---------------
COMBINED STATEMENT OF EARNINGS DATA:
Net sales                                                 100.0%       100.0%       100.0%         100.0%           100.0%
                                                          -----        -----        -----          -----            -----
Costs and expenses:
  Cost of goods sold                                       82.2         82.1         82.7           83.5             82.4
  Selling and general                                       9.1          9.5          8.5            8.2              9.4
  Depreciation and amortization                             2.0          1.7          1.7            1.6              1.9
                                                          -----        -----        -----          -----            -----
    Earnings from operations                                6.7          6.7          7.1            6.7              6.3
Interest expense, net                                       0.3          0.1          0.7            0.3              0.2
Other expense, net                                          0.1          0.1          0.0            0.0              0.1
                                                          -----        -----        -----          -----            -----
    Earnings before income taxes                            6.3          6.5          6.4            6.4              6.0
Provision for income taxes                                  2.3          2.7          2.3            2.3              2.3
                                                          -----        -----        -----          -----            -----
Net earnings                                                4.0%         3.8%         4.1%           4.1%             3.7%
                                                          -----        -----        -----          -----            -----
                                                          -----        -----        -----          -----            -----

NINE MONTH PERIOD ENDED SEPTEMBER 25, 1996 COMPARED TO THE NINE MONTH PERIOD ENDED SEPTEMBER 29, 1995

NET SALES. Net sales decreased 2.5% to $363.3 million for the nine month period ended September 25, 1996 from $372.5 million for the nine month period ended September 29, 1995. This decrease is primarily attributable to (i) a decrease in demand in Europe for RVs during the first four months of 1996 of approximately $8.7 million, (ii) a decrease in aluminum selling prices of approximately $4.6 million precipitated by lower raw material costs and (iii) a weakening of the Company's key foreign currencies totalling approximately $4.9 million (particularly the Dutch Guilder) compared to the U.S. Dollar, partially offset by (iv) an increase of approximately $9.8 million in net sales in the U.S. caused by higher levels of production in the manufactured housing market. For these reasons, net sales in the U.S. increased 1.7% to $225.5 million in the first nine months of 1996 from $221.8 million in the same period 1995. Net sales in Europe decreased 8.6% to $137.8 million in the first nine months of 1996 from $150.8 million in the same period 1995.

COST OF GOODS SOLD. Cost of goods sold as a percentage of net sales decreased from 83.5% for the nine month period ended September 29, 1995 to 82.4% for the nine month period ended September 25, 1996. This entire decrease is primarily attributable to lower average aluminum costs which declined more rapidly than corresponding reductions in selling prices. Management believes that the 1996 percentage margin is more representative of the Company's expected results than the 1995 percentage margin. The average cost of aluminum was 17.4% lower in the nine month period ended September 25, 1996, than in the nine month period ended September 25, 1995.

SELLING AND GENERAL. Selling and general expenses, as a percentage of net sales, increased to 9.4% in the nine month period ended September 25, 1996 from 8.2% for the nine month period ended September 29, 1995. This increase was primarily attributable to start-up costs incurred in connection with the Company's opening of a coil coating facility in Helena, Arkansas and a fiberglass lamination line in Bristol, Indiana.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased by 13.9% in the nine month period ended September 25, 1996 as compared to the nine month period ended September 29, 1995. This increase of $.9 million was due primarily to the Company's investment in a roll coating facility placed in service in the U.S. in 1996. See "Liquidity and Capital Resources."

EARNINGS FROM OPERATIONS. For reasons stated above, earnings from operations in the U.S. increased 35.5% to $9.6 million for the first nine months of 1996 from $7.1 million for the same period 1995. Earnings from operations in Europe decreased 24.1% to $13.3 million for the first nine months of 1996 from $17.5 million for the same period 1995.

INTEREST EXPENSE, NET. From time to time and for certain specific intercompany borrowings, interest was charged to the Company by Alumax. Interest expense, net of incidental interest and finance charge income, decreased 37.6% to approximately $622,000 from approximately $996,000 for the nine month periods ended September 25, 1996 and September 29, 1995, respectively.

OTHER EXPENSE, NET. Other expense was not significant for the nine month periods ended September 29, 1995 and September 25, 1996.

PROVISION FOR INCOME TAXES. The effective rate of the provision for income taxes for the nine month period ended September 25, 1996 increased to 38.0% from 36.7% for the nine month period ended September 29, 1995. The increase in the effective rate was primarily due to a higher proportion of earnings taxed in the U.S. for the nine month period ended September 25, 1996 compared to such earnings for the six month period ended September 29, 1995. Earnings in the U.S. are subjected to slightly higher income tax rates than in the European countries, and also are subject to state income taxes. See Note 4 to Combined Financial Statements for a description of income taxes.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

NET SALES. Net sales increased 8.3% to $483.5 million for the year ended December 31, 1995 from $446.6 million in 1994. The increase was attributable primarily to (i) an increase of approximately $41.3 million due to higher selling prices for aluminum products precipitated by a 36.6% increase in aluminum costs from 1994 to 1995, (ii) an increase in steel shipments of approximately $15.0 million to manufactured housing producers and (iii) a strengthening of the Company's key foreign currencies of approximately $14.9 million (particularly the Dutch Guilder) compared to the U.S. Dollar. These increases were partially offset by an approximate $20.0 million decline in aluminum sales volume and approximately $14.3 million of other individually insignificant occurrences. The Company's facilities in the U.S. and Europe both experienced sales growth as prices increased due to declining world-wide aluminum inventories brought on by an increase in demand. For these reasons, net sales in the U.S. increased 0.3% to $287.8 million for the year ended December 31, 1995 from $286.8 million for the year ended December 31, 1994. Net sales in Europe increased 22.4% to $195.7 million for the year ended December 31, 1995 from $159.8 million for the year ended December 31, 1994.

COST OF GOODS SOLD. Cost of goods sold, as a percentage of net sales, increased to 82.7% in 1995 from 82.1% in 1994. This increase was due to higher average aluminum costs which could not be immediately passed along to customers and increased steel usage due to higher volumes sold. The average cost of aluminum was approximately 36.6% higher in 1995 as compared to 1994. Aluminum costs included non-recurring charges of approximately $1.9 million paid to the parent company for the difference between intergroup transfer prices and prices paid locally. Other non-recurring costs in 1995 included $.9 million to outsource painting costs while upgrading painting facilities and approximately $.4 million in plant closing costs.

SELLING AND GENERAL. Selling and general expenses, as a percentage of net sales, decreased to 8.5% in 1995 from 9.5% in 1994. This decrease was due to (i) approximately $.7 million of nonrecurring expenses incurred in 1994 related to the closing of two facilities, (ii) a management information system conversion which resulted in certain duplicate operating and maintenance costs during 1994 of approxmately $.6 million, and (iii) an increase in sales largely driven by aluminum price increases.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization was 1.7% of net sales in both 1995 and 1994. However, the actual charge increased by approximately $300,000 due to depreciation expense related to a new coil coating facility in Lancaster, PA, and the expansion of a European facility to accommodate the relocation of a sheeting department.

EARNINGS FROM OPERATIONS. For reasons stated above, earnings from operations in the U.S. decreased 32.8% to $11.2 million for the year ended December 31, 1995 from $16.7 million for the year ended December 31, 1994. Earnings from operations in Europe increased 75.2% to $22.9 million for the year ended December 31, 1995 from $13.1 million for the year ended December 31, 1994.

INTEREST EXPENSE, NET. Interest expense, net of incidental interest and finance income, increased to $3.0 million in 1995 from approximately $300,000 in 1994. This increase was due to discretionary charges of interest on net working capital that were not charged in previous years by Alumax and its affiliates.

OTHER EXPENSE, NET. Other expense was not significant for the years ended December 31, 1995 and 1994.

PROVISION FOR INCOME TAXES. The effective rate for the provision for income taxes decreased from 41.2% in 1994 to 36.7% in 1995. This decrease was due to a decline in the earnings of the U.S. operations in 1995 compared to 1994 levels, partially offset by higher earnings attributable to the European operations. Earnings in the U.S. are subjected to slightly higher income tax rates than in the European countries, and are also subject to state income taxes.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

NET SALES. Net sales increased 15.8% in 1994 to $446.6 million from $385.5 million in 1993. This increase was due to (i) an increase in both sales volume and sales price aggregating approximately $75.7 million and (ii) a slight strengthening of the Company's key foreign currencies of approximately $3.0 million compared to the U.S. Dollar. These increases were offset by approximately $17.6 million of other individually insignificant occurrences. Both the U.S. and Europe had increased sales volume in 1994, with an overall increase in aluminum shipments of 22.3% and an overall increase of 4.6% in steel shipments. Worldwide aluminum prices began a sharp increase in late 1994 due to increased demand. For these reasons, net sales in the U.S. increased 13.2% to $286.8 million for the year ended December 31, 1994 from $253.3 million for the year ended December 31, 1993. Net sales in Europe increased 20.9% to $159.8 million for the year ended December 31, 1994 from $132.2 million for the year ended December 31, 1993.

COST OF GOODS SOLD. Cost of goods sold remained constant, as a percentage of net sales in 1994 and 1993. An aluminum cost increase of approximately 20% was offset by both increases in selling prices and manufacturing efficiencies resulting from increased volume. Volumes increased on the strength of RV production and market share gains in manufactured housing.

SELLING AND GENERAL. Selling and general expenses as a percentage of net sales increased slightly to 9.5% of net sales in 1994 compared to 9.1% of net sales in 1993. Increased costs in 1994 due to facility closures of approximately $.7 million and a management information system conversion of approximately $.6 million were offset by the higher level of 1994 net sales.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased 0.4%, or approximately $30,000, in 1994 compared to 1993 levels. However, as a percent of sales, the depreciation and amortization expense decreased to 1.7% in 1994 from 2.0% in 1993. This decline resulted from a 15.8% reported increase in year to year sales.

EARNINGS FROM OPERATIONS. For reasons stated above, earnings from operations in the U.S. increased 100.2% to $16.7 million for the year ended December 31, 1994 from $8.3 million for the year ended December 31, 1994. Earnings from operations in Europe decreased 24.5% to $13.1 million for the year ended December 31, 1994 from $17.3 million for the year ended December 31, 1993.

INTEREST EXPENSE, NET. Interest expense, net of incidental interest and finance charge income, decreased to 0.1% of net sales in 1994 from 0.3% of net sales in 1993, primarily due to increased sales.

OTHER EXPENSE, NET. Other expense was not significant for the years ended December 31, 1994 and 1993.

PROVISION FOR INCOME TAXES. The effective rate for provision for income taxes increased to 41.2% in 1994 from 36.0% in 1993. The increase was primarily attributable to a higher proportion of earnings taxed in the U.S. in 1994 compared to 1993.

LIQUIDITY AND CAPITAL RESOURCES

LIQUIDITY. The Company's primary liquidity needs arise from debt service on indebtedness incurred in connection with the Transactions and the funding of capital expenditures. As of September 25, 1996, the Company had outstanding indebtedness for borrowed money of $235.0 million, $34.0 million of Preference Shares and ordinary shareholders' equity of $1.0 million. Included in such indebtedness would be approximately $100.0 million under the Credit Agreement, consisting of $40.0 million under the Term Loan and $60.0 million under the Revolving Credit Facility. The undrawn amount of the Revolving Credit Facility available immediately after closing was approximately $25.0 million which was available for working capital and general corporate purposes, subject to borrowing base limitations. As of the Closing Date, this amount was fully available. The Company's leveraged financial position requires that a substantial portion of the Company's cash flow from operations be used to pay interest on the Notes, principal and interest under the Credit Agreement and other indebtedness. Further, the Company's leveraged position may impede its ability to obtain financing in the future for working capital, capital expenditures and general corporate purposes. In addition, the Company's leveraged position may make it more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. The Company believes that cash generated from operations and, subject to borrowing base limitations, borrowings under the Credit Agreement will be adequate to meet its needs for the foreseeable future, although no assurance to that effect can be given. See "Risk Factors -- Substantial Leverage."

Principal and interest payments under the Credit Agreement and interest payments on the Notes represent significant liquidity requirements for the Company. With respect to the $40.0 million of Term Loans, the Company must make scheduled quarterly principal payments totaling $500,000 in 1996, $2.5 million in 1997, $4.0 million in 1998, $4.0 million in 1999, $4.5 million in 2000, $7.875 million in 2001, $9.5 million in 2002 and $7.125 million in 2003. Interest on the Term Loans and the Revolving Credit Facility will bear interest at floating rates based upon the interest option selected by the Company.

The Company's primary source of liquidity is funds generated from operations which will be supplemented by borrowings under the Credit Agreement. Net cash provided by operating activities decreased from $8.3 million in 1994 to $6.0 million in 1995, reflecting a decrease in accounts payable which was partially offset by a decrease in foreign taxes paid. Net cash provided from operating activities decreased from $19.7 million in 1993 to $8.3 million in 1994, reflecting a one-time increase in inventory and accounts receivable which was only partially offset by an increase in accounts payable. The 1995 decrease in accounts payable was attributable to changes initiated by management in the timing of payments for inventory and other services. The 1994 one-time increase in inventories was attributable to the Company's termination of a steel consignment and inventory program in the U.S. whereby title on certain steel coil did not pass to the Company until the coil was opened and fabricated. The Company believes that the termination of the consignment program, which was initiated by the Company, has reduced the cost of obtaining and managing steel inventory.

Historically, the Company has met its requirement for capital through Alumax's centralized cash management system. Under this system, cash received from the Company's operations was transferred to Alumax's centralized cash accounts and cash disbursements were funded from centralized cash accounts rather than directly from operating sources. Cash provided by (used in) financing activities, net of certain dividends paid by European operations to Alumax and its affiliates, were ($11.5 million), $5.6 million and $8.6 million in 1995, 1994 and 1993, respectively.

CAPITAL EXPENDITURES. The Company's capital expenditures were $17.4 million, $9.6 million, and $7.4 million in 1995, 1994 and 1993, respectively. In 1995, the Company completed construction of a coil coating facility in Helena, Arkansas. Capital expenditures related to this project totaled $9.2 million and $1.6 million in 1995 and 1994, respectively. The core operating equipment of the Helena facility was obtained by the Company from its former affiliate Alumax Mill Products, Inc. This equipment, originally located in Riverside, California, was transferred to the Company at an approximate book value of $2.1 million. The Company invested approximately $8.7 million in additional capital, net of certain State of Arkansas inducements, to relocate transferred equipment, construct the building and offices, acquire new equipment, and ready the facility for use. The land on which the facility is located was granted by the State of Arkansas with a three year option to purchase up to ten adjacent acres at a cost estimated to be below market. This facility represents the single largest capital investment made by the Company in the last five years and provides the Company with a dedicated operation for painting steel and aluminum coil for distribution to U.S. fabrication facilities. The Company believes that distinct advantages in marketing and producing products are derived from having the capabilities of the Helena facility.

Excluding the Helena coating line, capital expenditures totaled $8.2 million, $8.0 million and $7.7 million in 1995, 1994 and 1993, respectively. These included approximately $2.5 million to acquire a door fabrication facility in Florida and to upgrade a coating facility in The Netherlands; $2.8 million to relocate and upgrade a U.K. fabrication facility and to acquire a parcel of land in 1994 and approximately $600,000 for certain improvements of an embossing line. The balance of capital expenditures in each year and in the nine months ended September 25, 1996, primarily relate to purchases and upgrades of fabricating equipment, transportation and material moving equipment, and information systems. Capital expenditures in the nine months ended September 25, 1996 also include $1.9 million for the construction of a fabrication plant adjacent to the Helena coating facility. This facility is expected to be completed in mid-1997 at a cost of approximately $400,000.

WORKING CAPITAL MANAGEMENT. Working capital was $120.9 million as of September 25, 1996 compared to $127.4 million and $126.7 million as of December 31, 1995 and 1994, respectively. The Company believes that current levels of working capital represent a liquid source of funds available for future cash flows. The Company believes that reductions in inventory and accounts receivable can be achieved upon completion of information systems implementations recently undertaken in the U.S. The Company believes that these systems will offer distinct advantages in monitoring credit, open receivables, and inventory levels, while enabling centralized ordering and inventory management. However, there can be no assurance that working capital reductions will be achieved.

INFLATION.

In recent years, inflation has not had a significant effect on the Company's results of operations or financial condition.

RECENT ACCOUNTING PRONOUNCEMENTS.

In June 1996, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 125 ("SFAS 125"), ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES. SFAS 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under this approach, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. Most provisions of SFAS 125 are effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996. The provisions of SFAS 125 related to collateral recognition provisions in secured borrowings and for the provisions related to repurchase agreements, dollar rolls, securities lending, and similar transactions, are effective for transactions occurring after December 31, 1997. SFAS 125 is to be applied prospectively. Management is currently reviewing the provisions of SFAS 125 and does not believe that the Company's financial statements will be materially negatively impacted by the adoption.

FASB issued SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, in October 1995. SFAS 123 prescribes accounting and reporting standards for all stock-based compensation plans. The new standard allows companies to continue to follow present accounting rules, which often result in no compensation expense being recorded, or to adopt the SFAS 123 fair-value-based method. The fair-value-based method will generally result in higher compensation expense based on the estimated fair value of stock based awards on the grant date. Companies electing to continue following present accounting rules will be required to provide pro forma disclosures of net income and earnings per share as if the fair-value-based method had been adopted. The Company intends to continue following present accounting rules and to implement the new disclosure requirements in 1996 as required. The Company currently does not have stock-based compensation plans, therefore, the adoption of SFAS 123 will not impact the financial condition or results of operations of the Company.

In March 1995, FASB issued Statement of Financial Accounting Standards No. 121 ("SFAS 121"), ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which is effective for fiscal years beginning after December 15, 1995. SFAS 121 prescribes accounting standards for
(i) the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and (ii) long-lived assets and certain identifiable intangibles to be disposed of. This standard requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of SFAS 121 in 1996 has not had an impact on the financial condition or results of operations of the Company.

ENVIRONMENTAL MATTERS

The Company's U.S. and European facilities, like similar manufacturing facilities, are subject to a range of federal, state, local and foreign environmental laws and regulations ("Environmental Laws"), including those relating to, air emissions, wastewater discharges, the handling and disposal of solid and hazardous waste, and the remediation of contamination associated with the current and historic use of hazardous substances or materials. If a release of hazardous substances or materials occurs on or from the Company's properties or any offsite disposal location used by the Company, or if contamination from prior activities is discovered at any of the Company's properties, the Company may be held liable for the costs of remediation including response costs, natural resource damage and associated transaction costs. While the amount of such liability could be material, the Company devotes resources to ensuring that its operations are conducted in a manner that reduces such risks.

Based upon an environmental review conducted by outside consultants in connection with the Acquisition and assuming compliance by Alumax with its indemnification obligations under the Acquisition Agreement, the Company believes that it is currently in compliance with, and not subject to liability under, Environmental Laws except where such noncompliance or liability would not reasonably be expected to have a material adverse effect on the consolidated financial position or results of operations of the Company and its subsidiaries taken as a whole. Pursuant to the terms of the Acquisition Agreement, Alumax has agreed to correct and to bear substantially all costs with respect to certain identified conditions of potential noncompliance and liability under Environmental Laws, none of which costs are currently believed to be material. Alumax's indemnification obligations under the Acquisition Agreement are not subject to an aggregate dollar limitation with respect to specifically identified environmental matters. However, with respect to all other environmental matters, Alumax's obligations are limited to $125.0 million.

Liability with respect to hazardous substance or material releases in the U.S. arises principally under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended "CERCLA" and similar state laws, which impose strict, and under certain circumstances, retroactive, joint and several liability upon statutorily defined classes of potentially responsible parties ("PRP's"). The Company has been identified as a PRP at nine National Priorities List ("NPL") sites under CERCLA, although two of these nine sites may relate to disposal by divisions of Alumax that have never been and are not now part of the Company. Pursuant to the terms of the Acquisition Agreement, Alumax has agreed to indemnify the Company for all of the costs associated with each of these nine NPL sites. In addition, Alumax has agreed to indemnify the Company for all of the costs associated with eleven additional sites listed on state hazardous site cleanup lists, with respect to which the Company has not received any notice of potential responsibility.

The Company is currently engaged in environmental remediation or has reason to believe that remediation may be required at three properties currently operated by the Company. The Company's Mesa, Arizona facility is currently listed on the federal Comprehensive Environmental Response, Compensation, and Liability Information System ("CERCLA") list of sites under review by U.S. Environmental Protection Agency for inclusion on the NPL. In addition, the Mesa facility is located within a state-designated groundwater contamination area and the Company may consequently be identified as a PRP with respect to such contamination. Although the Company believes that it is unlikely that its Mesa facility itself will be designated as an independent NPL site, there can be no assurance that the costs associated with further investigation and any cleanup at the site and the Company's share of cleanup costs for the regional groundwater contamination cleanup will not be material. Alumax has agreed to indemnify the Company for all costs of required remediation including any required response costs at the Mesa facility that may be incurred by the Company in excess of $500,000 (when aggregated with all other environmental claims).

At the Company's Montreuil-Bellay, France facility, the Company has been discharging wastewater potentially containing solvents to the ground at the site. In addition, a spill from the facility's anodizing line may have resulted in contamination of soil and groundwater. Because no subsurface investigation has been conducted at the site, there can be no assurance that the costs associated with each of these issues will not be material. As with the Mesa, Arizona facility, however, Alumax has agreed to indemnify the Company for any costs of required remediation including any required response costs with respect to each of these issues that may be incurred by the Company in excess of $500,000 (when aggregated with all other environmental claims).

At the Company's Corby, England facility, the Company has undertaken a remediation of chromium-contaminated groundwater onsite, which remediation may continue for a number of years. Although some upgrades to the groundwater treatment system may be required within the next year to complete the remediation, the costs associated with such an upgrade and with the completion of remediation at the site are not expected to be material. Alumax Inc. has agreed to indemnify the Company for all of the costs of required remediation at this site in excess of $500,000 (when aggregated with all other environmental claims).

The Company has made and will continue to make capital expenditures to comply with Environmental Laws. The Company spent approximately $1.9 million in 1995 on environmental capital projects. These expenditures were primarily related to environmental controls associated with a paint line upgrade in Lancaster, Pennsylvania and a new coil coating facility in Helena, Arkansas. The Company estimates that its environmental capital expenditures will be approximately $1.5 million in 1996 and $800,000 in 1997.

                                    BUSINESS

GENERAL

Euramax is a leading international producer of aluminum and steel products with facilities in the U.S., the U.K., The Netherlands and France. Euramax's products include painted sheet and coil, siding, roofing, raincarrying systems, windows, doors and various fabricated trim parts and components. The Company is a leading supplier to several niche markets. The Company believes that in 1995 it sold at least 40% and 65% of the aluminum sidewalls used by RV manufacturers in the U.S. and Europe, respectively. In the same year, the Company sold aluminum and steel gutters and downspouts to more than 30 of the largest 50 home centers in the U.S. The Company believes that in 1995 it sold at least 70% of all metal Do-It-Yourself raincarrying products sold to U.S. home centers. The Company also believes that it sold at least 40% of the steel siding sold to producers of manufactured housing in the U.S.. Net sales for 1995 in the U.S. and Europe were $287.7 million and $195.8 million, respectively.

Euramax operates downstream of aluminum and steel coil and ingot producers which supply it with aluminum and steel coil and aluminum extrusions. The Company sold approximately 139.2 and 160.7 million pounds of aluminum and steel, respectively, in 1995. To a lesser extent, the Company also distributes and fabricates products manufactured from vinyl and fiberglass. The Company's products are sold primarily to manufacturers of RV's and manuactured housing, rural building contractors, distributors and home centers.

Euramax is the only national supplier in several of its key U.S. product lines and the only national supplier with in-house coil coating capabilities to supply steel siding to manufactured housing customers and aluminum sidewalls to RV manufacturers. This gives the Company a significant competitive advantage over regional suppliers who do not have in-house manufacturing capabilities or national distribution networks. In addition, extensive in-house manufacturing capabilities coupled with product offerings made from alternate raw materials better enable Euramax to react to changing customer preferences.

Euramax is a holding company formed by the Investor Group to acquire certain portions of the fabricated products operations of Alumax pursuant to the Acquisition. See "The Transactions." The Company's operations are conducted through subsidiaries in the U.S. and Europe.

BUSINESS STRATEGY

The Company's strategy is to expand its leadership position as a producer of aluminum and steel products and to further broaden its current diversity of products, customers and geographic regions in which it operates. To enhance the Company's operations and profitability, the Company expects to pursue a strategy of identifying and acquiring businesses and assets that would enable it to offer complementary products or expand geographic coverage. The Company believes that its strategy of expanding market share, broadening the diversity of its businesses and continuing to provide customers with superior products through a responsive, efficient and cost effective distribution system will be an effective means of increasing profitability while preserving cash flow stability.

MARKET LEADERSHIP AND DIVERSITY OF BUSINESS

The Company's position as a leading international downstream producer of aluminum and steel products has enabled it to benefit from diversification across economic and product cycles among different geographic regions and customer groups. This diversification has historically enabled Euramax to maintain stable margins even though demand for certain products may be affected by changes in general and regional economic conditions such as trends in disposable income.

LEADERSHIP IN SEVERAL MARKETS: The Company's leadership in a variety of niche markets has enabled it to maintain consistent operating results. For example, the Company is a leading supplier of steel and aluminium sidewalls and siding to U.S. RV and manufactured housing producers. The Company believes that its 1995 sales of raincarrying systems represent a majority of such products sold to U.S. home centers. Similar leading positions are enjoyed by the Company's roll formed aluminum sheet and coil products sold to RV manufacturers in the U.S. and Europe.

MANUFACTURING EXPERTISE AND DIVERSITY OF PRODUCTS: The Company's technological expertise and its ability to fabricate from alternative materials has allowed it to develop new products and applications and to respond to the changing product requirements of its customers. Over time, Euramax has increased its ability to offer products manufactured from steel, vinyl and fiberglass, allowing it to meet regional material preferences, to provide substitute products for end-users and to retain customers in the event of demand shifts between raw materials.

GEOGRAPHIC DIVERSITY: The Company's sales span both the continental U.S. and Europe, with each representing approximately 60% and 40% of 1995 net sales, respectively. The Company has manufacturing or distribution facilities strategically located in the U.K., The Netherlands, France and all regions of the continental U.S. The Company's geographic diversity of sales limits reliance on any single regional economy in the U.S. or national economy in Europe.

CUSTOMER DIVERSITY. The Company is diversified by both size and type of customer. Of the Company's more than 3,700 customers, no single customer accounted for more than 4.5% of net sales in 1995. The top ten customers accounted for approximately 19.5% of 1995 net sales and represented five distinct end-use markets. These characteristics minimize the Company's reliance on individual customers or end-use markets.

DISTRIBUTION CAPABILITY. The Company's manufacturing and distribution network consists of 29 strategically located facilities, of which 24 are located in all major regions of the United States, and five are located in Europe. Euramax's network of facilities allows the Company to offer a more comprehensive service than its regional competitors and to meet the increasing demands of its customers for short delivery lead times.

MANUFACTURING PROCESSES

The Company's manufacturing processes employ a variety of equipment and several types of facilities. Management believes that the Company's effective deployment of equipment enables it to manufacture standard and custom products efficiently and economically. The Company has the equipment necessary for manufacturing substantially all of its products in-house and is able to avoid most forms of outsourcing. This capability provides certain marketing and pricing advantages, including the ability to control delivery time and to develop new and customer specific products more expeditiously than competitors without this capability.

The Company's manufacturing process generally begins with painting aluminum or steel coil through a process known as roll coating. Once coated, the aluminum or steel is further fabricated through selected processes which include tension leveling, embossing, slitting, rollforming, stamping, brake pressing, notching and bending. These processes complete the appropriate steps to fabricate a finished product.

The Company's coating and fabrication capabilities are described in more detail as follows:

COATING (PAINTING): Roll coating is the process of applying a variety of liquid coatings to bare aluminum or steel coil, providing a baked-on finish that is both protective and decorative. Over 100 million pounds of aluminum and over 30 million pounds of steel are roll coated by the Company at its eight roll coating operations annually. The Company has three such coating lines in the U.S. and five in Europe. The Company's roll coating facility in Roermond, The Netherlands is one of only two facilities in the world capable of coating coil up to 100 inches in width. The Roermond line services a variety of expanding markets in which wide coated aluminum is becoming increasingly important. Wide coils provide customers with the opportunity to produce products more economically by reducing labor costs and requiring fewer joints and seams in their manufacturing processes.

The Company also employs powder coating on a line recently installed to paint aluminum and steel sheets in the U.K. This line is one of only a few in the world with the ability to paint customized and exotic finishes, allowing unique design possibilities on aluminum and steel sheets. These finishes include textures, patterns and decorative styling which have many different applications. The Company coats aluminum extrusions on its two European powder spray coating lines, which are located in France and in the U.K. Two of the Company's lines in the U.S. are used to spray paint steel entry doors. A specialized roller painting operation for appliance parts provides flexibility in specialty decorating parts for certain appliance manufacturers.

Anodizing is an electrochemical process which alters an aluminum surface through a controlled and accelerated oxidation process which, if desired, may also color the material. Anodizing provides a high quality architectural finish to aluminum extrusions which is demanded by certain customers. Anodizing is a key manufacturing process offered by the Company at two of its European facilities.

FABRICATION: After coating, much of the Company's coil is processed through slitting operations which cut coils into more narrow widths. The cut coils may then undergo a variety of downstream production processes which further fabricate the aluminum and steel sheet to form the desired product. Fabrication equipment includes rollformers, punch and brake presses and expanding machinery for a variety of applications.

The Company also utilizes specialized equipment to inject and laminate foam to provide insulation and rigidity to metal doors and panels. Production machinery also includes equipment to bend, notch and cut aluminum and vinyl extrusions required, together with glass, for the assembly of windows and doors.

PRODUCTS AND CUSTOMERS

The Company's products are sold to a diverse group of customers operating in a variety of industries. Customers include:

    - OEMs, including RV, commercial panel and appliance manufacturers

    - Home Centers

    - Manufactured Housing

    - Distributors

    - Rural Contractors

    - Home Improvement Contractors

The table below lists the Company's key products, materials used, customers and end-users, and sales regions:

                                 ------------------------------------------------------------
                                                                                     SALES
           PRODUCTS                MATERIALS         CUSTOMERS AND END-USERS        REGIONS
-------------------------------  --------------  -------------------------------  -----------
Specialty Coated Coils           Aluminum,       OEMs, RV Manufacturers, Various  Europe
 (painting aluminum and steel     Steel           Building Panel Manufacturers
 coils)
Roofing & Siding                 Aluminum,       OEMs, RV Manufacturers,          U.S.,
                                  Steel, Vinyl,   Manufactured Housing, Rural     Europe
                                  Fiberglass      Contractors, Distributors,
                                                  Home Improvement Contractors
Raincarrying Systems (gutters,   Aluminum,       Home Centers, Manufactured       U.S.,
 downspouts)                      Steel, Vinyl    Housing, Rural Contractors,     Canada
                                                  Home Improvement Contractors
Soffit (roof overhangs), Fascia  Aluminum,       Home Centers, Manufactured       U.S.
 (trims), Flashing (roofing       Steel           Housing, Rural Contractors,
 valley material)                                 Home Improvement Contractors
Entry Doors                      Aluminum,       OEMs, RV Manufacturers,          U.S.,
                                  Steel,          Distributors, Home Improvement  Europe
                                  Fiberglass      Contractors
Windows                          Aluminum,       OEMs, RV Manufacturers, Home     U.S.,
                                  Vinyl           Improvement Contractors         Europe
Appliance Trims                  Aluminum,       OEMs, Appliance Manufacturers    U.S.
                                  Vinyl

ORIGINAL EQUIPMENT MANUFACTURERS ("OEMS") (51.3% OF 1995 NET SALES)

The Company supplies OEMs such as RV manufacturers, commercial panel and appliance manufacturers. The Company's principal OEM customers are described below.

RECREATIONAL VEHICLE MANUFACTURERS. The Company is a leading supplier of various aluminum products to RV manufacturers in the U.S. and Europe. These products primarily consist of painted aluminum sheet and fabricated painted aluminum panels. The Company uses its decorative graphic coating lines to produce aluminum panels with decorative detailing in a variety of colors. The Company also supplies RV doors, windows and finished aluminum roofing panels. In addition, the Company began supplying laminated aluminum and fiberglass panels to RV manufacturers in 1995.

The Company believes its decorative coating capabilities in the U.S. and in Europe provide a technological advantage not enjoyed by its competitors. These capabilities enable the Company to paint a stripe or other decorative pattern directly onto the aluminum sheet according to customer specifications. Competitors do not have these abilities; instead, they offer a decorative tape which must be applied to the aluminum sheet. The tape cannot be applied with the tight tolerances achieved by the Company's painting process, and does not offer the same graphics variety. In response to demand for laminated products in the U.S. markets, the Company recently opened a lamination line which can laminate, among other things, fiberglass and aluminum.

COMMERCIAL PANEL MANUFACTURERS: The Company sells painted aluminum coil to customers who produce commercial building panels. These panels become part of a total package of commercial building wall panels and facades. The Company also produces a composite "sandwich" building panel comprised of two aluminum skins with a polystyrene core, which insulates and abates noise. The panels are used in both residential (e.g., room additions and patio enclosures) and commercial applications (e.g., service stations and school buildings), as well as in the construction of "cold rooms" used for the storage of perishable goods.

APPLIANCE MANUFACTURERS: The Company enjoys a leading position in the U.S. niche market for decorated refrigerator trims. The Company provides door trims, drawer fascias, shelf fronts, handles and freezer trims under contracts with the five largest U.S. home appliance manufacturers. In 1993, the Company added vinyl extruding capabilities in response to market changes and growing preference for vinyl extruded parts. The Company intends to utilize its expertise to produce and market its products in other applications including other appliances and automobiles. In Europe, the Company provides coated coil to certain appliance manufacturers for additional fabrication.

OTHER MANUFACTURERS: The Company also uses its decorative and coil coating capabilities for products supplied to overhead door manufacturers and producers of refrigerated transport containers. Door manufacturers produce the overhead doors, adding the necessary hardware and accessory items to complete the product. Transport container manufacturers represent a growing market for the Company's products.

HOME CENTERS (19.5% OF 1995 NET SALES)

The Company's home center customers supply the well-established Do-It-Yourself ("DIY") market in the U.S., Canada, the United Kingdom and The Netherlands. The Company sells building and construction products, such as residential rain gutter systems, roof flashing products, soffits, fascias, doors, screen door guards, shower, patio, steel roofing and siding, and residential doors. These products, which are designed for ease of installation by DIY consumers, are produced with aluminum, galvanized or painted steel, or occasionally with vinyl depending on geographic preference. Home centers include small hardware stores, large cooperative buying groups, lumberyards and major home center retailers. The Company believes that it is the leading supplier of DIY metal raincarrying systems in the U.S. Competitors are generally regional and thus do not have the advantages of a nationwide service and distribution network such as those enjoyed by the Company. In addition, the Company has invested in a product bar coding system which can be used by the sophisticated inventory scanning systems prevalent in home centers. The Company expects to exploit these strengths to introduce additional DIY products that could be sold through this distribution channel.

MANUFACTURED HOUSING (10.3% OF 1995 NET SALES)

The Company sells rollformed steel siding and trim parts to producers of manufactured housing in the U.S. These products are used for exterior walls and roofs. The Company is the only supplier of steel siding to the manufactured housing industry that has metal coating capabilities. In addition to the raw material cost benefit, the Company views itself as an innovator in the market for colors and decorative coating. The Company can also meet the demands of the industry's short lead time requirements and easily supply national accounts with its large network of facilities. The Company has significantly increased its market share in steel siding in the manufactured housing industry over the last three years.

In addition to steel siding, the Company also fabricates and supplies a variety of steel and aluminum trim components for manufactured home exteriors. To a lesser degree, the Company also distributes vinyl siding to certain customers in the manufactured housing industry.

DISTRIBUTORS (8.1% OF 1995 NET SALES)

The Company sells to distributors (and stockists) which perform as service centers for the next tier of customers in both the U.S. and Europe. A distributor will typically purchase coil which is later broken down or fabricated prior to resale. The Company markets residential steel entry door blanks through millwork distributors, which specialize in windows, doors and associated building products. Other residential building products sold through distributors include a wide range of metal roof flashing materials, painted aluminum trim coil, rain gutter, fascia/soffit systems and drip edges.

RURAL CONTRACTORS (7.4% OF 1995 NET SALES)

The Company supplies aluminum and steel roofing and siding products to rural contractors for use in agricultural and rural buildings such as sheds and animal confinement buildings. The Company sells its products to traditional rural contractors, including building supply dealers, building and agricultural cooperatives, and animal confinement integrators. Building suppliers and agricultural cooperatives typically purchase smaller quantities of product at multiple locations whereas contractors and integrators generally purchase large volumes for delivery to one site.

HOME IMPROVEMENT CONTRACTORS (3.4% OF 1995 NET SALES)

The Company sells a variety of products to home improvement contractors, the most significant of which are vinyl replacement windows. Other products sold to home improvement contractors include awnings, lattice systems, metal roofing, shower doors, patio and entrance doors, and insulated roofing panels. In the U.S., the Company offers a full complement of vinyl replacement windows. In the U.K., the Company produces patio, entrance, and shower doors, marketed primarily to home improvement contractors. The Company is also one of the largest suppliers of lattice and painted aluminum awnings to residential contractors in the western U.S. In addition, the Company manufactures painted aluminum and steel panels for residential roofing, which are distributed primarily in the Pacific Northwest. Although metal roofing costs more than traditional asphalt shingles, it is becoming more popular due to its fire resistance, aesthetic appeal, low cost maintenance and longer life span.

SALES AND MARKETING

The Company's sales and marketing effort is organized on a decentralized basis in order to provide the required services to the broad customer and geographic mix with which Euramax is involved. Each major operating unit in the Company has a Sales/Marketing Manager (Director) with an appropriate amount of Company-paid sales people and/or external sales representatives reporting to that function. Further, in virtually all locations of the Company an inside sales correspondent position exists to support the outside selling effort and serves as a liaison with the Company's customers.

Company-paid sales people are compensated with a base salary and also receive a performance-based incentive commission. Sales representatives who are not Company employees are compensated on a commission schedule.

RAW MATERIALS

The Company's products are principally manufactured from aluminum coils and extrusions and steel coils. During 1995, approximately 139.2 million pounds of aluminum products and approximately 160.7 million pounds of steel were sold. However, the proportion sold in 1995 by value is $316.3 million of aluminum and $120.4 million of steel. Steel weighs approximately three times as much as the same volume of aluminum. In addition, the Company sold $51.2 million of products manufactured from materials other than aluminum and steel in 1995.

All the Company's raw material inputs are sourced from external suppliers. The Company purchases its steel and aluminum sheet requirements from several foreign and domestic aluminum and steel mills. Management believes there is sufficient supply in the marketplace to competitively source all of its requirements without reliance on any particular supplier. The Company's large volume of aluminum and steel purchases afford it competitive market pricing.

The steel coil used by the Company, light gauge galvanized steel sheet, has a stable price history relative to aluminum and its price fluctuations have been relatively easy to pass on to the Company's customers. The table below illustrates the relative aluminum and steel prices paid by the Company during the last 10 years.

                                    [GRAPH]

Aluminum raw material cost increases and decreases can temporarily affect the Company's margins. Supplier price increases, of normal frequency and amount, can be passed on to customers usually within two to four months. Conversely, as aluminum prices decline, corresponding price reductions are typically passed on to customers.

The Company continually scrutinizes aluminum costs and adjusts its purchasing, inventory and sales programs accordingly. At certain times, the Company adopts a strategy of locking in margins on long-term, higher volume contracts by buying aluminum at a fixed price in order to guarantee a margin on a specific customer order. At times, high aluminum prices have led customers to use alternative products, including steel, vinyl and fiberglass. The Company believes that its ability to supply certain of its products manufactured from these alternatives to aluminum provides it with a competitive advantage over competitors who do not offer these choices.

COMPETITION

In the U.S., competition comes largely from privately held companies that are generally much smaller than the Company. In Europe, competitors of the Company include three to four integrated companies in the specialty coil-coating business. Other smaller companies compete with the Company in the building and construction, RV and transportation markets in Europe, both on a regional basis and some on a pan-European basis.

LEGAL PROCEEDINGS

The Company and its subsidiaries are not currently parties to any pending legal proceedings other than such proceedings incident to its business. Management believes that such proceedings would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consolidated financial position or results of operations of the Company and its subsidiaries taken as a whole.

ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

The Company's U.S. and European facilities, like similar manufacturing facilities, are subject to a range of federal, state, local and foreign environmental and occupational health and safety laws, including those laws which relate to air emissions, wastewater discharges, the handling and disposal of solid and hazardous waste, and the remediation of contamination associated with the current and historic use of hazardous substances or materials. If a release of hazardous substances or materials occurs on or from the Company's properties or any offsite disposal location used by the Company, or if contamination from prior activities is discovered at any of the Company's properties, The Company may be held liable for the costs of remediation, (including any response costs), natural resource damages and associated transaction costs. While the amount of such liability could be material, the Company devotes resources to ensuring that its current operations are conducted in a manner that reduces such risks.

Based upon an environmental review conducted by outside consultants in connection with the Acquisition and assuming compliance by Alumax with its indemnification obligations under the Acquisition Agreement, the Company believes that it is currently in compliance with, and not subject to liability under, Environmental Laws except where such noncompliance or liability would not reasonably be expected to have a material adverse effect on the consolidated financial position or results of operations of the Company and its subsidiaries taken as a whole. Pursuant to the terms of the Acquisition Agreement, Alumax has agreed to correct and to bear substantially all costs with respect to certain identified conditions of potential noncompliance and liability under Environmental Laws, none of which costs are currently believed to be material. Alumax's indemnification obligations under the Acquisition Agreement are not subject to an aggregate dollar limitation with respect to specifically identified environmental matters. However, with respect to all other environmental matters, Alumax's obligations are limited to $125.0 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Environmental Matters."

PROPERTIES

The Company's principal business office and headquarters is located in Uxbridge, England, with executive offices located in Norcross (Atlanta), Georgia. The principal facilities of the Company are listed below:

                                ----------------------------------------
                                                                SQUARE
           FACILITY                       FUNCTION               FEET
------------------------------  -----------------------------  ---------
U.S.
  Anaheim, CA                   Manufacturing (Leased)            15,000
  Bedford Park, IL              Manufacturing (Leased)            70,000
  Bloomsburg, PA                Manufacturing (Leased)            96,000
  Bristol, IN                   Manufacturing (Owned)            110,115
  Bristol, IN                   Office (Leased)                    3,454
  Carrollton, KY                Manufacturing (Owned)            127,000
  Dallas, TX                    Office (Leased)                   12,230
  Elkhart, IN                   Manufacturing (Leased)            60,000
  Grand Prairie, TX             Manufacturing (Leased)            45,281
  Lancaster, PA                 Manufacturing (Owned)            220,000
  Loveland, CO                  Manufacturing (Leased)            20,133
  Mansfield, TX                 Manufacturing (Owned)             55,280
  Marshfield, Wl                Manufacturing (Owned)             28,200
  McPherson, KS                 Manufacturing (Owned)             35,000
  Mesa, AZ                      Manufacturing (Leased)            30,200
  Moulton, AL                   Manufacturing (Owned)             39,152
  Norcross, GA                  Executive Offices (Leased)         3,627
  Ocala, FL                     Manufacturing (Leased)            85,190
  Reidsville, NC                Manufacturing (Leased)            62,575
  Richmond, IN                  Office and Manufacturing          82,720
                                (Leased)
  Romoland, CA                  Manufacturing (Owned)             65,500
  Sacramento, CA                Manufacturing (Leased)            40,800
  Stayton, OR                   Manufacturing (Leased)            35,733
  Tifton, GA                    Manufacturing (Leased)            55,600
  Tucker, GA                    Manufacturing (Leased)            35,000
  West Sacramento, CA           Manufacturing (Leased)            70,000
  West Helena, AR               Manufacturing (Owned)            230,000
EUROPE
  Corby, England                Manufacturing (Owned)            171,000
  Pudsey, England               Manufacturing (Owned &           211,200
                                Leased)
  Uxbridge, England             Headquarters (Leased)              1,400
  Andrezieux-Boutheon, France   Manufacturing(Owned)              69,968
  Montreuil-Bellay, France      Manufacturing (Owned)            178,663
  Roermond, The Netherlands     Manufacturing (Owned)            208,216

EMPLOYEES

As of September 25, 1996, the Company employed 2,210 people of which 803 were employed in Europe and 1,407 were employed in the United States. Of these 2,182 employees, 36% were salaried and 64% were hourly employees. The hourly employees at the plants listed below are covered by collective bargaining agreements.

                      ----------------------------------------------------------
                      EXPIRATION                                      NUMBER OF
       PLANT             DATE                    UNION                EMPLOYEES
--------------------  -----------  ---------------------------------  ----------
BUILDING PRODUCTS
  Elkhart, IN            4/25/97   Clothing and Textiles Workers          80
  Perris Valley, CA      4/30/97   Aluminum, Brick and Glass Local        50
                                    #380
  Reidsville, NC         10/1/97   Teamsters Local #391                   35
  Bristol, IN             5/5/98   Machinists and Aerospace Local         43
                                    #1315
HOME PRODUCTS
  Bedford Park, IL       1/14/99   Teamsters Local #781                   28
DOOR PRODUCTS
  Richmond, IN           2/21/98   Machinists and Aerospace Local         72
                                    #2532
SPECIALTY PRODUCTS
  Carrollton, KY         5/15/97   Aerospace Workers Local #1420         105

The Company and its subsidiaries are not party to any pending labor proceedings and believe that employee relations are satisfactory.

GLOSSARY

ALUMINUM SHEET: A semi-fabricated aluminum product produced from ingot or continuous cast aluminum at a rolling mill by reducing the gauge through a series of pressure rolls (thickness varies from .006 inch to .25 inch).

ANODIZING: An electrochemical finishing process which creates a protective and/or decorative aluminum oxide layer on aluminum.

BLANKS:  Two galvanized steel skins with a core of polyurethane insulation.

BRAKE PRESS: A mechanical device which bends a metal sheet to a pre-specified angle.

CARAVAN:  European terminology for a recreational vehicle.

COATING: A process of applying a protective and/or decorative layer of paint to metal.

COIL:  A strip of material wound in a spiral fashion with slit edges.

COMPOSITE PANEL:  A panel product comprised of two or more different materials.

EMBOSSING:  Raising a design in relief against a surface.

EXTRUSION: A product formed by forcing material through a die, typically at an elevated temperature. This process is referred to as an extrusion process.

FASCIA:  A flat band used to cover exposed ends of roof rafters.

FLASHING: Sheet metal or weather stripping used to reinforce and waterproof the joints and angles of a roof.

LAMINATING: A bonding technique used to permanently attach two different materials.

LINEALS: An aluminum or vinyl extruded shape used in the building and construction industry to make finished products such as windows and doors.

MANUFACTURED HOUSING: Homes primarily built in an enclosed factory and subsequently relocated to the homesite.

MILL FINISH: The unpainted, unpolished appearance of rolled aluminum sheet before it receives any finishing surface treatment.

NOTCH: A fabricating process that removes a small section of metal allowing a final forming of the shape.

OEM:  Original equipment/product manufacturer.

POWDER COATING: A process in which a material is coated with a dry, finely divided thermoplastic resin which is subsequently thermally fused into a continuous protective and/or decorative film.

ROLL FORMING: A process in which a metal strip or sheet is driven through a series of rolling die pairs to progressively form a shape.

SOFFIT:  The area at the eave line under roof rafters of a dwelling.

STOCKIST:  European terminology for a distributor.

TENSION-LEVELING: A process in which a strip or coil of metal is placed in tension to eliminate the crown and non-flat characteristics primarily across its width.

                                   MANAGEMENT

DIRECTORS AND KEY OFFICERS

The following sets forth certain information with respect to the persons who are members of the Board of Directors and key officers of the Company and its subsidiaries.

                             ------------------------------------------------

NAME                         AGE                    POSITION
---------------------------  ---   ------------------------------------------
J. David Smith               47    Chief Executive Officer, President and
                                    Director
Frank T. Geist               51    Executive Vice President
R. Scott Vansant             35    Vice President, Finance and Administration
Mitchell B. Lewis            34    President, General Manager -- Amerimax
                                    Building Products, Inc.
Neil E. Bashore              47    President, General Manager -- Amerimax
                                    Home Products, Inc.
Jo Cuypers                   56    Managing Director -- Euramax Coated
                                    Products B.V.
Roger A. Walters             55    Managing Director -- Euramax Coated
                                    Products Limited
David C. Pugh                47    Managing Director --Ellbee Ltd.
Joseph M. Silvestri          35    Director
Richard M. Cashin            43    Director
William Ty Comfort           30    Director
Rolly van Rappard            35    Director
Paul E. Drack                69    Director

J. DAVID SMITH has been President of AFP since 1990 and was appointed a Vice President of Alumax in 1994. Mr. Smith's career in the fabricated products industry spans twenty-five years, starting with various operational responsibilities with Howmet Aluminum Corp. ("Howmet Aluminum"). In 1983, Mr. Smith joined Alumax as General Manager of the Building Specialties Division and became President of Alumax Home and Specialty Products Group in 1988.

FRANK T. GEIST has been Group Vice President of AFP since 1993. Prior to 1993, Mr. Geist served as Vice President, General Manager of Amerimax Home Products, Inc. Mr. Geist's career in the fabricated products industry began twenty-five years ago with various operational responsibilities with Howmet Aluminum.

R. SCOTT VANSANT joined Alumax in 1991. From 1995 to 1996, Mr. Vansant served as Director of Internal Audit for Alumax. Mr. Vansant also served in various operational positions with Alumax Building Products, Inc., including serving as Controller of the division from 1993 to 1995. Prior to 1991, Mr. Vansant worked as a Certified Public Accountant for Ernst & Young L.L.P.

MITCHELL B. LEWIS has been General Manager of Amerimax Building Products, Inc. from 1993 to 1996 and Assistant General Manager of Amerimax Building Products, Inc. from 1991 to 1993. Prior to 1991, Mr. Lewis served as corporate counsel with Alumax. Prior to joining Alumax, Mr. Lewis practiced law, specializing in mergers and acquisitions.

NEIL E. BASHORE has been General Manager of Amerimax Home Products, Inc. from 1993 to 1996. From 1981 to 1993, Mr. Bashore served as Manufacturing Manager of Amerimax Home Products, Inc. and has served in other management positions with the since 1975.

JO CUYPERS has been Managing Director of Euramax Coated Products B.V. since 1979. From 1970 to 1979, Mr. Cuypers served in various management positions with Euramax Coated Products B.V. Prior to joining Euramax Coated Products B.V., Mr. Cuypers held several positions with other companies in related industries, thus bringing his total experience to nearly forty years.

ROGER A. WALTERS has been Managing Director of Euramax Coated Products Ltd. since 1983. Prior to 1983, Mr. Walters held various technical and managerial positions with Alcan, Inc. Mr. Walters has served on various trade associations and is currently the Chairman of the Statistics Group for the European Coil Coaters Association.

DAVID C. PUGH has been Managing Director of Euramax Ellbee Ltd. since 1996. Mr. Pugh has held several positions with Alumax over the past twenty years, including Sales Director and Production Director of Euramax Ellbee Ltd.

JOSEPH M. SILVESTRI has been a director of the Company since its inception. Mr. Silvestri has been employed by Citicorp Venture Capital, Ltd. since 1990 and has been a Vice President since 1995. Mr. Silvestri is a director of International Media Group, Polyfibron Technologies, Frozen Specialties, Glenoit Mills and Triumph Group.

RICHARD M. CASHIN became a director of the Company upon consummation of the Transactions. Mr. Cashin has been employed by Citicorp Venture Capital, Ltd. since 1980 and has been a Managing Director since 1991. Mr. Cashin is a director of Levitz Furniture Incorporated, Lifestyle Furnishings International, and Titan Wheel International Inc.

WILLIAM TY COMFORT became a director of the Company upon consummation of the Transactions. Mr. Comfort has been employed by CVC Capital Partners, Ltd. since 1995. Mr. Comfort is currently an Assistant Director.

ROLLY VAN RAPPARD became a director of the Company upon consummation of the Transactions. Mr. van Rappard has been employed by CVC Capital Partners B.V. since 1988 and has been a Managing Director since 1993. Mr. van Rappard is currently a director of, among other companies, Saybolt International B.V., Docdata B.V. and Hoogenbosch Retail Group B.V.

PAUL E. DRACK became a director of the Company in December 1996. Mr. Drack retired from AMAX Inc. in December 1993 after serving as President and Chief Operating Officer from 1991. From 1995 to 1991, Mr. Drack was employed in various positions with Alumax Inc. serving as President and Chief Executive Officer from 1986.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the aggregate cash compensation paid to, or accrued by the Company for the Company's executive officers during the year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                            ANNUAL COMPENSATION
                                                                           ---------------------      ALL OTHER
NAME AND PRINCIPAL POSITION                                                  SALARY      BONUS    COMPENSATION (1)
-------------------------------------------------------------------------  ----------  ---------  -----------------
J. David Smith, Chief
 Executive Officer, President and Director...............................  $  174,855  $  93,840      $   6,696
Frank T. Geist, Executive Vice President.................................  $  137,436  $  65,563      $   5,756

------------------------

(1) Other compensation consists entirely of Company matching contributions to 401(k) plans.

PENSION PLAN

The Company has adopted an unfunded supplemental executive retirement plan (the "SERP") for Mr. Smith and Mr. Geist which is designed to supplement benefits payable under other plans of the Company. The annual benefit, payable in the form of a life annuity, is $110,000 for Mr. Smith and $45,000 for Mr. Geist upon retirement at age 65. Annual benefits payable under the SERP are reduced for participants retiring before age 65.

COMPENSATION OF DIRECTORS

Directors who are not executive officers of the Company are entitled to an annual fee of $15,000. Directors are reimbursed for out-of-pocket expenses incurred in connection with attending meetings.

EMPLOYMENT AGREEMENTS

Mr. Smith is party to an employment agreement with the Company which expires on September 25, 1997. The agreement provides for a minimum annual salary of $212,000 and bonuses based on the achievement of certain operating income and return on asset targets established by the Board of Directors of the Company in consultation with Mr. Smith. Subject to certain exceptions, in the event Mr. Smith is terminated by the Company (other than for cause), Mr. Smith will be entitled to receive his annual salary for a period of twenty-four months following the date of such termination.

Mr. Geist is party to an employment agreement with the Company which expires on September 25, 1997. The agreement provides for a minimum annual salary of $165,000 and bonuses based on the achievement of certain operating income and return on asset targets established by the Board of Directors of the Company in consultation with Mr. Geist. Subject to certain exceptions, in the event Mr. Geist is terminated by the Company (other than for cause), Mr. Geist will be entitled to receive his annual salary for a period of twenty-four months following the date of such termination.

Each of the Employment Agreements also require the Company to maintain benefits for Mr. Smith and Geist equal to: (i) basis and supplemental life insurance in total equal to 4-1/2 times base pay, (ii) accidental death and dimemberment insurance equal to 4-1/2 times base pay, and (iii) long-term disability insurance equal to 2/3 base pay plus target bonus.

MANAGEMENT EQUITY PARTICIPATION

In connection with the Acquisition, in order to provide financial incentives for certain of its employees, the Company provided for certain rights with respect to the Ordinary Shares and the Preference Shares purchased by the Management Investors. On the Closing Date, the Management Investors purchased an aggregate of approximately $1.0 million of Ordinary Shares and Preference Shares. The Ordinary Shares and Preference Shares of the Management Investors are subject to certain call provisions exercisable by the Company and/or the Investor Group in the event of the termination of a Management Investor's employment with the Company and its subsidiaries. See "The Transactions."

                        DESCRIPTION OF PREFERENCE SHARES

As part of the Equity Contribution, the Company issued 34,000,000 Preference Shares for a purchase price of $34.0 million (the "Liquidation Value") to the Investor Group, the Management Investors and an affiliate of Paribas. Dividends shall accrue on the Preference Shares at a rate of 14% per annum and shall accumulate and compound on a quarterly basis. Upon the Closing Date, the Company had outstanding 1,000,000 Ordinary Shares and 34,000,000 Preference Shares. The Preference Shares rank prior to the Ordinary Shares upon liquidation and in respect of dividends and redemption. The vote of 66 2/3% of the holders of the Preference Shares, voting as a separate class, is required to (i) cause the Company to direct its subsidiaries to make distributions to the Company sufficient to enable the Company to pay dividends on the Preference Shares and
(ii) cause the redemption of the Preference Shares upon the occurrence of certain events. Except as described in the foregoing and as otherwise required by law, the Preference Shares are not entitled to vote. The Preference Shares are subject to mandatory redemption on December 31, 2007. Upon redemption, a holder of Preference Shares is entitled to receive for each Preference Share redeemed its per share Liquidation Value plus accrued and unpaid dividends.

                               SECURITY OWNERSHIP

As of the date hereof, all of the Company's issued and outstanding equity interests were owned by the Investor Group, the Management Investors and an affiliate of Paribas. The following table sets forth certain information with respect holders of 10% or more of the Ordinary Shares and the Preference Shares following consummation of the Transactions.

                                                         ---------------------------
                                                          PERCENTAGE   PERCENTAGE OF
                                                         OF ORDINARY    PREFERENCE
NAME AND ADDRESS OF BENEFICIAL OWNER                        SHARES        SHARES
-------------------------------------------------------  ------------  -------------
ACP (1)                                                     39.6%         43.835%
 6099 Riverside Drive, Suite 201
 Dublin, Ohio 43017
CVC Europe                                                  39.6%         43.835%
 P.O. Box 87
 18 Grenville Street
 St. Helier, Jersey
 JE4 8PX, Channel Islands
Management Investors                                        12.0%         2.588%

------------------------
(1) ACP is an affiliate of Citicorp Venture Capital, Ltd.

                              CERTAIN TRANSACTIONS

SHAREHOLDERS AGREEMENT AND ARTICLES OF ASSOCIATION

On the Closing Date, the Company, the Investor Group, the Management Investors and an affiliate of Paribas entered into a shareholders agreement (the "Shareholders Agreement") which contains certain agreements among such parties with respect to the equity interests and corporate governance of the Company. The Board of Directors of the Company is initially comprised of five members. ACP and CVC Europe each have the right to appoint two directors. J. David Smith is a director for as long as he is Chief Executive Officer of the Company. Pursuant to the Shareholders Agreement and the Articles of Association of the Company, the disposition of Ordinary Shares and Preference Shares is restricted. The Shareholders Agreement and the Articles of Association also contain certain participation rights, approval rights and rights of first refusal exercisable by ACP and CVC Europe in the event of certain sales or proposed sales of equity interests by the other.

REGISTRATION RIGHTS AGREEMENT

On the Closing Date, the Company entered into a registration rights agreement (the "Registration Agreement") with certain of the Company's existing shareholders. Pursuant to the terms of the Registration Agreement, such shareholders have the right to require the Company, at the Company's sole cost and expense and subject to certain limitations, to register under the Securities Act or list on any internationally recognized stock exchange all or part of the Ordinary Shares held by such shareholders (the "Registrable Securities"). All such shareholders will be entitled to participate in all registrations by the Company or other shareholders, subject to certain limitations. In connection with all such registrations, the Company has agreed to indemnify all holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act and other applicable state or foreign securities laws. Registrations pursuant to the Registration Agreement will be made, if applicable, on the appropriate registration form and may be underwritten registrations.

                        DESCRIPTION OF CREDIT AGREEMENT

GENERAL. AFP, Euramax Europe Limited, Europe B.V., Holdings U.K. and Euramax Netherlands B.V. (collectively, the "Borrowers"), the Company, Euramax U.K., Euramax B.V., Amerimax, the US Operating Companies, the UK Operating Companies and Euramax Coated Products B.V. (each of the foregoing entities, including each Borrower, being a "Loan Party") entered into the Credit Agreement with Paribas, as agent, and certain other financial institutions (collectively with Paribas, the "Lenders"). The information relating to the Credit Agreement is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith. The following is a description of the general terms of the Credit Agreement.

The Credit Agreement provides for $40.0 million of Term Loans and a Revolving Credit Facility of $85.0 million, a portion of which will be available for letters of credit and swing loans. On the Closing Date, the Loan Parties borrowed approximately $100.0 million under the Credit Agreement, consisting of $40.0 million of Term Loans and $60.0 million under the Revolving Credit Facility. The $25.0 million undrawn amount under the Revolving Credit Facility is available for working capital and general corporate purposes subject to borrowing base eligibility. As of the Closing Date, all of this amount was available. The following chart illustrates the organizational structure of the Company and its first and second tier subsidiaries, all of which are holding companies.

                                [CHART]

Euramax expects to consolidate certain of its subsidiaries in order to simplify its organizational structure and achieve certain tax consequences.

SECURITY. The obligations of the Loan Parties under the Credit Agreement are unconditionally and irrevocably guaranteed by each Loan Party (as defined above), except that the guarantees made by Euramax B.V., Euramax U.K., Euramax Netherlands B.V. and Euramax Europe Limited and their subsidiaries exclude the indebtedness incurred by AFP under the Revolving Credit Facility; and the guarantees made by certain of the Loan Parties exclude, until certain conditions are met, the indebtedness incurred by Holdings U.K. and Europe B.V. and their subsidiaries to finance the Acquisition of such Loan Party's capital stock or to pay related fees and expenses. In addition, the Credit Agreement and the guarantees thereunder are secured by: (i) a first priority security interest in all of the assets and properties (including, without limitation, accounts receivable, cash, cash equivalents, inventory, real property, leases, bank accounts, lockbox accounts, stock, stock equivalents, machinery, equipment, contracts and contract rights, trademarks, copyrights, patents, license agreements and general intangibles) of each Loan Party and each subsidiary of each Loan Party (whether such subsidiary is now owned or hereafter acquired); and (ii) a first priority perfected pledge of all capital stock and stock equivalents and certain intercompany notes of all direct or indirect subsidiaries of Euramax (whether such subsidiary is now owned or hereafter acquired); provided that (a) none of the collateral pledged by Euramax B.V., Euramax U.K., Euramax Netherlands B.V., Euramax Europe Limited, Holdings U.K. and Europe B.V. and their subsidiaries also secures AFP's indebtedness under the Revolving Credit Facility and, in addition, no collateral pledged by Holdings U.K. and Europe B.V. and their subsidiaries will secure, until certain conditions are met, indebtedness under the Credit Agreement incurred to finance the Acquisition of such Loan Party's capital stock or to pay related fees and expenses; (b) only 65% of the stock of Euramax B.V., Euramax S.A., and Euramax U.K. pledged by the Company secures AFP's indebtedness under the Revolving Credit Facility; and (c) no stock of any subsidiary of Euramax S.A. is collateral for any indebtedness under the Credit Agreement.

LOANS AND CURRENCIES. The Term Loans consist of three facilities in an aggregate amount of $40.0 million. Two of the facilities, which aggregate to $20.0 million, consist of (i) a Dutch Guilders facility available to Euramax Netherlands B.V. and (ii) a Pound Sterling facility available to Euramax Europe Limited. The third facility is a U.S. dollar facility in the amount of $20.0 million available to AFP, Euramax Netherlands B.V. and Euramax Europe Limited (the "Tranche B Facility" and collectively, with all other term loan facilities, the "Term Loan Facilities"). Loans made under the Revolving Credit Facility will be made, at the election of the applicable Borrower, in U.S. Dollars, Dutch Guilders and/or Pound Sterling. All loans made under the Term Loan Facilities and the Revolving Credit Facility shall be repaid in the currency in which such loan was made.

INTEREST. At the option of the applicable Borrower, the interest rate per annum applicable to the loans under the Credit Agreement is based upon the (a) Base Rate (as defined in the Credit Agreement) plus (i) 1.75% (in the case of the Revolving Credit Facility and all Term Loans except the Tranche B Facility) or
(ii) 2.25% (in the case of the Tranche B Facility), or (b) Eurocurrency Rate (as defined in the Credit Agreement) for one, two, three or six months, plus 2.75% (in the case of the Revolving Credit Facility and all Term Loans except the Tranche B Facility) or 3.25% (in the case of the Tranche B Facility); PROVIDED, however, the interest rates are subject to being increased if an Event of Default (as defined in the Credit Agreement) is continuing.

MATURITY. Outstanding loans under the Revolving Credit Facility and all Term Loans except the Tranche B Facility must be repaid in September 2001; PROVIDED, however, that subject to the consent of Paribas and any other Lender under the Revolving Credit Facility, the Borrowers will have the option, exercisable on the fourth year anniversary date of the Closing Date to extend the final maturity date of the Revolving Credit Facility to September 2003. Outstanding loans under all Term Loans except the Tranche B Facility amortize quarterly over five years with amortization payments totaling $450,000 in the remainder of 1996, $2.3 million in 1997, $3.8 million in 1998, $3.8 million in 1999, $4.3 million in 2000 and $5.35 million in 2001. Outstanding loans under the Tranche B Facility must be repaid in September 2003. The Tranche B Facility amortizes quarterly over seven years with amortization payments totaling $50,000 in the remainder of 1996, $200,000 per year in 1997 through 2000, $2.525 million in 2001, $9.5 million in 2002 and $7.125 million in 2003. Loans made pursuant to the Revolving Credit Facility may be borrowed, repaid and reborrowed from time to time until the fifth anniversary of the Closing Date (or, at the option of the applicable Loan Party and with the consent of Paribas and any other Lender under the Revolving Credit Facility, until the seventh anniversary of the Closing Date), subject to the satisfaction of certain conditions on the date of any such borrowing and except that no loans made under the Revolving Credit Facility to Euramax Europe Limited or Euramax Netherlands B.V. will be made after the Closing Date.

CONDITIONS TO EXTENSION OF CREDIT. The obligation of the Lenders to make loans or extend letters of credit after the Closing Date will be subject to the satisfaction of certain customary conditions including the absence of a default or an event of default under the Credit Agreement.

COVENANTS. The Credit Agreement requires the Company to meet certain financial tests, including minimum fixed charge coverage ratio, minimum interest coverage ratio, maximum leverage ratio, minimum EBITDA requirements and maximum amounts of capital expenditures. Minimum fixed charge coverage ratios of 1.00, 1.05 and
1.10 are required to be maintained as of each quarter end in the periods ended September 30, 1998, 1999 and 2000, respectively. For quarters ending after September 30, 2000, minimum fixed charge coverage required is 1.15. Minimum interest coverage of 1.15 is required as of December 31, 1996 and increases quarterly to 2.23 at September 30, 2003. Maximum leverage of 6.00 is allowed as of December 31, 1996. This maximum declines quarterly to 3.5 at September 30, 2003. Minimum EBITDA of $39.0 million is required for the year ended December 31, 1997. This minimum requirement increases to $48.6 million for the twelve month period ending September 30, 2003. Maximum amounts of capital expenditures are $12.5 million and $12.0 million in 1997 and 1998, respectively. This maximum declines to $10.0 million for years ending after December 31, 1998. The Credit Agreement also contains covenants which, among other things, limit the incurrence of additional indebtedness, the nature of the business of the Loan Parties and their subsidiaries, investments, leases of assets, ownership of subsidiaries, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness (including the Notes), liens and encumbrances and other matters customarily restricted in such agreements.

EVENTS OF DEFAULT. The Credit Agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-default to certain other indebtedness, certain events of bankruptcy and insolvency, ERISA violations, judgment defaults, failure of any guaranty or security agreement supporting the Credit Agreement to be in full force and effect and change of control of the Loan Parties.

                          DESCRIPTION OF THE NEW NOTES

As used below in this "Description of the New Notes" section, the "Company" means Euramax International plc, but not any of its subsidiaries, "Issuers" means the Company, Euramax U.K. and Euramax B.V., and "Guarantor" means Amerimax. The New Notes are to be issued under an Indenture, dated as of September 25, 1996 (the "Indenture"), among the Company, Euramax U.K., Euramax B.V., Amerimax and The Chase Manhattan Bank, as Trustee (the "Trustee"). The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The New Notes are subject to all such terms, and holders of the New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. A copy of the Indenture will be made available to prospective investors upon request. The statements under this caption relating to the New Notes, the Guarantee and the Indenture are summaries and do not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by such reference. The obligations of the Issuers in respect of the Notes are joint and several. The New Notes will be general unsecured obligations of the Issuers, limited to $200,000,000 aggregate principal amount (including the Old Notes) of which $135,000,000 aggregate principal amount has been issued in the Initial Offering. Additional amounts may be issued in one or more series from time to time subject to the limitations set forth under "-- Covenants -- Limitations on Indebtedness" and the restrictions contained in the Credit Agreement. The New Notes will be senior subordinated obligations of the Issuers, subordinated in right of payment to all Obligations under the Credit Agreement and to all other Senior Debt of the Issuers. The New Notes will be issued only in bearer form, without coupons, in denominations of $1,000 and any integral multiple thereof. See "-- Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of New Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Initially, the Trustee will act as paying agent and registrar for the New Notes.

Application has been made to list the Old Notes and New Notes on the Luxembourg Stock Exchange;

PRINCIPAL, MATURITY AND INTEREST

The New Notes will mature on October 1, 2006 and will bear interest at the rate per annum shown on the cover page hereof from September 25, 1996 or from the most recent interest payment date to which interest has been paid or provided for with respect to the Old Notes. Holders whose Old Notes are accepted upon consummation of the Exchange Offer will be deemed to have waived their rights to receive all accrued and unpaid interest on the Old Notes. Interest will be payable semiannually on April 1 and October 1 of each year, commencing April 1, 1997, to the Person in whose name a New Note is registered at the close of business on the preceding March 15 or September 15 (each, a "Record Date"), as the case may be. Interest on the New Notes will be computed on the basis of a 360-day year of twelve 30-day months. Holders must surrender the New Notes to the paying agent for the New Notes to collect principal payments. The Issuers will pay principal and interest by check and may mail interest checks to a holder's registered address. Under the limited circumstances where definitive notes are issued (see -- Book-Entry; Delivery and Form -- Definitive Registered Notes), the Issuers will appoint Kredietbank S.A. Luxembourgeoise, or such other person located in Luxembourg and reasonably acceptable to the Trustee, as an additional paying and transfer agent. Upon the issuance of definitive notes, holders will be able to receive principal, interest, and Additional Amounts, if any, on the Old Notes and New Notes and will be able to transfer definitive notes at the Luxembourg office of such paying and transfer agent, subject to the right of the Issuers to mail payments in accordance with the terms of the Indenture. Upon the issuance of definitive notes, Holders will be able to transfer and exchange definitive notes at the Luxembourg office of such paying and transfer agent provided that all transfers and exchanges must be effected in accordance with the terms of the Indenture and, among other things, be recorded in the register maintained by the registrar.

OPTIONAL REDEMPTION

The Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after October 1, 2001 and prior to maturity, upon not less than 30 nor more than 60 days notice mailed to each holder of Notes to be redeemed at his address appearing in the register for the Notes, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest to but excluding the date fixed for redemption (subject to the right of holders of record on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning October 1 of the years indicated:

        YEAR          PERCENTAGE
--------------------  ----------
2001                     105.625%
2002                     103.750
2003                     101.875
2004 and thereafter      100.000

So long as the Old Notes or New Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, notice of such a redemption shall also be published in a leading newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBOURG WORT).

In addition, prior to October 1, 1999, the Company may redeem up to 40% of the principal amount of the Notes with the net cash proceeds received by the Company from one or more public offerings of Capital Stock of the Company (other than Disqualified Stock), at a redemption price (expressed as a percentage of the principal amount) of 111.25% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for redemption; provided, however, that at least $75.0 million in aggregate principal amount of the Notes remains outstanding immediately after any such redemption (excluding any Notes owned by the Company or any of its Affiliates). Notice of redemption pursuant to this paragraph must be mailed to holders of Notes not later than 60 days following the consummation of such public offering.

Selection of Notes for any partial redemption shall be made by the Trustee, in accordance with the rules of any national securities exchange on which the Notes may be listed or, if the Notes are not so listed, PRO RATA or by lot or in such other manner as the Trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed before the date fixed for redemption to each holder of Notes to be redeemed at his or her registered address. On and after the date fixed for redemption, interest will cease to accrue on Notes or portions thereof called for redemption.

The Notes will not have the benefit of any sinking fund.

TAXATION; REDEMPTION FOR TAXATION REASONS

All payments by the Issuers in respect of the Notes shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatsoever nature, including penalties, interest and any other liabilities related thereto ("Taxes"), imposed or levied by or on behalf of the United Kingdom or the Netherlands or any relevant jurisdiction or any political subdivision or authority thereof or therein having power to tax, unless the Issuers are compelled by law to deduct or withhold such taxes, duties, assessments or other governmental charges. In such event, the Issuers shall pay such additional amounts ("Additional Amounts") as may be necessary to ensure that the net amounts received by the holders of the Notes after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of the Notes in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of any Note (i) presented for payment of principal more than 60 days after the later of (x) the date on which such payment first became due and (y) if the full amount payable has not been received in New York City by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Noteholders by the Trustee, except to the extent that the Noteholder would have been entitled to such Additional Amounts on presenting such Note for payment on the last day of the applicable 60 day period, (ii) if any tax, assessment or the other governmental charge is imposed or withheld by reason of the failure to comply by the Noteholder or, if different, the beneficial owner of the interest payable on the Note with a timely request of the Issuers addressed to such holder to provide information, documents or other evidence concerning the nationality, residence, identity or connection with the United Kingdom or The Netherlands or any relevant jurisdiction of such holder or beneficial owner which is required or imposed by a statute, treaty, regulation or administrative practice of the United Kingdom or The Netherlands or any relevant jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge,
(iii) held by or on behalf of a Noteholder who is liable for Taxes in respect of such Note by reason of having some connection with the United Kingdom or The Netherlands or any relevant jurisdiction (or any political subdivision or authority thereof) other than the mere purchase, holding or disposition of any Note, or the receipt of principal or interest in respect thereof, including, without limitation, such Noteholder being or having been a citizen or resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein, (iv) if the Notes are held in definitive registered form and such Definitive Registered Notes have been issued at the request of the holder or any previous holder of such Notes (unless all Notes are exchanged for Definitive Registered Notes), (v) to the extent that such Additional Amounts exceed the Additional Amounts that would have been payable had such Noteholder or beneficial owner of the interest not failed to be a resident of the United States within the meaning of the income tax treaty between the United States and the United Kingdom, the United States and The Netherlands or the United States and any other relevant jurisdiction, (vi) to the extent that such Additional Amounts exceed the Additional Amounts that would have been payable had such Noteholder or beneficial owner of the interest (if such person is a tax-exempt entity) not sold, or agreed to sell, such Note within three months of the acquisition thereof, (vii) to the extent that such Additional Amounts exceed the Additional Amounts that would have been payable had such Noteholder or beneficial owner of the interest not been a corporation described in Article 16(1) of the income tax treaty between United States and the United Kingdom dated December 31, 1975, as amended (the "Tax Treaty") (as in effect on the date of issuance of the Notes), unless such a Noteholder or beneficial owner of the interest is or becomes such a corporation it is or will be a corporation in Article 16(2) of the Tax Treaty, or (viii) on account of any estate, inheritance, gift, sale, transfer, personal property or other similar tax, assessment or other governmental charge; and any combination of (i), (ii),
(iii), (iv), (v), (vi), (vii) or (viii), nor shall Additional Amounts be paid with respect to any payment of the principal of, or any interest on, any Note to any Noteholder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor or beneficial owner would not have been entitled to any Additional Amounts had such beneficiary or settlor or beneficial owner been the Noteholder. The Issuers will also (a) make such withholding or deduction compelled by applicable law and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuers will furnish copies of such receipts evidencing the payment of any Taxes so deducted or withheld in such form as provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to the Issuers to the Trustee within 60 days after the date of receipt of such evidence. The Trustee will make such evidence available to the holders of Notes upon request. If the Issuers have paid any Additional Amounts to any Noteholder or, if different, the beneficial owner of the interest and such person is entitled to a refund of the Tax to which such Additional Amounts are attributable from any competent taxation authority or other governmental body, then (a) such peron shall, as soon as practicable but in any event within 30 days after receiving a written request thereof from the Issuers, comply with any administrative procedure to obtain such refund and (b) upon receipt of such refund promptly pay over such refund to the Issuers.

If Additional Amounts are paid to a Noteholder, or, if different, the beneficial owner of the interest, and subsequently is determined that the Noteholder or beneficial owner of the interest was not entitled to such Additional Amounts, then such Noteholder or beneficial owner of the interest shall promptly refund to the Issuers the amount of all such Additional Amounts previously made to the Noteholder or beneficial owner of the interest.

All references herein and in the Indenture or the Notes to the principal of or interest on a Note shall be deemed to include any Additional Amounts payable in connection therewith.

The Issuers will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to in the Indenture or Notes.

Notes may be redeemed, at the option of the Issuers, as a whole, but not in part (limited to Notes with respect to which an Additional Amount (as described below) is or may be required), at any time, upon giving notice to holders not less than 30 days nor more than 60 days prior to the date fixed for redemption (which notice shall be irrevocable), at a redemption price equal to the principal amount thereof, together with interest accrued to the date fixed for redemption and any Additional Amounts payable with respect thereto, if the Issuers determine and certify to the Trustee immediately prior to the giving of such notice that (i) they have or will become obligated to pay Additional Amounts in respect of such Notes as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United Kingdom or The Netherlands or any relevant jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in the official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction) which change, amendment, application or interpretation become effective on or after the date of issuance of such Notes and (ii) such obligation cannot be avoided by the Issuers taking reasonable measures available to it, provided, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuers would be obligated to pay such Additional Amounts if a payment in respect of such Notes was then due. Prior to the giving of any notice of redemption described in this paragraph, the Issuers shall deliver to the Trustee (a) a certificate signed by two directors of the Company stating that the obligation to pay Additional Amounts cannot be avoided by the Issuers taking reasonable measures available to them and (b) a written opinion of independent legal counsel to the Issuers to the effect that the Issuers have become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Issuers cannot avoid payment of such Additional Amounts by taking reasonable measures available to them.

RANKING

Each Issuer agrees, and, by accepting the Notes each holder of Notes will be deemed to have agreed, that the payment of the principal of, premium, if any, and interest of the Notes and all Obligations under the Indenture and the payment of any claims are subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt and they and/or each of them may enforce such subordination. For the purposes of this section, no Senior Debt shall be deemed to have been paid in full unless the holders or owners thereof have received payment in full in cash; a distribution may consist of cash, securities or other property, by set-off by way of collateral or otherwise; any payment or distribution includes any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of any Issuer or any Subsidiary thereof that is subordinated to the Notes or Claims; and a payment or distribution on account or any Obligations with respect to the Notes shall include any redemption, purchase or other acquisition of the Notes, whether pursuant to an Offer to Purchase or otherwise.

Upon any payment or distribution of assets or securities of an Issuer or any of its Subsidiaries of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of such Issuer or Subsidiary, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings relating to any Issuer or its Subsidiaries or their respective property or in an assignment for the benefit of creditors, or an arrangement, adjustment, composition or relief of any Issuer or any of its Subsidiaries or their respective debts or any marshalling of the assets and liabilities of any Issuer or any of its Subsidiaries, all amounts due or to become due with respect to Senior Debt (including any interest accruing subsequent to the commencement of any such proceeding at the rate specified in the applicable Senior Debt) shall first be paid in full, or payment provided for, before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment or distribution on account of the principal of, premium, if any, or interest on the Notes, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities or payment of any Claims or of any other Obligations. Before any payment may be made by, or on behalf of, an Issuer of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets or securities of such Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by such Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of Senior Debt of such Issuer (PRO RATA to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their representatives or to the agent or the trustee or trustees under any indenture pursuant to which any such Senior Debt may have been issued as their respective interests may appear, to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

No direct or indirect payment or distribution by or on behalf of the Issuers or their Subsidiaries of principal of, premium, if any, or interest on, or other Obligations in respect of, the Notes, whether pursuant to the terms of the Notes or upon acceleration or otherwise, or on account of any Claim will be made and the Holders and Trustee shall not receive, directly or indirectly, any such payment or distribution if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Debt, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise (and the Trustee has received written notice thereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Debt. In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of notice (a "Payment Blockage Notice") from a holder or holders of such

Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Debt has been discharged or repaid in full, no direct or indirect payment or distribution will be made by or on behalf of the Issuers or their Subsidiaries on account of or with respect to the Notes or on account of any Claim or Obligation, except from those funds held in trust for the benefit of the Holders of any Notes to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such Payment Blockage Notice by the Trustee and ending 179 days thereafter. Notwithstanding anything herein to the contrary,
(x) in no event will a Payment Blockage Period extend beyond 179 days from the date of the Payment Blockage Notice in respect thereof was given and (y) there must be 180 days in any 360 day period during which no Payment Blockage Period is in effect. Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period may be, or be made, to the extent the holders of such Designated Senior Debt had knowledge of the same, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Debt or the trustee or agent acting on behalf of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

If a distribution is made to the Trustee, any Paying Agent or any Holder that because of the provisions of this section should not have been made to it, the Trustee, the Paying Agent or such Holder who receives the distribution will be required to hold it in trust for the benefit of, and upon written request, pay it over (in the same form as received, with any necessary endorsement) to, the holders of Senior Debt as their interests may appear, or their agent, representative or the trustee for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms.

The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this section will not be construed as preventing the occurrence of an Event of Default described in clause (a), (b) or (c) of the first paragraph under "-- Events of Default."

By reason of the subordination provisions described above, in the event of insolvency of an Issuer or any Subsidiary thereof, funds which would otherwise be payable to Holders of the Notes will be paid to the holders of Senior Debt to the extent necessary to repay such Senior Debt in full, and such Issuer may be unable to fully meet its obligations with respect to the Notes. Subject to the restrictions set forth in the Indenture, in the future the Issuers may incur additional Senior Debt.

In addition, the Notes are obligations exclusively of the Issuers and the Guarantor. Because the Issuers' and the Guarantor's operations are conducted entirely through the Operating Subsidiaries, the cash flow and the consequent ability of the Issuers and the Guarantor to service their debt, including the Notes, is dependent upon the earnings of the Operating Subsidiaries and the distribution of those earnings to the Issuers and the Guarantor. The Operating Subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to the Issuers and the Guarantor by the Operating Subsidiaries may be subject to statutory or contractual restrictions (including restrictions in the Credit Agreement) and subject to various business considerations.

The Notes will be effectively subordinated to secured indebtedness of the Issuers and the Guarantor and all liabilities of the Operating Subsidiaries, including trade payables and the liquidation value of Preferred Stock, if any, except to the extent that one or more of the Issuers are themselves recognized as creditors of such subsidiary, in which case the claims of such Issuer or Issuers would still be subordinate to any security interest in the assets of such subsidiary, and indebtedness of such subsidiary senior to that held by such Issuer or Issuers. At June 30, 1996, after giving pro forma effect to the Transactions, $150.8 million of consolidated indebtedness and trade payables would have been liabilities of Operating Subsidiaries or outstanding under the Credit Agreement, all of which would be effectively senior to the Notes. Amounts actually drawn under the Credit Agreement on the Closing Date were $100.0 million. At June 30, 1996, after giving pro forma effect to the Transactions except giving effect to the amounts actually borrowed under the Credit Agreement on the Closing Date, the aggregate amount of consolidated indebtedness and other liabilities which the

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Notes or the Guarantee would have been effectively subordinated to would have been approximately $164.1 million. In addition, the Company and its subsidiaries could have incurred up to an additional $25.0 million of secured indebtedness under the Credit Agreement which would have ranked effectively senior to the Notes.

THE GUARANTEE

The Indenture provides that the Guarantor will unconditionally guarantee on a senior subordinated basis all of the obligations of the Issuers under the Notes, including their obligations to pay principal, premium, if any, and interest with respect to the Notes. The obligations of the Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of the Guarantor, will result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Except as provided in "-- Covenants" below, the Company is not restricted from selling or otherwise disposing of the Guarantor.

The Indenture provides that if the Notes are defeased in accordance with the terms of the Indenture, or if all or substantially all of the assets of the Guarantor or all of the Capital Stock of the Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Disposition, and if (x) the Net Available Proceeds from such Asset Disposition are used in accordance with the covenant described under "-- Covenants -- Limitation on Certain Asset Dispositions" or
(y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Available Proceeds from such Asset Disposition shall be used in accordance with the covenant described under "-- Covenants -- Limitation on Certain Asset Dispositions" and within the time limits specified by such covenant, then the Guarantor (in the event of a sale or other disposition of all of the Capital Stock of the Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of the Guarantor) shall be released and discharged of its Guarantee obligations.

The obligations of the Guarantor under the Guarantee are subordinated to the prior payment in full of all Senior Debt on the same basis as the obligations of the Issuers on the Notes are subordinated to Senior Debt. The Guarantee will be PARI PASSU in right of payment with any other senior subordinated indebtedness of the Guarantor and senior to any future Subordinated Indebtedness of the Guarantor.

REGISTRATION RIGHTS

There will be no registration rights with respect to the New Notes. Certain brokers or dealers registered under the Exchange Act who may be deemed to be "underwriters" with respect to the New Notes may be entitled to continuing registration rights which the Company granted with respect to the Old Notes. See "Plan of Distribution."

COVENANTS

The Indenture contains, among others, the following covenants:

LIMITATION ON INDEBTEDNESS

The Indenture provides that none of the Issuers nor any of their Restricted Subsidiaries will, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness), except: (i) Indebtedness (including Acquired Indebtedness) of the Issuers or any of their Restricted Subsidiaries, if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Cash Flow Ratio of the Company for the four full fiscal quarters for which quarterly or annual financial statements are available next preceding the Incurrence of such Indebtedness, calculated on a pro forma basis in accordance with Article 11 of Regulation S-X under the Securities Act of 1933 or any successor provision as if such Indebtedness had been Incurred on the first day of such four full fiscal quarters, would be greater than 1.8 to 1.00 if such Indebtedness is Incurred on or before December 31, 1998 and 2.2 to 1.00 if such Indebtedness is Incurred after December 31, 1998; (ii) Indebtedness of the Company and its Restricted Subsidiaries, Incurred under the Credit Agreement in an aggregate principal amount outstanding at any one time not to exceed $125 million; (iii) Indebtedness owed by the Company to any direct or indirect Wholly Owned Subsidiary of the Company or Indebtedness owed by a direct or indirect Restricted Subsidiary of the Company to the Company or a direct or indirect Wholly Owned Subsidiary of the Company; provided, however, upon either (I) the transfer or other disposition by such direct or indirect Wholly Owned Subsidiary or the Company of any Indebtedness so permitted under this clause (iii) to a Person other than the Company or another direct or indirect Wholly Owned Subsidiary of the Company or (II) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such direct or indirect Wholly Owned Subsidiary to a Person other than the Company or another such Wholly Owned

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Subsidiary of the Company, the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be; (iv) Indebtedness of any of the Issuers or any Restricted Subsidiary under any interest rate or currency swap agreement to the extent entered into to hedge any other Indebtedness permitted under the Indenture (including the Notes); (v) Indebtedness Incurred to renew, extend, refinance or refund (collectively for purposes of this clause (v) to "refund") any Indebtedness outstanding on the Issue Date, any Indebtedness Incurred under the prior clause (i) above or the Notes and the Guarantee; provided, however, that (I) such Indebtedness does not exceed the principal amount (or accrual amount, if less) of Indebtedness so refunded (plus unused commitments under revolving credit facilities) plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the Indebtedness refunded or the amount of any premium reasonably determined by the issuer of such Indebtedness as necessary to accomplish such refunding by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of such issuer reasonably incurred in connection therewith and (II) in the case of any refunding of Indebtedness that is PARI PASSU with the Notes, (A) such refunding Indebtedness is made pari passu with or subordinate in right of payment to the Notes, and, in the case of any refunding of Indebtedness that is subordinate in right of payment to the Notes, such refunding Indebtedness is subordinate in right of payment to the Notes on terms no less favorable to the holders of the Notes than those contained in the Indebtedness being refunded,
(B) the refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refunded and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or a Restricted Subsidiary of the Company) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Restricted Subsidiary of the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in the Indenture described under "-- Change of Control" below and (C) any Indebtedness Incurred to refund any other Indebtedness is Incurred by the obligor on the Indebtedness being refunded or by an Issuer; (vi) Indebtedness of the Issuers or their Restricted Subsidiaries, not otherwise permitted to be Incurred pursuant to clauses (i) through (v) above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (vi), has an aggregate principal amount not in excess of $10 million at any time outstanding, which Indebtedness may be incurred under the Credit Agreement; (vii) commodity agreements of the Issuers or any of their Restricted Subsidiaries to the extent entered into to protect the Company and its Restricted Subsidiaries from fluctuations in the prices of raw materials used in their businesses; (viii) Indebtedness of the Issuers under the Notes and Indebtedness of the Guarantor under the Guarantee; (ix) Indebtedness outstanding on the Issue Date; (x) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed 5% of Tangible Assets at any time (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) provided that the principal amount of such Indebtedness does not exceed the fair market value of such property or equipment; (xi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance, and obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business; and (xii) Guarantees by the Issuers or their Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred hereunder.

LIMITATION ON RESTRICTED PAYMENTS

The Indenture provides that none of the Issuers nor any of their Restricted Subsidiaries will, directly or indirectly, (i) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of the Capital Stock of the Company or any of its Restricted Subsidiaries or to the holders thereof, excluding any (x) dividends or distributions payable solely in shares of Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to acquire Capital Stock of the Company (other than Disqualified Stock), or (y) in the case of any Issuer or any Restricted Subsidiary of the Company, dividends or distributions payable to the Company (or to a director of a European Restricted Subsidiary on account of his or her

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qualifying share), an Issuer or a Restricted Subsidiary of the Company, (ii)
purchase, redeem, or otherwise acquire or retire for value shares of Capital Stock of the Company or any of its Restricted Subsidiaries, any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any of its Restricted Subsidiaries or any securities convertible or exchangeable into shares of Capital Stock of the Company or any of its Restricted Subsidiaries, excluding any such shares of Capital Stock, options, warrants, rights or securities which are owned by the Company or a Restricted Subsidiary of the Company, (iii) make any Investment in (other than a Permitted Investment), or payment on a guarantee of any obligation of, any Person, other than the Company or a direct or indirect Wholly Owned Subsidiary of the Company or, in the case of the Credit Agreement, any guarantee by a Restricted Subsidiary of Obligations under the Credit Agreement, or (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Subordinated Indebtedness (each of the transactions described in clauses (i) through (iv) (other than any exception to any such clause) being a "Restricted Payment") if at the time thereof: (1) an Event of Default, or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or (2) upon giving effect to such Restricted Payment, the Issuers could not Incur at least $1.00 of additional Indebtedness pursuant to the terms of the Indenture described in clause (i) of "-- Limitation on Indebtedness" above, or (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Issue Date exceeds the sum of: (a) 50% of cumulative Consolidated Net Income of the Company (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) since the end of the fiscal quarter in which the Issue Date occurs through the last day of the fiscal quarter for which financial statements are available; plus (b) 100% of the aggregate net proceeds received after the Issue Date, including the fair market value of property other than cash (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee), from the issuance of, or equity contribution with respect to, Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company (other than in respect of any such issuance to a Restricted Subsidiary of the Company) and the principal amount of Indebtedness of the Company or any of its Restricted Subsidiaries that has been converted into or exchanged for Capital Stock of the Company which Indebtedness was Incurred after the Issue Date; plus (c) 100% of the aggregate after-tax net proceeds, including the fair market value of property other than cash (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee) of the sale or other disposition of any Investment constituting a Restricted Payment made after the Issue Date; provided that any gain on the sale or disposition included in such after tax net proceeds shall not be included in determining Consolidated Net Income for purposes of clause (a) above.

The foregoing provision will not be violated by (i) any dividend on any class of Capital Stock of the Company or any of its Restricted Subsidiaries paid within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary, as the case may be, could have paid such dividend in accordance with the provisions of the Indenture, (ii) the renewal, extension, refunding or refinancing of any Indebtedness otherwise permitted pursuant to the terms of the Indenture described in clause (v) of "-- Limitation on Indebtedness" above, (iii) the exchange or conversion of any Indebtedness of any of the Issuers or any of their Restricted Subsidiaries for or into Capital Stock of the Company (other than Disqualified Stock), (iv) so long as no Default or Event of Default has occurred and is continuing, any Investment made with the proceeds of a substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph, (v) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph, (vi) the repurchase of Capital Stock at no more than its fair market value (determined in good faith by the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee) from present or former Management Investors in an amount not in excess of $2 million in any one year or $5 million in the aggregate, (vii) payments in lieu of fractional shares in an amount not in excess of $100,000 in the aggregate, (viii) repurchases of Common Stock which may be deemed to occur on stock for stock exercises of options, (ix) Investments in Persons which engage in the Fabricated Products Business in an amount not to exceed 7.5% of Tangible Assets of the Company and (x) distribution for the payment of U.S. federal, state, local or non-U.S. taxes. Each Restricted Payment described in clauses (i) (to the

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extent not already taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause 3 above), (vi), (vii) and
(ix) of the previous sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the preceding paragraph.

The Indenture provides that for purposes of this covenant, (i) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (ii) at any date the aggregate of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of an Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary (in each case (i) and
(ii) "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

LIMITATIONS CONCERNING DISTRIBUTIONS AND TRANSFERS BY RESTRICTED SUBSIDIARIES

The Indenture provides that none of the Issuers nor any of their Restricted Subsidiaries will, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company, (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (a) (x) the Credit Agreement or (y) any other agreement evidencing Senior Debt in effect on the Issue Date as any such other agreement is in effect on such date, (b) any agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not Incurred in anticipation or contemplation of becoming a Restricted Subsidiary and provided such encumbrance or restriction shall not apply to any assets of the Company or its Restricted Subsidiaries other than such Restricted Subsidiary, (c) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary or assets, (d) an agreement effecting a renewal, exchange, refunding, amendment or extension of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) above; provided, however, that with respect to an agreement referred to in (a)(y) or
(b) the provisions contained in such renewal, exchange, refunding, amendment or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee, (e) the Indenture, (f) applicable law, (g) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary of the Company, (h) restrictions contained in Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "-- Limitation on Indebtedness"; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness incurred, (i) purchase money and similar obligations for property or equipment acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iii) of this covenant or (j) restrictions of the type referred to in clause (iii) of this covenant contained in security agreements securing Indebtedness of a Restricted Subsidiary of the Company to the extent that such Liens were otherwise incurred in accordance with "-- Limitation on Liens" below and restrict the transfer of property subject to such agreements.

LIMITATION ON LIENS

The Indenture provides that none of the Issuers nor any of their Restricted Subsidiaries will Incur any Lien on or with respect to any property or assets of any Issuer or such Restricted Subsidiary owned on the Issue Date or thereafter acquired or on the income or profits thereof to secure Indebtedness, without making, or causing any such Restricted Subsidiary to make, effective provision for securing the Notes (and, if any Issuer shall so determine, any other Indebtedness of such Issuer or such Restricted Subsidiary, including Subordinated Indebtedness; provided, however, that Liens securing the Notes and any Indebtedness PARI PASSU with the Notes are senior to such Liens securing such

                                       65
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Subordinated Indebtedness) equally and ratably with such Indebtedness or, in the event such Indebtedness is subordinate in right of payment to the Notes or the Guarantee, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured. The foregoing restrictions shall not apply to (i) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date; (ii) Liens securing Senior Debt (including Liens securing Indebtedness outstanding under the Credit Agreement); (iii) Liens securing only the Notes; (iv) Liens in favor of an Issuer or the Guarantor; (v) Liens to secure Indebtedness Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property (or any other capital expenditure financing) subject to such Liens; provided, however, that (a) the aggregate principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item, (c) the Indebtedness secured by such Lien is Incurred by an Issuer within 180 days of the acquisition, construction or improvement of such property and (d) the Incurrence of such Indebtedness is permitted by the provisions of the Indenture described under "-- Limitation on Indebtedness" above; (vi) Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of the financing of such acquisition); (vii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with an Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); (viii) Liens on property of an Issuer in favor of any national, state or local government, or any instrumentality thereof, to secure payments pursuant to any contract or statute; (ix) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clauses (i)-(viii) so long as such Liens do not extend to any other property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such renewal, refinancing or refunding pursuant to the terms of the Indebtedness renewed, refinanced or refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, refinancing or refunding by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the issuer of such Indebtedness reasonably incurred in connection with such renewal, refinancing or refunding; (x) Liens in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee;
(xi) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by any Issuer or any Restricted Subsidiary in the ordinary course of business which secure its obligations to such Person; PROVIDED, that (i) such Issuer or Restricted Subsidiary is not more than 10 days in default with respect to such payment obligation to such Person, (ii) such Issuer or Restricted Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof, or (iii) all such failures by the Issuers and the Restricted Subsidiaries in the aggregate have not had a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole; (xii) Liens on assets (other than Capital Stock) incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits; (xiii) Liens on assets (other than Capital Stock) securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and judgment liens; provided, however, that such Liens do not secure directly or indirectly judgments in excess of $1,000,000; (xiv) Liens in favor of landlords securing operating leases; and (xv) Liens securing assets not having a fair market value in excess of $250,000.

LIMITATION ON CERTAIN ASSET DISPOSITIONS

The Indenture provides that none of the Issuers nor any of their Restricted Subsidiaries will, directly or indirectly, make one or more Asset Dispositions unless: (i) such Issuer or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the Company in good faith and evidenced by a resolution of such Board of Directors filed with the Trustee; (ii) except in the case of a Permitted Asset Swap, not less than 75% of the consideration for the disposition consists of cash or readily marketable cash equivalents or the assumption of Indebtedness (other than non-recourse Indebtedness or any Subordinated Indebtedness) of such Issuer or such Restricted Subsidiary or other obligations relating to such assets (and release of such Issuer or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); and (iii) all Net Available Proceeds, less any amounts invested within 360 days of such Asset Disposition in assets related to the business of the Company (including the Capital Stock of another Person (other than the Issuers or any Person that is a Restricted Subsidiary of the Issuers immediately prior to such

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investment); provided, however, that immediately after giving effect to any such investment (and not prior thereto) such Person shall be a Restricted Subsidiary of the Company), are applied, on or prior to the 360th day after such Asset Disposition, to the permanent reduction and prepayment of any Senior Debt then outstanding (including a permanent reduction of commitments in respect thereof) and, after all Senior Debt has been repaid in full or any required waivers thereof have been obtained, to an Offer to Purchase. Any Net Available Proceeds from any Asset Disposition which is subject to the immediately preceding sentence that are not applied to repay Senior Debt shall be invested as provided in clause (iii) of the immediately preceding sentence, or used to make an Offer to Purchase outstanding Notes at a purchase price in cash equal to 100% of their principal amount plus accrued interest to the Purchase Date. Notwithstanding the foregoing, the Issuers may defer making any Offer to Purchase outstanding Notes until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $5 million (at which time, the entire unutilized Net
Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph). Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Issuers for any other purpose (subject to the other provisions of the Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Disposition. These provisions will not apply to a transaction consummated in compliance with the provisions of the Indenture described under "-- Mergers, Consolidations and Certain Sales of Assets" below.

In the event that the Issuers make an Offer to Purchase the Notes, the Issuers shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

LIMITATION ON ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

The Indenture provides that none of the Issuers will, nor permit any of their Restricted Subsidiaries to, (a) transfer, convey, sell or otherwise dispose of any shares of Capital Stock of any Restricted Subsidiary of the Issuers (other than to the Company or a Wholly Owned Subsidiary of the Company), except that the Company and any such Restricted Subsidiary (other than an Issuer) may, in any single transaction, sell all, but not less than all, of the issued and outstanding Capital Stock of any such Restricted Subsidiary to any Person, subject to complying with the provisions of the Indenture described under "-- Limitation on Certain Asset Dispositions" above and (b) issue shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, Capital Stock of a Restricted Subsidiary of the Company to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

LIMITATION ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

The Indenture provides that none of the Issuers nor any of their Restricted Subsidiaries will enter into directly or indirectly any transaction with any of their respective Affiliates or Related Persons (other than the Issuers or a Restricted Subsidiary of an Issuer), including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or Investment, either directly or indirectly, involving aggregate consideration in excess of $1,000,000 unless (i) a majority of the disinterested directors of the Board of Directors of the Company determines, in its good faith judgment evidenced by a resolution of such Board of Directors filed with the Trustee, that the terms of such transactions are at least as favorable as the terms that could be obtained by the Issuer or such Restricted Subsidiary, as the case may be in a comparable transaction made on an arms-length basis between unaffiliated parties; provided, however, that if the aggregate consideration is in excess of $5 million the Company shall also obtain, prior to the consummation of the transaction, the favorable opinion as to the fairness of the transaction to such Issuer or Restricted Subsidiary, from a financial point of view from an independent financial advisor; and (ii) such transaction is, in the opinion of a majority of the disinterested directors of the Board of Directors of the Company evidenced by a resolution of such Board of Directors filed with the Trustee, on terms no less favorable to such Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person. The provisions of this covenant shall not apply to (i) transactions permitted by the provisions of the Indenture described above under the caption "-- Limitation on Restricted Payments" above, (ii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors and employees of the Company and its Subsidiaries as determined in good faith by the Board of Directors of the Company, (iii) loans, payments or advances to employees in the ordinary course of

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business which are approved in good faith by the Board of Directors of the
Company and (iv) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholder agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter.

CHANGE OF CONTROL

Within 30 days following the date of the consummation of a transaction resulting in a Change of Control, the Issuers (or any of them) will commence an Offer to Purchase all outstanding Notes at a purchase price in cash equal to 101% of their principal amount plus accrued interest to the Purchase Date. The Indenture will provide that, prior to the commencement of the Offer to Purchase, but in any event within 30 days following any Change of Control, the Issuers covenant to (i) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes. The Issuers shall first comply with the covenant in the immediately preceding sentence before they shall be required to repurchase Notes pursuant to the provisions described below. The Issuers' failure to comply with the immediately preceding sentence shall constitute an Event of Default. So long as the Old Notes or New Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, notice of such an Offer to Purchase shall be published in a leading newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBOURG WORT).

The Offer to Purchase will be consummated not earlier than 30 days and not later than 60 days after the commencement thereof. Each holder shall be entitled to tender all or any portion of the Notes owned by such holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must bear an integral multiple of $1,000 principal amount. A "Change of Control" will be deemed to have occurred in the event that (whether or not otherwise permitted by the Indenture), after the Issue Date (a) any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates or Related Persons thereof, other than Permitted Holders, shall "beneficially own" (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 40% of the voting power of the outstanding Voting Stock of the Company; (b) any sale, lease or other transfer (in one transaction or a series of related transactions) is made by the Company or its Restricted Subsidiaries of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person; (c) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which immediately after the consummation thereof Persons owning a majority of the voting stock of the Company immediately prior to such consummation shall cease to own a majority of the voting stock of the Company or the surviving entity if other than the Company, (d) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or (e) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

In the event that the Issuers make an Offer to Purchase the Notes, the Issuers shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

With respect to the sale of assets referred to in the definition of "Change of Control," the phrase "all or substantially all" of the assets of the Company will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred. In addition, no assurances can be given that the Issuers will be able to acquire Notes tendered upon the occurrence of a Change of Control. The ability of the Issuers to pay cash to the holders of Notes upon a Change of Control may be limited by their then existing financial resources. The Credit Agreement will contain certain covenants prohibiting, or requiring waiver or consent of the thereunder prior to, the repurchase of the Notes upon a Change of Control and future debt agreements of the Issuers may provide the same. If the Issuers do not obtain such waiver or consent or repay such Indebtedness, the Issuers will remain prohibited from repurchasing the Notes. In such event, the Issuers' failure to purchase tendered Notes would constitute an Event of

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Default under the Indenture which would in turn constitute a default under the
Credit Agreement and possibly other Senior Debt. None of the provisions relating to a repurchase upon a Change of Control are waivable by the Board of Directors of the Company or the Trustee.

The foregoing provisions will not prevent the Issuers from entering into transactions of the types described above with management or their affiliates. In addition, such provisions may not necessarily afford the holders of the Notes protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving the Issuers that may adversely affect the holders because such transactions may not involve a shift in voting power or beneficial ownership, or even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to trigger the provisions.

PROVISION OF FINANCIAL INFORMATION

Whether or not the Issuers are subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, following effectiveness of the Exchange Offer the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all holders of Notes, as their names and addresses appear in the Note Register, without cost to such holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to the preceding sentence, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective holder of Notes. The Indenture requires that the financial statements and other financial information provided in such reports or other documents be prepared and presented in accordance with GAAP.

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

None of the Issuers will consolidate or merge with or into any Person, or sell, assign, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Issuers to consolidate or merge with or into any Person or sell, assign, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any Person unless, in each such case: (i) the entity formed by or surviving any such consolidation or merger (if other than such Issuer or such Restricted Subsidiary, as the case may be), or to which such sale, assignment, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the jurisdiction of incorporation of such Issuer or Restricted Subsidiary or the United States, any state thereof or the District of Columbia; (ii) the Surviving Entity assumes by supplemental indenture all of the obligations of such Issuer or the Issuers, as the case may be, on the Notes and under the Indenture; (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company or the Surviving Entity (in the case of any transaction involving an Issuer other than the Company), as the case may be, could Incur at least $1.00 of Indebtedness pursuant to clause (i) of the provisions of the Indenture described under "-- Limitation on Indebtedness" above; (iv) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred by the Company or such Restricted Subsidiary, as the case may be, at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; and
(v) if, as a result of any such transaction, property or assets of an Issuer or a Restricted Subsidiary would become subject to a Lien not excepted from the provisions of the Indenture described under "-- Limitation on Liens" above, such Issuer, Restricted Subsidiary or the Surviving Entity, as the case may be, shall have secured the Notes as required by said covenant. The provisions of this paragraph shall not apply to any merger of a Restricted Subsidiary of the Company with or into the Company or a Wholly Owned Subsidiary of the Company or any transaction pursuant to which the Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the provisions of the Indenture described under "-- Limitation on Certain Asset Dispositions" above.

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
EVENTS OF DEFAULT

The following are Events of Default under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of the Indenture described under "-- Ranking" above); (b) failure to pay any interest on any Note when due, continued for 30 days (whether or not prohibited by the provisions of the Indenture described under "-- Ranking" above); (c) default in the payment of principal of and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under "-- Covenants -- Change of Control" and "-- Covenants -- Limitation on Certain Asset Dispositions" above when due and payable (whether or not prohibited by the provisions of the Indenture described under "-- Ranking" above); (d) failure to perform or comply with any of the provisions described under "-- Covenants -- Mergers, Consolidations and Certain Sales of Assets" above; (e) failure to perform any other covenant or agreement of the Issuers under the Indenture or the Notes continued for 30 days after written notice to any of the Issuers by the Trustee or holders of at least 25% in aggregate principal amount of outstanding Notes; (f) default under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount of $10 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure to pay principal when due at the stated maturity of any such Indebtedness; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Subsidiaries in an amount of $10 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries; and (i) the Guarantee of US Holdco ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or US Holdco denies its liability under the Guarantee (other than by reason of a release of US Holdco from the Guarantee in accordance with the terms of the Indenture and the Guarantee).

If an Event of Default (other than an Event of Default with respect to an Issuer described in clause (h) of the preceding paragraph) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all Notes effective five days after receipt of notice thereof by the agent under the Credit Agreement; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (h) of the preceding paragraph with respect to an Issuer occurs, the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. For information as to waiver of defaults, see "-- Modification and Waiver."

The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes, give the holders thereof notice of all uncured Defaults or Events of Default known to it; provided, however, that, except in the case of an Event of Default or a Default in payment with respect to the Notes or a Default or Event of Default in complying with "-- Covenants -- Mergers, Consolidations and Certain Sales of Assets," the Trustee shall be protected in withholding such notice if and so long as the Board of Directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the holders of the Notes.

No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

The Issuers are required to furnish to the Trustee annually a statement as to their performance of certain of their obligations under the Indenture and as to any default in such performance.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

The Company may terminate its substantive obligations and the substantive obligations of the other Issuers and the Guarantor in respect of the Notes by delivering all outstanding Notes to the Trustee for cancellation and paying all sums

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payable by the Issuers on account of principal of, premium, if any, and interest on all Notes or otherwise. In addition to the foregoing, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (h) of "-- Events of Default" above, any time on or prior to the 95th calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 95th day)) and provided that no default under any Senior Debt would result therefrom, terminate its substantive obligations and the substantive obligations of the other Issuers and the Guarantor in respect of the Notes (except for the Issuers' obligations to pay the principal of (and premium, if any, on) and the interest on the Notes and the Guarantor's guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Notes, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Issuers, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and
(iv) complying with certain other requirements set forth in the Indenture. In addition, the Company may, provided that no Default or Event of Default has occurred, and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (h) of "-- Events of Default" above, any time on or prior to the 95th calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 95th day) and provided that no default under any Senior Debt would result therefrom, terminate all of its substantive obligations and all of the substantive obligations of the other Issuers and the Guarantor in respect of the Notes (including the Issuers' obligations to pay the principal of (and premium, if any, on) and interest on the Notes and the Guarantor's guarantee thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining indebtedness on the Notes, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel based upon such a ruling addressed to the Trustee or a change in the applicable Federal tax law since the date of the Indenture, to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Issuers, the Trustee or the trust created by the Issuers' deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and (iv) complying with certain other requirements set forth in the Indenture.

The Issuers may make an irrevocable deposit pursuant to this provision only if at such time they are not prohibited from doing so under the subordination provisions of the Indenture or certain covenants in the instruments governing Senior Debt and the Company has delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect.

GOVERNING LAW

The Indenture, the Notes and the Guarantee are governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

Modifications and amendments of the Indenture may be made by the Issuers and the Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each Note affected thereby,
(a) change the Stated Maturity of the principal of or any installment of interest on any Note or alter the optional redemption or repurchase provisions of any Note or the Indenture in a manner adverse to the holders of the Notes,
(b) reduce the principal amount (or the premium) of any Note, (c) reduce the rate of or extend the time for payment of interest on any Note, (d) change the place or currency of payment of principal of (or premium) or interest on any Note, (e) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture subject thereto) or the right of the holders to institute suit for the enforcement of any payment on or with respect to any Note or the Guarantee or the modification and amendment of the Indenture and the Notes (other than to add sections of the Indenture or the Notes which may not be amended, supplemented or waived without the consent of each holder affected), (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any

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provision of the Indenture or the Notes or for waiver of any Default, (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, any Note (except a recision of acceleration of the Notes by the holders as provided in the Indenture and a waiver of the payment default that resulted from such acceleration), (h) modify the ranking or priority of the Notes or the Guarantee or modify the definition of Senior Debt or Designated Senior Debt or amend or modify the subordination provisions of the Indenture in any manner adverse to the holders of the Notes, holders of Senior Debt under the Credit Agreement or the Agent thereunder, (i) release the Guarantor from any of its obligations under the Guarantee or the Indenture otherwise than in accordance with the Indenture, or (j) modify the provisions relating to any Offer to Purchase required under the covenants described under "-- Covenants -- Limitation on Certain Asset Dispositions" or "-- Covenants -- Change of Control" in a manner materially adverse to the holders of Notes with respect to any Asset Disposition that has been consummated or Change of Control that has occurred.

The holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all holders of Notes, may waive compliance by the Issuers with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all holders of Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note affected.

THE TRUSTEE

The Indenture provides that, except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of an Issuer, the Guarantor or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Issuers or an Affiliate of any of the Issuers; provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

BOOK-ENTRY; DELIVERY AND FORM

GENERAL The New Notes will initially be represented by a global note in bearer form without interest coupons (the "Global Note") which will be issued in denominations equal to the outstanding principal amount at maturity of the New Notes represented thereby. The Global Note will be deposited with the Book-Entry Depositary pursuant to the terms of a Deposit Agreement, dated as of September 25, 1996 (the "Deposit Agreement"), between the Issuers, for the limited purposes set forth therein, and The Chase Manhattan Bank as book-entry depositary (the "Book-Entry Depositary").

The Book-Entry Depositary will issue a certificateless interest for the Global Note representing a 100% interest in the Global Note, to DTC by recording such interest in the Book-Entry Depositary's books and records in the name of Cede & Co., as nominee of DTC. Beneficial interests in the Global Note will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC (with respect to its participants) and its participants. See "-- Description of Book-Entry System." Such beneficial interests in the Global Note are referred to herein as "Book-Entry Interests."

Except in limited circumstances described below, owners of Book-Entry Interests in the Global Note will not be entitled to receive physical delivery of Definitive Registered Notes (as defined below).

DEFINITIVE REGISTERED NOTES Under the terms of the Deposit Agreement, owners of Book-Entry Interests in the Global Note will receive definitive, certificated Notes in registered form ("Definitive Registered Notes") (i) if DTC notified the Book-Entry Depositary that it is unwilling or unable to continue to act as depository or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, in either case, a successor depository is not appointed by the Book-Entry Depositary at the request of the Issuers within 120 days, (ii) if an Event of Default under the Indenture occurs, upon the request delivered in writing to DTC of the owner of a Book-Entry Interest, (iii) at any

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time if the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) would be exchanged for registered Notes or (iv) if the Book-Entry Depositary is at any time unwilling or unable to continue as Book-Entry Depositary and a successor Book-Entry Depositary is not able to be appointed by the Issuers within 120 days.

In no event will definitive Notes in bearer form be issued. Any Definitive Registered Notes will be issued in registered form in denominations of $1,000 principal amount at maturity and integral multiples thereof. Any Definitive Registered Notes will be registered in such name or names as DTC shall instruct the Trustee, through the Book-Entry Depositary. It is expected that DTC's instructions will be based upon directions received by DTC from its participants (including Euroclear and Cedel) reflecting the beneficial ownership of Book-Entry Interests. To the extent permitted by law, the Issuers, the Trustee and any paying agent shall be entitled to treat the person in whose name any Definitive Registered Note is registered as the absolute owner thereof. While the Global Note is outstanding, holders of Definitive Registered Notes may exchange their Definitive Registered Notes for a corresponding Book-Entry Interest in the Global Note by surrendering their Definitive Registered Notes. The Indenture governing the Notes contains provisions relating to the maintenance by a registrar of a register reflecting ownership of Definitive Registered Notes, if any, and other provisions customary for a registered debt security. Payment of principal and interest on each Definitive Registered Note will be made to the holder appearing on the register at the close of business on the record date at his address shown on the register on the record date.

HOLDERS SHOULD BE AWARE THAT, UNDER CURRENT U.K. LAW, UPON THE ISSUANCE TO A HOLDER OF CERTIFICATED NOTES SUCH HOLDER WILL BECOME SUBJECT TO U.K. INCOME TAX (CURRENTLY 20%) TO BE WITHHELD ON ANY PAYMENTS OF INTEREST ON THE DEFINITIVE REGISTERED NOTES AS SET FORTH UNDER "CERTAIN INCOME TAX CONSIDERATIONS -- CERTAIN NON-U.S. INCOME TAX CONSIDERATIONS -- UNITED KINGDOM." A U.S. HOLDER OF DEFINITIVE REGISTERED NOTES WILL, TO THE EXTENT DESCRIBED BELOW UNDER "DESCRIPTION OF THE NEW NOTES -- TAXATION; REDEMPTION FOR TAXATION REASONS," BE ENTITLED TO RECEIVE ADDITIONAL AMOUNTS WITH RESPECT TO SUCH DEFINITIVE REGISTERED NOTES. ADDITIONAL AMOUNTS WILL NOT BE PAYABLE IF SUCH CERTIFICATED NOTES WERE ISSUED AT THE REQUEST OF A HOLDER (INCLUDING FOLLOWING AN EVENT OF DEFAULT) OR IF AT THE TIME OF THE PAYMENT IN QUESTION CERTIFICATED NOTES HAVE NOT BEEN ISSUED IN EXCHANGE FOR THE ENTIRE PRINCIPAL AMOUNT AT MATURITY OF NOTES. HOWEVER, A U.S. HOLDER OF DEFINITIVE REGISTERED NOTES MAY BE ENTITLED TO RECEIVE A REFUND OF WITHHELD AMOUNTS FROM THE INLAND REVENUE IN CERTAIN CIRCUMSTANCES. SEE "CERTAIN INCOME TAX CONSIDERATIONS -- CERTAIN NON-U.S. INCOME TAX CONSIDERATIONS -- UNITED KINGDOM."

DESCRIPTION OF BOOK-ENTRY SYSTEM

GENERAL Upon receipt of the Global Note, the Book-Entry Depositary will issue a certificateless interest, representing a 100% interest in the Global Note, to DTC by recording such interest in the Book-Entry Depositary's books and records in the name of Cede & Co., as nominee of DTC. Ownership of Book-Entry Interests will be limited to persons who have accounts with DTC, including Euroclear and Cedel ("participants"), or persons who have accounts through participants ("indirect participants"). Upon such issuance of interests in the Global Note to DTC, DTC will credit, on its internal book-entry registration and transfer system, its participants' accounts with the respective interests owned by such participants. Such accounts initially will be designated by or on behalf of the Initial Purchasers. Ownership of Book-Entry Interests and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of indirect participants).

The laws of some countries and some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge the Book-Entry Interests in the Global Note.

So long as the Book-Entry Depositary is the holder of the Global Note, the Book-Entry Depositary will be considered the sole holder of such Global Note for all purposes under the Indenture and the New Notes. Except as set forth above under "-- Book-Entry; Delivery and Form," participants or indirect participants will not be entitled to have New Notes or Book-Entry Interests registered in their names, will not receive or be entitled to receive physical delivery of New Notes or Book-Entry Interests in definitive bearer or registered form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a Book-Entry Interest must rely on the procedure of the Book-

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Entry Depositary and DTC, Euroclear and Cedel and, if such person is an indirect participant in DTC, on the procedures of the participant in DTC through which such person owns its interest, to exercise any rights and remedies of a holder under the Indenture. See "-- Action by Owners of Book-Entry Interests." If any definitive New Notes are issued to participants or indirect participants, they will be issued in registered form, as described under "-- Book-Entry; Delivery and Form." Unless and until Book-Entry Interests are exchanged for Definitive Registered Notes, the certificateless interest held by DTC may not be transferred except as a whole between DTC and a nominee of DTC, between nominees of DTC, or by DTC or any such nominee to a successor of DTC or a successor of such nominee.

PAYMENTS ON THE GLOBAL NOTE Payments of any amounts owing in respect of the Global Note will be made through one or more paying agents appointed under the Indenture to the Book-Entry Depositary as the holder of the Global Notes. All such amounts will be payable in U.S. dollars with respect to the New Notes. Upon receipt of any such amounts in respect of the Global Note, the Book-Entry Depositary will pay such amounts to DTC in proportion to their respective interests as shown on the Book-Entry Depositary's records.

The Company expects that DTC or its nominee, upon receipt of any payment made in respect of the Global Note will credit its participants' accounts with such payments in amounts proportionate to their respective interest in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company expects that payments by participants to owners of Book-Entry Interests, held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the account of customers in bearer form or registered in "street name," and will be the responsibility of such participants. Distribution with respect to ownership of Book-Entry Interests held through Euroclear of Cedel will be credited to the cash accounts of Euroclear participants or Cedel participants in accordance with the relevant system's rules and procedures, to the extent received by its depository.

Payments of all such amounts made with respect to the New Notes will be made without deduction or withholding for or on account of any present or future Taxes of whatever nature except as may be required by law, and if any such deduction or withholding is required to be made by any law or regulation of the U.K. or of any other jurisdiction in which the Issuers are engaged in business for tax purposes then, to the extent described under "Description of the New Notes -- Taxation, Redemption for Taxation Reasons," the Issuers have agreed pursuant to the Indenture that such Additional Amounts will be paid as may be necessary in order that the net amounts received by any holder of the Global Note or owner of a Book-Entry Interest after such deduction or withholding will equal the net amounts that such holder or owner would have otherwise received in respect of the Global Note or Book Entry Interests in the Global Note, as the case may be, absent such withholding or deduction.

None of the Issuers, the Book-Entry Depositary or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of Book-Entry Interests.

REDEMPTION OF GLOBAL NOTE In the event the Global Note (or any portion thereof) is redeemed, the Book-Entry Depositary will, through DTC redeem an equal amount of the Book-Entry Interest in the Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by the Book-Entry Depositary in connection with the redemption of the Global Note (or any portion thereof). The Issuers understand that under existing DTC practices, if fewer than all of the Notes are to be redeemed at any time, DTC will credit its participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as DTC deems fair and appropriate; provided that no beneficial interests of less than $1,000 principal amount at maturity may be redeemed in part.

TRANSFERS Pursuant to the Deposit Agreement, the Global Note may be transferred only to a successor to the Book-Entry Depositary.

All transfers of Book-Entry Interests between participants in DTC will be effected by DTC pursuant to customary procedures established by DTC and its participants. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Investors may under certain circumstances have the option to obtain Definitive Registered Notes as set forth under "-- Book Entry; Delivery and Form -- Definitive Registered Notes" above.

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ACTION BY OWNERS OF BOOK-ENTRY INTERESTS  As soon as practicable after receipt by the Book-Entry Depositary of notice of any solicitation of consents or request for a waiver or other action by the holders of Notes, or of any offer to purchase, the Book-Entry Depositary will mail to DTC, a notice containing (a) such information as is contained in the notice received by the Book-Entry Depositary, (b) a statement that at the close of business on a specified record date DTC will be entitled to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to such Notes and (c) a statement as to the manner in which such instructions may be given. In addition, the Book-Entry Depositary will forward to DTC all materials pertaining to such solicitation, request, offer or other action. Upon the written request of DTC, the Book-Entry Depositary shall endeavor insofar as practicable to take such action regarding the requested consent, waiver, offer or other action in respect of such Notes in accordance with any instructions set forth in such request. DTC may grant proxies or otherwise authorize DTC participants or indirect participants to provide such instruction to the Book-Entry Depositary so that it may exercise any rights of a holder or take any other actions which a holder is entitled to take under the Indenture. Under its usual procedures, DTC would mail an omnibus proxy to the Issuer and the Book-Entry Depositary assigning Euroclear's and Cedel's consenting or voting rights to those DTC participants to whose accounts such Book-Entry Interests are credited on a record date as soon as possible after such record date. Euroclear or Cedel, as the case may be, will take any action permitted to be taken by a holder under the Indenture on behalf of a Euroclear participant or Cedel participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect such actions on its behalf through DTC. The Book-Entry Depositary will not exercise any discretion in the granting of consents or waivers of the taking of any other action relating to the Indenture.

DTC has advised the Issuers that it will take any action permitted to be taken by a holer of Notes (including the presentation of Notes for exchange as described above) only at the direction of one or more participants to whose account the DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction.

REPORTS The Book-Entry Depositary will immediately send to DTC a copy of any notices, reports and other communications received relating to the Issuers, the Notes or the Book-Entry Interests.

ACTION BY BOOK-ENTRY DEPOSITARY Upon the occurrence of a Default with respect to the Notes, or in connection with any other right of the holder of the Global Note under the Indenture, if requested in writing by DTC, the Book-Entry Depositary will take any such action as shall be requested in such notice; provided that the Book-Entry Depositary has been offered reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request by the owners of Book-Entry Interests.

RESIGNATION OF BOOK-ENTRY DEPOSITARY OR DTC The Book-Entry Depositary may at any time resign as Book-Entry Depositary by written notice to the Issuers, the Trustee and DTC, such resignation to become effective upon the appointment of a successor book-entry depositary, in which case the Global Note shall be delivered to such successor. If no successor has been so appointed by the Issuers within 120 days, the Book-Entry Depository may request that the Company issue Definitive Registered Notes in exchange therefor as described above.

If at any time DTC is unwilling or unable to continue as a depository for the Global Note and a successor depository is not appointed by the Issuers within 120 days, DTC may request that the Issuers issue Definitive Registered Notes, in exchange therefor.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT The Deposit Agreement may be amended by the Issuers and the Book-Entry Depositary without notice to or consent of DTC or any owner of Book-Entry Interests (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of DTC or any holder of Book-Entry Interests, (b) to evidence the succession of another person to an Issuer (when a similar amendment with respect to the Indenture is being executed) and the assumption by any such successor of the covenants of the Issuers herein, (c) to evidence or provide for a successor Book-Entry Depositary, (d) to take any amendment, change or supplement that does not adversely affect DTC or any owner of Book-Entry Interests, (e) to add to the covenants of the Issuers or the Book-Entry Depositary, or (f) to comply with the United States federal and English securities laws. No amendments that adversely affects DTC may be made to the Deposit Agreement without the consent of DTC. Upon issuance of the Definitive Registered Notes in exchange for Book-Entry Interests constituting the entire

                                       75
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principal amount at maturity of the Notes, the Deposit Agreement will terminate.
The Deposit Agreement may be terminated upon the resignation of the Book-Entry Depositary if no successor has been appointed within 120 days as set forth under "-- Resignation of Book-Entry Depositary or DTC."

INFORMATION CONCERNING DTC, EUROCLEAR AND CEDEL The Company understands as follows with respect to DTC, Euroclear and Cedel:

DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers (including the Initial Purchasers), banks, brokers, dealers and trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers, dealears that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Euroclear and Cedel hold securities for participating organizations and facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Cedel provide to their participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Cedel interface with domestic securities markets. Euroclear and Cedel participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Cedel is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Cedel participant, either directly or indirectly.

GLOBAL CLEARANCE, SETTLEMENT AND TRADING UNDER BOOK-ENTRY SYSTEM Investors electing to own their Book-Entry Interest through DTC (other than through accounts as Euroclear or Cedel) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be created with their holdings against payment in same day funds on the settlement date.

Investors electing to own their Book-Entry Interests through Euroclear or Cedel accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Book-Entry Interests will be credited to the securities custody accounts of Euroclear and Cedel holders on the business day following the settlement date against payment for value on the settlement date.

The Book-Entry Interests will trade in DTC's Same-Day Funds Settlement Systems, and secondary market trading activity in such Book-Entry Interests will therefore settle in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of trading of any Book-Entry Interests where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between Euroclear participants or Cedel participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

NOTICES

So long as the Old Notes or New Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, notices regarding the Old Notes and the New Notes will be published in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBOURG WORT).

CERTAIN DEFINITIONS

Set forth below is a summary of certain of the defined terms used in the Indenture or the Registration Rights Agreement. Reference is made to the Indenture or the Registration Rights Agreement for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

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"ACQUIRED INDEBTEDNESS" means, with respect to any Person, Indebtedness of such
Person (i) existing at the time such Person becomes a Restricted Subsidiary or
(ii) assumed in connection with the acquisition of assets from another Person, including Indebtedness Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

"AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with any specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the Indenture, Paribas shall not be deemed an Affiliate of the Company or any of its Subsidiaries.

"ASSET DISPOSITION" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares) or (ii) property or assets of the Company or any Subsidiary of the Company; provided, however, that an Asset Disposition shall not include (a) any sale, transfer, pledge or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary of the Company to the Company or to any Wholly Owned Subsidiary of the Company, (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, (c) any isolated sale, transfer or other disposition that does not involve aggregate consideration in excess of $250,000 individually, (d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (e) any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with "-- Covenants -- Limitation on Liens" above, (f) any Restricted Payment permitted by "-- Covenants -- Limitation on Restricted Payments" above, (g) any disposition of assets or property in the ordinary course of business to the extent such property or assets are obsolete, worn-out or no longer useful in the Company's or any of its Restricted Subsidiaries' business, (h) the sale, lease,conveyance or disposition or other transfer of all or substantially all of the assets of the Issuers as permitted under "Mergers, Consolidations and Certain Sales of Assets" above; provided, that the assets not so sold, leased, conveyed, disposed of or otherwise transferred shall be deemed an Asset Disposition or (i) any disposition that constitutes a Change of Control.

"AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

"CAPITAL LEASE OBLIGATIONS" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"CAPITAL STOCK" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person (including any Preferred Stock outstanding on the Issue Date).

"CLAIM" means any claim arising from the rescission of the purchase of the Notes, for damage arising from the purchase of the Notes or for reimbursement or contribution on account of such a claim.

"COMMON STOCK" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

"CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" of any Person means for any period the Consolidated Net Income of such Person for such period increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication) (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person prepared in accordance with GAAP for such period, plus (iv) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

"CONSOLIDATED CASH FLOW RATIO" of any Person means for any period the ratio of
(i) Consolidated Cash Flow Available for Fixed Charges of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person for such period, plus (B) the annual interest expense with respect to any Indebtedness proposed to be Incurred by such Person or its Restricted Subsidiaries, minus (C) Consolidated Interest Expense of such Person to the extent included in clause (ii)(A) with respect to any Indebtedness that will no longer be outstanding as a result of the Incurrence of the Indebtedness proposed to be Incurred, plus (D) the annual interest expense with respect to any other Indebtedness Incurred by such Person or its Restricted Subsidiaries since the end of such period to the extent not included in clause (ii)(A), minus (E) Consolidated Interest Expense of such Person to the extent included in clause
(ii)(A) with respect to any Indebtedness that no longer is outstanding as a result of the Incurrence of the Indebtedness referred to in clause (ii)(D); provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation (after giving effect to any hedge in respect of such Indebtedness that will, by its terms, remain in effect until the earlier of the maturity of such Indebtedness or the date one year after the date of such determination) had been the applicable rate for the entire period; provided, further, however, that, in the event such Person or any of its Restricted Subsidiaries has made any Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period and on or prior to the date of measurement, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period. Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Article 11 of Regulation S-X under the Securities Act of 1933 or any successor provision and may include reasonably ascertainable cost savings.

"CONSOLIDATED INCOME TAX EXPENSE" of any Person means for any period the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

"CONSOLIDATED INTEREST EXPENSE" for any Person means for any period, without duplication, (a) the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income) of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP and (b) dividend requirements of such Person and its Restricted Subsidiaries with respect to Disqualified Stock (other than, in the case of the Company, the Preferred Stock of the Company outstanding on the Issue Date) and with respect to all other Preferred Stock of Restricted Subsidiaries of such Person (in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock of such Person or such Restricted Subsidiary)) paid, declared, accrued or accumulated during such period times a fraction the numerator of which is one and the denominator of which is one minus the then effective consolidated non-United States national, state and local tax rate of such Person, expressed as a decimal.

"CONSOLIDATED NET INCOME" of any Person means for any period the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof), (c) non-cash gains and losses due solely to fluctuations in currency values, (d) the net income of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such other Person's net income for such period actually paid in cash to such Person by such other Person during such period, (e) gains but not losses on Asset Dispositions by such Person or its Restricted Subsidiaries, (f) all gains and losses classified as extraordinary, unusual or nonrecurring in accordance with GAAP and (g) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

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
"CONTINUING DIRECTOR" means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to the Issue Date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

"CREDIT AGREEMENT" means the Credit Agreement, dated as of the Issue Date among AFP, Europe B.V., Holdings U.K., Euramax Europe Limited and Euramax Netherlands B.V., as borrowers and the guarantors thereunder, Euramax, Amerimax, Euramax U.K., Euramax B.V., the U.S. Operating Companies, the UK Operating Companies and Euramax Coated Products B.V., as additional guarantors thereunder, the financial institutions party thereto from time to time, as lenders, the issuer of the Letters of Credit referred to therein, and Banque Paribas and its successors and assigns, as agent (the "Agent") on behalf of itself, such issuer and such lenders party thereto from time to time, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof from time to time, or amendments, modifications or supplements thereto (including, without limitation, any amendment increasing the amount borrowed thereunder), any agreement or agreements providing therefor or any part thereof whether by or with the same or any other lender, creditors, group of lenders or group of creditors and including related notes, guarantee agreements, collateral documents, and other instruments and agreements executed in connection therewith and any currency swap agreement entered into by the Company or any of its Subsidiaries and the Agent or any such lenders as the same may be deferred, renewed, extended, replaced, refinanced, refunded, amended, modified or supplemented from time to time.

"DEFAULT" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

"DESIGNATED SENIOR DEBT" means (i) so long as the Credit Agreement is in effect, the Senior Debt incurred thereunder and (ii) thereafter, any other Senior Debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25 million which has been so designated as Designated Senior Debt by the Board of Directors of the Company at the time of initial issuance in a resolution delivered to the Trustee.

"DISQUALIFIED STOCK" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the Notes.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated by the Commission thereunder.

"FABRICATED PRODUCTS BUSINESS" means a business, the majority of whose revenues are derived from lines of business carried on by the Company and its Restricted Subsidiaries on the Issue Date, other fabricated products or fabricated products-related businesses and businesses or activities in each case representing a reasonable extension, development or expansion thereof or ancillary thereto.

"GAAP" means generally accepted accounting principles, consistently applied, as in effect on the Issue Date in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession in the United States.

"INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Restricted Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company (or is merged into or consolidates with the Company or any of its Restricted Subsidiaries), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company (or being merged into or consolidated with the Company or any of its Restricted Subsidiaries), shall be deemed Incurred at the time any such Person becomes a Restricted Subsidiary of the Company or merges into or consolidates with the Company or any of its Restricted Subsidiaries.

"INDEBTEDNESS" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of the Company, and any Preferred Stock of a Subsidiary of the Company. Indebtedness shall never be calculated taking into account any cash and cash equivalents held by such Person. Indebtedness shall not include obligations arising from agreements of the Company or a Restricted Subsidiary of the Company to provide for indemnification, adjustment of purchase price, earn-out, or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a Restricted Subsidiary of the Company.

"INVESTMENT" by any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by any other Person.

"ISSUE DATE" means the original issue date of the Old Notes.

"LIEN" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement (or other restrictions on the use of real property) not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

"MANAGEMENT INVESTORS" means full time officers and employees of the Company or a Subsidiary of the Company who acquire Capital Stock of the Company on or after the Issue Date and any of their Permitted Transferees.

"NET AVAILABLE PROCEEDS" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (iii) of the covenant of the Indenture described under "-- Covenants -- Limitation on Certain Asset Dispositions") and (v) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

"OBLIGATIONS" means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnifications, reimbursements, and other liabilities payable under the documentation governing such Indebtedness.

"OFFER TO PURCHASE" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, in the case of the Global Security, to DTC and in the case of Registered Securities, to each holder at his address appearing in the register for the Notes, in each case, on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

    (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

    (2) the Expiration Date and the Purchase Date;

    (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

    (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

    (5) that the holder may tender all or any portion of such holders Notes and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

    (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

    (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

    (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

    (9) that each holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

    (10) that holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

    (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to

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
the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a PRO RATA basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

    (12) that in the case of any holder whose Note is purchased only in part, the Issuers shall execute and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

"PERMITTED ASSET SWAP" means any one or more transactions in which the Company or any of its Restricted Subsidiaries exchanges assets for consideration consisting of cash and/or assets used or useful in the Fabricated Products Business or other assets in an amount less than 15% of the fair market value of such transaction or transactions.

"PERMITTED HOLDER" means any of (i) the Principals and their Related Persons and Affiliates and (ii) the Management Investors.

"PERMITTED INVESTMENTS" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided, that the good faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase; (ii) Investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-1" or better by Moody's Investors Service or "A-1" or better by Standard & Poor's Corporation or an equivalent rating or better by any other nationally recognized securities rating agency; (iii) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totalling more than $500,000,000, maturing within one year of the date of purchase; (iv) Investments representing Capital Stock or obligations issued to the Company or any of its Restricted Subsidiaries in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any of its Restricted Subsidiaries; (v) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks; (vi) any acquisition of the Capital Stock of any Person; provided, however, that after giving effect to any such acquisition such Person shall become a Restricted Subsidiary of the Company;
(vii) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; (viii) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (ix) any interest swap or hedging obligation with an unaffiliated Person otherwise permitted by the Indenture; (x) Investments received as consideration for an Asset Disposition in compliance with the provisions of the Indenture described under "-- Covenants -- Limitation on Certain Asset Dispositions" above; (xi) Investments in Restricted Subsidiaries; (xii) loans and advances to employees made in the ordinary course of business; (xiii) Investments outstanding on the Issue Date and; (xiv) Investments the sole consideration for which consists of Capital Stock of the Company.

"PERMITTED TRANSFEREE" means, with respect to any Management Investor (i) any spouse or lineal descendant (including by adoption and stepchildren) of such Management Investor and (ii) any trust, corporation or partnership, the beneficiaries, stockholders or partners of which consist entirely of one or more Management Investors or individuals described in clause (i) above.

"PERSON" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

"PRINCIPALS" means ACP and CVC Europe.

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
"PURCHASE DATE" has the meaning set forth in the definition of "Offer to Purchase" above.

"RELATED PERSON" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

"RESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company other than an Unrestricted Subsidiary, (ii) any Subsidiary of the Company on the Issue Date and (iii) any successor to a substantial portion of the assets of any Subsidiary referred to in clauses (i) or (ii) of this definition.

"SENIOR DEBT" means, with respect to any Person at any date, (i) in the case of an Issuer or the Guarantor, all Indebtedness under the Credit Agreement, including principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness including all charges, fees and expenses and other Obligations thereunder of the Issuers and their Subsidiaries party thereto, (ii) all other Indebtedness of such Person for borrowed money, including principal, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness for money borrowed is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancing thereof and (iii) all interest at the rate therein specified on any Indebtedness referred to in clauses (i) and (ii) accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder. Notwithstanding the foregoing, Senior Debt shall not include (a) Indebtedness which is pursuant to its terms or any agreement relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any other Indebtedness of such Person; provided, however, that no Indebtedness shall be deemed to be subordinate or junior in right of payment or otherwise to any other Indebtedness of a Person solely by reason of such other Indebtedness being secured and such Indebtedness not being secured, (b) the Notes, (c) any Indebtedness of such Person to any of their Subsidiaries, and (d) any Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of the Bankruptcy Code, is without recourse to the Company.

"SIGNIFICANT SUBSIDIARY" means, as of any date of determination, for any Person, each Restricted Subsidiary of such Person which (i) for the most recent fiscal year of such Person (on or prior to the fiscal period beginning on the Issue Date and ending on the most recently completed fiscal quarter of such Person) accounted for more than 5% of consolidated revenues or consolidated net income of such Person or (ii) as at the end of such fiscal year (on or prior to the fiscal period beginning on the Issue Date and ending on the most recently completed fiscal quarter of such Person), was the owner of more than 5% of the consolidated assets of such Person.

"SUBORDINATED INDEBTEDNESS" means any Indebtedness (whether outstanding on the date hereof or hereafter incurred) which is by its terms expressly subordinate or junior in right of payment to the Notes.

"SUBSIDIARY" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

"TANGIBLE ASSETS" means the total amount of assets of the Company and the Restricted Subsidiaries after deducting therefrom all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its Subsidiaries and computed in accordance with GAAP.

"UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company formed or acquired after the Issue Date that at the time of determination is designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. Any such designation by the Board of Directors will be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions. The Indenture will provide that, the Board of Directors of the Company may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (a) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (c) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

"VOTING STOCK" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

"WHOLLY OWNED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                 CERTAIN TAX CONSEQUENCES OF THE EXCHANGE OFFER

The Issuers believe that the exchange of Old Notes for New Notes should be treated as a "non-event" for federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. As a result, the Issuers do not expect any material federal income tax consequences to result from holders exchanging Old Notes for New Notes.

The foregoing is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify these conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed herein. EACH HOLDER OF OLD NOTES SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING HIS OR HER OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR NON-U.S. TAX LAWS.

                       CERTAIN INCOME TAX CONSIDERATIONS

CERTAIN NON-U.S. INCOME TAX CONSIDERATIONS

The following summary describes certain tax consequences of the ownership of Notes by United States persons. The summary is of a general nature and is included herein solely for informational purposes for United States persons. It is not intended to be, nor should it be construed to be, legal or tax advice. No representation with respect to the consequences to any particular holder of the Notes is made. Prospective purchasers should consult their own tax advisors with respect to their particular circumstances and the effects of local, state, federal and foreign (including U.K. and Dutch) tax laws to which they may be subject. Non-United States holders should consult their own tax advisors with respect to both their local tax considerations and non-local tax considerations.

UNITED KINGDOM

The following summary describes certain U.K. tax matters with respect to payments made by Euramax U.K. and Euramax in respect of the Notes. The statements regarding U.S. and U.K. tax laws and practices (including those of the Inland Revenue) set forth below, including the statements regarding the U.S./U.K. double taxation convention relating to income and capital gains (the "U.K. Treaty"), (i) are subject to the same conditions as those set forth under "Certain U.S. Income Tax Considerations", (ii) are based on the laws as in force and as applied in practice on the date of this Prospectus and are subject to changes to those laws and practices, and any relevant judicial decision, subsequent to the date of this Prospectus, (iii) assume that the Notes will only be held as capital assets, and (iv) assume that the Notes will be issued and transfers thereof and payments thereon will be made in accordance with the Indenture.

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
PAYMENTS ON THE NOTES. For U.K. tax purposes, the Company will not be required to deduct or withhold on account of U.K. income tax from payments by Euramax U.K. and Euramax of principal or, during the period that the Notes remain in bearer form and are listed on a stock exchange recognized by the Inland Revenue, from payments of interest where:

    (a) the payment of interest is made by or through a person outside the U.K.; or

    (b) the payment of interest is made by or through a person who is in the U.K. but either:

         (i) a person who is not resident in the U.K. and is the beneficial owner of the Note is beneficially entitled to the interest; or

        (ii) the Note is held in a "recognized clearing system"; Euroclear and Cedel have each been designated as a "recognized clearing system" for this purpose.

In order for the exceptions described in (i) and (ii) above to apply, the person by or through whom the payment of interest is made must receive a declaration confirming that one of the conditions in (i) and (ii) above is satisfied or a notice must have been issued by the Commissioners of the Inland Revenue stating that they consider one or both of the relevant conditions to be satisfied. Application has been made to list the Old Notes and New Notes on the Luxembourg Stock Exchange, an exchange recognized by the Inland Revenue. However, there can be no assurance that such listing will be made, or if made that such listing will be approved or maintained.

In other cases, and in particular where paid in respect of certificated notes, interest will be paid after deduction of U.K. income tax at the lower rate (currently 20%). A United States holder of a Note who is entitled to the benefit of the U.K. Treaty will normally be eligible to recover in full any U.K. tax withheld from payments of interest to which such United States Holder is beneficially entitled by making a claim under the U.K. Treaty on the appropriate form. Alternatively, a claim may be made by a United States Holder in advance of a payment of interest. If the claim is accepted by the Inland Revenue, they will authorize the making of subsequent payments to that United States Holder without U.K. withholding. Claims for repayment must be made within six years of the end of U.K. year of assessment (generally April 5 in each year) to which the interest relates and must be accompanied by the original statement provided by the Company and/or Euramax U.K. when the interest payment was made showing the amount of income tax deducted. Because a claim is not considered until U.K. tax authorities receive the appropriate form from the Internal Revenue Service, forms should be sent to the Internal Revenue Service, in the case of an advance claim, well before the relevant interest payment date or, in the case of a claim for repayment of the tax, well before the end of the appropriate limitation period.

A collecting agent in the U.K. who in the course of a trade or profession, secures payment of interest on behalf of a holder of a Note or acts as custodian of the Notes and receives payment of interest on behalf of a holder of a Note or directs that interest on the Notes is paid to another person or consents to such payment, may be required to withhold U.K. income tax from such interest unless:

    (a) the Notes are held in a recognized clearing system (as described above) and the collecting agent pays or accounts for the interest directly or indirectly to the recognised clearing system; or

    (b) the person beneficially entitled to the interest is not resident in the U.K. and beneficially owns the Note.

In the case of each of the exceptions described in (a) and (b) above, the Inland Revenue have introduced regulations requiring the receipt of a declaration in the prescribed form that the relevant requirements have been satisfied, in order for the relevant exception to apply. Other exceptions are available for certain types of holders of the Notes (e.g. pension funds, charities and non-resident trusts).

Holders of certificated notes will not be entitled to the payment of any Additional Amounts payable as a result of an optional redemption or change in control in respect of the tax withheld, except as set forth under "Description of the New Notes -- Taxation; Redemption for Taxation Reasons."

Interest on the Notes received without deduction or withholding on account of U.K. tax will not be chargeable to U.K. tax by direct assessment in the hands of a holder of a Note who is not resident for tax purposes in the U.K., except where that person carries on a trade, profession or vocation in the U.K. through a U.K. branch or agency in connection with which the interest is received or to which the Note is attributable. There are exemptions for interest received by certain categories of agent (e.g. some brokers and investment managers).

ACCRUED INCOME SCHEME. The provisions of the accrued income scheme contained in Chapter II of Part XVII ICTA 1988 may apply on the transfer of a Note to individuals who are residents of the U.K.

U.K. STAMP DUTY AND STAMP DUTY RESERVE TAX. No U.K. Stamp Duty or Stamp Duty Reserve Tax is payable on the issue or transfer by delivery of a Note, or on its redemption.

SALE OR DISPOSITION (INCLUDING REDEMPTION). For U.K. tax purposes, a disposal, including redemption, of a Note will generally not be subject to U.K. tax unless the holder (i) is resident or (if an individual) ordinarily resident for tax purposes in the U.K. or (ii) carries on a trade, profession or vocation in the U.K. through a branch or agency to which the Note is attributable.

U.K. INHERITANCE TAX. Notes represented by the Global Note that are not treated as situated in the U.K. and are beneficially owned by an individual domiciled outside the U.K. will not be subject to U.K. inheritance tax. If a Note is subject to U.K. inheritance tax and U.S. federal estate tax, the U.S./U.K. double taxation convention relating to estate and gift taxes may entitle a United States Holder to credit or relief in respect of the U.K. tax.

THE NETHERLANDS

The following summary describes certain Dutch tax matters with respect to payments made by Euramax B.V. in respect of the Notes. The statements regarding Dutch tax laws and practices set forth below, (i) are based on the laws as in force and as applied in practice on the date of this Prospectus and are subject to changes to those laws and practices, and any relevant judicial decision, subsequent to the date of this Prospectus, and (ii) assume that the Notes will be issued and transfers thereof and payments thereon will be made in accordance with the Indenture.

All payments under the Notes can be made free of withholding or deduction, for or on account of any taxes of whatsoever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof of therein.

A holder of a Note will not be subject to Dutch taxes on income or capital gains in respect of any payment under the Notes or in respect of any gains realized on the disposal of the Notes, provided that:

     (i) such holder is not a resident or deemed resident of The Netherlands;
         and

    (ii) such holder does not have an enterprise, or an interest in an enterprise, which in its entirety or in part is carried on through a permanent establishment or a permanent representative in The Netherlands and to which enterprise or to which part of an enterprise the Notes are attributable, and

    (iii) such holder does not carry out and has not carried out employment activities with which the holding of the Notes is connected; and

    (iv) such holder does not have a substantial interest or a deemed substantial interest in the share capital of Euramax B.V., or, in the event that he does have such an interest, it forms part of the assets of an enterprise.

A holder of a Note will not become subject to taxation in The Netherlands by reason of performance by Euramax BV of its obligations under the Notes. A holder of a Note will not be subject to Dutch net wealth tax in respect of such Note, provided that such holder is not an individual or, if he is an individual, provided that the conditions mentioned in clauses (i) and (ii) above are met.

No gift, estate or inheritance taxes will arise in The Netherlands on the transfer of a Note by way of gift by, or on the death of, an individual holder who is neither a resident nor a deemed resident of The Netherlands, provided that:

     (i) such transfer is not construed as a gift made by or on behalf of a person who is a resident or a deemed resident of The Netherlands; and

    (ii) such Note is not attributable to an enterprise which in its entirety or in part is carried on through a permanent establishment or permanent representative in The Netherlands and which enterprise the donor or deceased owned or in which enterprise the donor or the deceased owned an interest; and

    (iii) such individual holder does not die within 180 days after the date of the gift while being a resident or a deemed resident of The Netherlands.

No Dutch registration tax, customs duty, capital duty, stamp duty or any other similar tax or duty, other than court fees is payable in The Netherlands in respect of or in connection with the signing, delivery and enforcement by legal proceedings (including the enforcement of any foreign judgment in the courts of The Netherlands) of the Issue Documents or the performance of the obligations of Euramax B.V. under the Notes. Neither the Issuers, nor a holder of a Note, shall be obligated to withhold Dutch turnover tax with respect to the issuance of the Notes as such, the payment of interest and any redemption amounts under the Notes or on the transfer of the Notes.

CERTAIN U.S. INCOME TAX CONSIDERATIONS

The following summary describes the principal United States Federal income tax consequences to holders resulting from the ownership and disposition of the Notes. This summary is based on the Code, Treasury regulations (including proposed and temporary regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive or different interpretations. This summary addresses only the Notes that are held as capital assets. Moreover, it does not discuss all of the tax consequences that may be relevant to the particular circumstances of a holder or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities and tax-exempt organizations. Prospective purchasers of the Notes should consult their tax advisors with regard to the application of the United States Federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction or any estate or gift tax considerations.

As used herein, the term "United States Holder" means a holder of a Note that is, for United States Federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created under the laws of the United States or of any political subdivision thereof or (c) an estate or trust the income of which is subject to United States Federal income taxation regardless of source. The term "Foreign Holder" means a holder of a Note that is not a United States Holder.

UNITED STATES HOLDERS

Interest paid on a Note will generally be taxable to a United States Holder as ordinary interest income in accordance with such holder's method of accounting for United States Federal income tax purposes.

If a purchaser purchases a Note for an amount that is less than the stated redemption price at maturity of such Note when originally issued, the amount of the difference will be treated as market discount for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a holder will be required to treat any principal payment on, or any amount received on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of any market discount which has not previously been included in income and is treated as having accrued on such Note by the time of such payment or disposition. If a subsequent holder makes a gift of a Note, accrued market discount, if any, will be recognized as if such holder had sold such Note for a price equal to its fair market value. In addition, the holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Notes, unless the holder elects to accrue market discount under a constant interest method. A holder of Notes may elect to include market discount in income currently as it accrues (under either a straight-line or constant interest method), in which case, the rules described above regarding the recognition of ordinary income on disposition and the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

A purchaser that purchases Notes for an amount that is greater than the stated redemption price at maturity of such Notes will be considered to have purchased such Notes with "amortizable bond premium." Under the amortizable bond premium rules, the amount of interest income, which such holder must include in its gross income with respect to such Notes for any taxable year will be reduced by the portion of such premium properly allocable to such year.

Upon the sale, exchange or retirement of a Note, a United States Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (except to the extent such amount is attributable to accrued but previously unrecognized interest, which is taxable as ordinary interest income) and such holder's adjusted tax basis in such Note. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the United States Holder's holding period in the Note is more than one year at the time of disposition.

FOREIGN HOLDERS

Payments of principal, retirement premium, if any, interest received or discount accrued by a Foreign Holder who is not engaged in a trade or business within the United States will not be subject to United States Federal income or withholding tax, provided that in the case of interest (a)(i) the Foreign Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the Foreign Holder is not a controlled foreign corporation for United States tax purposes that is related to the Company through stock ownership, and (iii) such interest is not received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business and (b) either (i) the beneficial owner of the Note, under penalties of perjury, provides the Company or its agent with its name and address and certifies that it is not a United States Holder or (ii) a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") certifies to the Company or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or another financial institution and furnishes the payor a copy thereof. A Foreign Holder, however, may be subject to United States Federal income tax at the normal graduated rates on its net interest income if such interest is effectively connected with the conduct of a U.S. trade or business of such holder.

A Foreign Holder will not be subject to United States Federal income or withholding tax on any gain realized on the sale or exchange of a Note, unless
(a) the gain is effectively connected, or treated as effectively connected, with a United States trade or business of the holder or (b) in the case of a Foreign Holder who is an individual, such Foreign Holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the sale or exchange and either (i) the Foreign Holder has a "tax home," as defined in section 911(d)(3) of the Code, in the United States or (ii) the gain is attributable to an office or other fixed place of business maintained by the Foreign Holder in the United States. In the event that clause (a) applies, the Foreign Holder will be treated like a United States Holder with respect to such gain, and such gain may, in addition, be subject to a 30% branch profits tax. In the event that clause (b) applies, such gain will generally be subject to a 30% tax.

BACKUP WITHHOLDING AND INFORMATION REPORTING ON NOTES

Certain noncorporate United States Holders generally will be subject to information reporting and may be subject to backup withholding at a rate of 31% on payments of principal, premium, if any, and interest (including market discount) on, and the proceeds of disposition of, a Note. Backup withholding will apply only if the United States Holder (a) fails to furnish its Taxpayer Identification Number ("TIN"), which for an individual would be the holder's Social Security number, (b) furnishes an incorrect TIN, (c) is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends or (d) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the Internal Revenue Service that it is subject to backup withholding for failure to report interest or dividend payments. Holders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

Similar rules requiring reporting and withholding with respect to gross sale proceeds will apply to a Foreign Holder who sells the Notes to or through a U.S. office of a broker, and information reporting (but not "backup" withholding) will apply to a Foreign Holder who sells the Notes through (a) a non-U.S. branch of a U.S. broker or (b) a non-U.S. office of a broker that is a controlled foreign corporation for U.S. tax purposes or 50% or more of whose income is effectively connected with a U.S. trade or business for a specified three-year period, in either case unless the Foreign Holder provides certification of non-U.S. status or otherwise establishes an exemption.

Information reporting and backup withholding will not apply to payments of principal, premium, if any, and interest made by the Company or a paying agent to a Foreign Holder of a Note if the certification described in clause (b) of the first paragraph under "Foreign Holders" above (including, in addition, the Foreign Holder's TIN) is received, provided that the payor does not have actual knowledge that the holder is a United States person.

The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder's United States Federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                              PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended from time to time, may be used by a broker-dealer in connection with the resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuers and the Guarantor have agreed that until August 6, 1997 (180 days after the date on which the Registration Statement is declared effective), it will make this Prospectus, as amended or supplemented, available to any broker-dealer that requests such documents in the Letter of Transmittal for use in connection with any such resale.

The Issuers will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver an by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

The Issuers and the Guarantor have agreed to pay all expenses incident to their performance of, or compliance with, the Registration Rights Agreement.

                                 LEGAL MATTERS

The validity of the New Notes offered hereby will be passed upon for the Issuers by Dibb Lupton Alsop, London, England, Nauta Dutilh, Amsterdam, The Netherlands and Kirkland & Ellis (a partnership including professional corporations), New York, New York.

                                    EXPERTS

The combined financial statements of the Company as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, and the consolidated balance sheet of Euramax International plc as of September 24, 1996 included in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as stated in their reports appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                        LISTING AND GENERAL INFORMATION

    1. Application has been made to list the Old Notes and New Notes on the Luxembourg Stock Exchange. Prior to the listing, a legal notice relating to the issue of the Old Notes and New Notes and Memorandum and Articles of Association of the Issuers and equivalent documents for the Guarantor will be deposited with the GREFFIER EN CHEF DU TRIBUNAL D'ARRONDISSEMENT DE ET A LUXEMBOURG, where such documents may be examined or copies obtained.

    2. So long as the Old Notes and New Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, copies of the Memorandum and Articles of Association of the Issuers and equivalent documents for the Guarantor, the Indenture (including the terms of the Guarantee) and the Depositary Agreement will be available for inspection at the office of Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, Luxembourg. So long as the Old Notes and New Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, copies of any and all statutory accounts of the Issuers and the Guarantor for the years ended December 31, 1996 and subsequent years as well as any and all future statutory accounts of the Issuers and the Guarantor and any and all annual and quarterly reports of the Issuers and the Guarantor will be available during normal business hours on any weekday at the office of Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, Luxembourg.

    3. Euramax International plc, Euramax European Holdings plc, Euramax European Holdings, B.V. and Amerimax Holdings, Inc. were incorporated on February 22, 1996, March 12, 1996, May 6, 1977 and August 28, 1996,
respectively. The creation and issuance of the Old Notes and New Notes was authorized on behalf of the Issuers by resolutions adopted by the Board of Directors of the Issuers on September 25, 1996 and October 25, 1996. The creation and issuance of the Guarantee was authorized on behalf of the Guarantor by resolutions adopted by the Board of Directors of the Guarantor on September 25, 1996 and October 25, 1996.

    4. The Issuers accept responsibility for the information contained in this Prospectus. To the best knowledge of the Issuers, the information contained in this Prospectus is in accordance with the facts and does not omit anything likely to affect the import of this Prospectus.

    5. There has been no material adverse change in the financial position of the Issuers or the Guarantor since September 25, 1996, except as disclosed herein.

    6. None of the Issuers nor any of their subsidiaries is a party to any litigation that, in the judgment of the Issuers, is material in the context of this issue of the New Notes, except as disclosed herein.

    7. The Auditors of the Issuers and the Guarantor are Coopers & Lybrand L.L.P., Atlanta, who have audited the Issuers' Consolidated Financial Statements for the years ended December 31, 1993, December 31, 1994 and December 31, 1995.

    8. The Issuers will not appoint a paying and transfer agent in Luxembourg until such time, if any, as any definitive Old Notes or New Notes are issued. The Issuers have appointed Kredietbank S.A. Luxembourgeoise as its special agent in Luxembourg until such time as the Issuers are required to appoint a transfer and paying agent located in Luxembourg as provided in this Prospectus. The Issuers reserve the right to vary such appointment.

                         INDEX TO FINANCIAL STATEMENTS

Euramax International plc:
  Report of Independent Accountants                                     F-2
  Consolidated Balance Sheet as of September 24, 1996                   F-3
  Notes to Consolidated Balance Sheet                                   F-4
Fabricated Products (a Division of Alumax Inc.):
  Report of Independent Accountants                                     F-7
  Combined Statements of Earnings for the years ended December 31,
   1993, 1994 and 1995                                                  F-8
  Combined Balance Sheets as of December 31, 1994 and 1995              F-9
  Combined Statements of Changes in Equity for the years ended
   December 31, 1993, 1994 and 1995                                     F-10
  Combined Statements of Cash Flows for the years ended December 31,
   1993, 1994 and 1995                                                  F-11
  Notes to Combined Financial Statements                                F-12
Fabricated Products (a Division of Alumax) (Predecessor) and Euramax
 International plc and Subsidiaries (Successor):
  Condensed Consolidated Statements of Earnings for the nine months
   ended September 29, 1995 and September 25, 1996                      F-26
  Condensed Consolidated Balance Sheet as of September 25, 1996         F-27
  Condensed Consolidated Statements of Cash Flows for the nine months
   ended September 29, 1995 and September 25, 1996                      F-28
  Notes to Condensed Consolidated Financial Statements                  F-29

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Directors of Euramax International plc:

We have audited the accompanying consolidated balance sheet of Euramax International plc (the "Company") as of September 24, 1996. The consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the consolidated financial position of Euramax International plc as of September 24, 1996, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
December 18, 1996

                           EURAMAX INTERNATIONAL PLC
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 24, 1996

                                            ASSETS

THOUSANDS OF U.S. DOLLARS, EXCEPT SHARE DATA

Cash                                                                                 $  35,000
                                                                                     ---------
                                                                                     ---------

                                 REDEEMABLE PREFERENCE SHARES
                              AND ORDINARY SHAREHOLDERS' EQUITY

Redeemable preference shares:
  Preference shares -- 14% cumulative preferred -- no par value; 33,925,000 shares
   authorized, issued and outstanding                                                $  33,925
  Sterling preference shares -- 14% cumulative preferred -- no par value; 50,000
   shares, at 1 British Pound Sterling, authorized, issued and outstanding                  75
                                                                                     ---------
    Total redeemable preference shares                                                  34,000
                                                                                     ---------
Ordinary shareholders' equity:
  Ordinary shares -- no par value; 911,520 shares authorized, issued and
   outstanding                                                                             912
  Non-voting ordinary shares -- no par value; 88,480 shares authorized, issued and
   outstanding                                                                              88
  Sterling ordinary shares -- no par value; 50,000 shares, at 1 British Pound
   Sterling, authorized; no shares issued and outstanding
                                                                                     ---------
    Total ordinary shareholders' equity                                                  1,000
                                                                                     ---------
                                                                                     $  35,000
                                                                                     ---------
                                                                                     ---------

   The accompanying notes are an integral part of this consolidated financial statement.

                           EURAMAX INTERNATIONAL PLC
                      NOTES TO CONSOLIDATED BALANCE SHEET
                             (THOUSANDS OF DOLLARS)

1.  ORGANIZATION
    Euramax International plc, a corporation formed under the laws of England and Wales ("Euramax" or the "Company"), is the parent holding company of four first tier holding companies: Amerimax Holdings, Inc., a Delaware corporation ("Amerimax"); Euramax European Holdings plc, a corporation formed under the laws of England and Wales ("Euramax U.K."); Euramax European Holdings, B.V., a corporation formed under the laws of The Netherlands ("Euramax B.V."); and Euramax European Holdings, S.A., a corporation formed under the laws of France ("Euramax S.A."). The Company is a holding company organized by an Investor Group to acquire certain portions of the fabricated products operations of Alumax Inc. ("Alumax") (See Note 3). Euramax was formed to complete the acquisition discussed in Note 3 and had no operations, income or expenses prior to the transaction. Accordingly, no separate statements of earnings or cash flows have been presented.

2.  PRINCIPLES OF CONSOLIDATION
    The consolidated financial statements include the accounts of the Company, Amerimax, Euramax U.K., Euramax B.V., and Euramax S.A. All significant intercompany accounts and transactions have been eliminated.

3.  SUBSEQUENT EVENT
    Pursuant to a purchase agreement dated June 24, 1996 between the Company and Alumax Inc. ("Alumax"), on September 25, 1996 (the "Closing Date"), the Company purchased, through its wholly-owned subsidiaries, all of the issued and outstanding capital stock of the following Alumax subsidiaries which operate certain portions of Alumax's fabricated products operations: (i) Amerimax Fabricated Products, Inc. and its wholly owned subsidiaries, Amerimax Specialty Products, Inc., Amerimax Building Products, Inc., Amerimax Coated Products, Inc., Johnson Door Products, Inc., and Amerimax Home Products, Inc.; (ii) Euramax Holdings Limited and its wholly owned subsidiaries, Ellbee Limited and Euramax Coated Products Limited; (iii) Euramax Europe B.V. and its wholly owned subsidiary, Euramax Coated Products B.V.; and (iv) Euramax Industries S.A. and its wholly owned subsidiary Euramax Coated Products S.A.

The purchase price for the Acquisition was approximately $253.7 million, which includes estimated acquisition expenses of approximately $3.9 million, is adjusted to give effect to certain items including cash acquired and working capital, and was allocated to the assets and liabilities of the Company based upon their estimated fair market value at the date of Acquisition under the purchase method of accounting. Such initial purchase price is subject to adjustment based upon the completion of an audit to determine the change in the Company's working capital (as defined) from December 31, 1995 through September 25, 1996. Management has estimated such change in connection with the preparation of the Consolidated Balance Sheet as of September 25, 1996, and does not expect further adjustments to the purchase price to be significant. Additionally, the allocation of the purchase price was, in certain instances, based on preliminary information and is, therefore, subject to revision when additional asset and liability valuations are obtained. In the opinion of the Company's management, the asset and liability valuations for the Acquisition will not be materially different than initially recorded.

The financing for the Acquisition was provided by: (a) $35.0 million of preference and ordinary share capital; (b) $135.0 million of Senior Subordinated Notes; and (c) $100.0 million under a Credit Agreement aggregating $125.0 million.

On September 25, 1996, the Company issued $135.0 million in 11.25% Senior Subordinated Notes pursuant to an offering (the "Offering"). The proceeds of the offering were used in the financing of the Acquisition.

The following unaudited pro forma data presents the results of operations for the nine months ended September 29, 1995, and September 25, 1996, respectively, as though the Acquisition and the Offering had been completed January 1, 1995, and January 1, 1996, respectively, and assume that there are no other changes in the operations of the Company. Such pro forma information includes adjustments to interest expense; changes in depreciation of property, plant and equipment and amortization of goodwill relating to the allocation of the purchase price; and the income tax effect

                           EURAMAX INTERNATIONAL PLC
                NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
                             (THOUSANDS OF DOLLARS)

3.  SUBSEQUENT EVENT (CONTINUED)
related to these items. The pro forma results are not necessarily indicative of the financial results that might have occurred had the Acquisition and the Offering actually taken place on the above-mentioned dates, or of the future results of operations (in thousands):

                                                                   NINE MONTHS ENDED
                                                               --------------------------
                                                                SEPTEMBER     SEPTEMBER
                                                                 29, 1995      25, 1996
                                                               ------------  ------------
Net sales                                                       $  372,524    $  363,308
Earnings before income taxes                                         4,709         3,113
Net earnings                                                         3,028         1,730

The operations of Euramax are conducted through various indirect operating subsidiaries of Amerimax, Euramax U.K., Euramax B.V. and Euramax S.A. Euramax is a leading international downstream producer of aluminum and steel products with facilities in the U.S., the U.K., The Netherlands and France. Euramax's products include painted sheet and coil, siding, roofing, raincarrying systems, windows, doors and various fabricated trim parts and components. The Company's products are sold primarily to manufacturers of recreational vehicles and manufactured housing, rural building contractors, distributors and home centers.

4.  REDEEMABLE PREFERENCE SHARES
    In anticipation of the Transactions described in Note 3, the Company issued 34,000,000 shares of redeemable preference shares as follows: 33,925,000 preference shares with a stated value of $1 per share, and 50,000 sterling preference shares with a stated value of 1 British Pound Sterling per share. The preference shares accrue fixed, cumulative dividends of 14% per annum compounded quarterly on March 31, June 30, September 30, and December 31 in each year, beginning on December 31, 1996, and are paid as declared by the Company's Board of Directors. The Company is prohibited from paying dividends on ordinary shares unless all required preferred dividends have been paid.

In the event of liquidation, dissolution, winding-up or otherwise, the assets of the Company available for distribution among the shareholders shall be applied first to pay the preference shareholders before payment to the holders of any other class of shares.

With the consent of 66.67% of the preference shareholders, the Company may, at any time, redeem all or multiples in the aggregate amount of $500,000 of the preference shares. Subject to certain provisions of the senior secured credit facilities noted in Note 3, the holders of 66.67% of the preference shares are entitled to require redemption of some or all of the preference shares if any of the following events occur: i) the preference dividend due is not paid in full on a due date, whether or not the Company has enough profits available for distribution to pay it; or ii) when preference shares are due for redemption, the Company does not pay all the redemption money then payable to the preference shareholders, whether or not the Company has enough profits available for distribution or other requisite funds to pay the redemption money. Also subject to certain provisions of the senior secured credit facilities noted in Note 3, the holders of 66.67% of the preference shares are entitled to require redemption of all of the preference shares in the event of the following: i) the sale of 66.67% or more of the ordinary shares; or ii) the listing of the Company's shares on an internationally recognized stock exchange. On any redemption date, the Company shall pay to the preference shareholders the nominal amounts and premiums paid on the shares and a sum equal to any accrued and/or unpaid preference dividends. To the extent that any preference shares remain outstanding, the Company shall redeem the preference shares on December 31, 2007. Sterling preference shares may not be redeemed if doing so would put the Company in breach of the Companies Act 1985.

                           EURAMAX INTERNATIONAL PLC
                NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
                             (THOUSANDS OF DOLLARS)

5.  NON-VOTING ORDINARY SHARES
    Holders of a majority of the outstanding non-voting ordinary shares held by certain investors, as described in the Company's Articles of Association, shall be entitled at any time to convert any or all of their non-voting ordinary shares into the same number of ordinary shares of an equivalent value.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Management of
Fabricated Products, a division of Alumax Inc.

We have audited the accompanying combined balance sheets of Fabricated Products, a division of Alumax Inc., (the "Company" and see Note 1) as of December 31, 1994 and 1995, and the related combined statements of earnings and cash flows for each of three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Fabricated Products, a division of Alumax Inc., as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                             COOPERS & LYBRAND L.L.P.
Atlanta, Georgia
August 1, 1996

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
                        COMBINED STATEMENTS OF EARNINGS

                                                            -----------------------------------------------
                                                                    FOR THE YEAR ENDED DECEMBER 31
                                                            -----------------------------------------------
THOUSANDS OF U.S. DOLLARS                                            1993             1994             1995
                                                            -------------    -------------    -------------
Net sales                                                   $   385,487.0    $   446,571.8    $   483,461.9

Cost and expenses:
  Cost of goods sold                                            316,840.9        366,716.8        399,989.0
  Selling and general                                            35,335.6         42,424.3         41,350.7
  Depreciation and amortization                                   7,645.3          7,672.2          7,980.2
                                                            -------------    -------------    -------------
    Earnings from operations                                     25,665.2         29,758.5         34,142.0
Interest income (expense), net                                   (1,149.9)          (255.2)        (2,988.4)
Other income (expense), net                                        (347.8)          (284.2)           (96.2)
                                                            -------------    -------------    -------------
    Earnings before income taxes                                 24,167.5         29,219.1         31,057.4

Provision for income taxes                                        8,708.3         12,037.8         11,399.1
                                                            -------------    -------------    -------------

Net earnings                                                $    15,459.2    $    17,181.3    $    19,658.3
                                                            -------------    -------------    -------------
                                                            -------------    -------------    -------------

    The accompanying notes are an integral part of these combined financial statements.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                                     ------------------------------
                                                                              DECEMBER 31
                                                                     ------------------------------
THOUSANDS OF U.S. DOLLARS                                                     1994             1995
                                                                     -------------    -------------
Current assets:
  Cash and equivalents                                               $    35,119.0    $    12,586.9
  Accounts receivable, less allowance for doubtful accounts
   (1994 -- $3,940.6; 1995 -- $2,582.0)                                   58,332.2         60,006.4
  Inventories                                                             92,246.2        101,454.5
  Other current assets                                                     2,254.2          1,340.3
                                                                     -------------    -------------
    Total current assets                                                 187,951.6        175,388.1
                                                                     -------------    -------------
Noncurrent assets:
  Property, plant and equipment, net                                      48,584.9         60,024.6
  Other assets                                                               234.1          1,236.1
                                                                     -------------    -------------
    Total noncurrent assets                                               48,819.0         61,260.7
                                                                     -------------    -------------
                                                                     $   236,770.6    $   236,648.8
                                                                     -------------    -------------
                                                                     -------------    -------------

                                      LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable                                                   $    45,165.6    $    28,409.1
  Accrued liabilities                                                     19,456.3         16,917.8
  Taxes payable -- foreign                                                (3,329.3)         2,681.5
                                                                     -------------    -------------
    Total current liabilities                                             61,292.6         48,008.4
                                                                     -------------    -------------
Noncurrent liabilities:
  Deferred income taxes -- foreign                                         1,751.0          1,225.0
  Due to Alumax                                                           39,264.2         33,562.4
  Other noncurrent liabilities                                               676.7          2,392.2
                                                                     -------------    -------------
    Total noncurrent liabilities                                          41,691.9         37,179.6
                                                                     -------------    -------------
Commitments and contingencies
Equity:
  Common stock and paid-in capital                                        41,450.2         41,450.2
  Retained earnings                                                       96,794.0        112,415.0
  Cumulative foreign translation adjustment                               (4,458.1)        (2,404.4)
                                                                     -------------    -------------
    Total equity                                                         133,786.1        151,460.8
                                                                     -------------    -------------
                                                                     $   236,770.6    $   236,648.8
                                                                     -------------    -------------
                                                                     -------------    -------------

    The accompanying notes are an integral part of these combined financial statements.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
                    COMBINED STATEMENTS OF CHANGES IN EQUITY

                                             ----------------------------------------------------------------
                                               COMMON STOCK
                                                        AND
                                                    PAID-IN        RETAINED      TRANSLATION
THOUSANDS OF U.S. DOLLARS                           CAPITAL        EARNINGS       ADJUSTMENT            TOTAL
                                             --------------   -------------    -------------    -------------

Balance, December 31, 1992                        $41,450.2   $    68,193.4    $   (2,460.2)    $   107,183.4
  Net earnings for 1993                                  --        15,459.2              --          15,459.2
  Dividends declared/paid                                --        (3,928.7)             --          (3,928.7)
  Foreign currency adjustment                            --              --        (7,545.6)         (7,545.6)
                                             --------------   -------------    -------------    -------------

Balance, December 31, 1993                         41,450.2        79,723.9       (10,005.8)        111,168.3
  Net earnings for 1994                                  --        17,181.3              --          17,181.3
  Dividends declared/paid                                --          (111.2)             --            (111.2)
  Foreign currency adjustment                            --              --         5,547.7           5,547.7
                                             --------------   -------------    -------------    -------------

Balance, December 31, 1994                         41,450.2        96,794.0        (4,458.1)        133,786.1
  Net earnings for 1995                                  --        19,658.3              --          19,658.3
  Dividends declared/paid                                --        (4,037.3)             --          (4,037.3)
  Foreign currency adjustment                            --              --         2,053.7           2,053.7
                                             --------------   -------------    -------------    -------------

Balance, December 31, 1995                        $41,450.2   $   112,415.0    $   (2,404.4)    $   151,460.8
                                             --------------   -------------    -------------    -------------
                                             --------------   -------------    -------------    -------------

    The accompanying notes are an integral part of these combined financial statements.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
                       COMBINED STATEMENTS OF CASH FLOWS

                                                              -------------------------------
                                                              FOR THE YEAR ENDED DECEMBER 31
                                                              -------------------------------
THOUSANDS OF U.S DOLLARS                                           1993       1994       1995
                                                              ---------  ---------  ---------

Cash flows from operating activities:
  Net earnings                                                $15,459.2  $17,181.3  $19,658.3
  Reconciliation of net earnings to net cash provided by
   operating activities:
  Depreciation and amortization                                 7,645.3    7,672.2    7,980.2
  Provision for doubtful accounts                               1,090.5    1,451.4      388.2
  (Gain) loss on sales of assets                                  (43.9)     142.6      146.7
  Deferred income taxes                                             2.6      603.7     (526.0)
  Changes in operating assets and liabilities:
    Accounts receivable                                        (3,055.5)  (9,574.3)  (2,019.3)
    Inventories                                                (3,982.8) (24,855.0)  (9,196.5)
    Other current assets                                       (2,154.8)     722.6      929.9
    Accounts payable and accrued liabilities                    6,062.3   19,712.8  (17,727.7)
    Taxes payable -- foreign                                   (1,325.6)  (4,607.9)   6,073.7
    Net change in other noncurrent assets and liabilities         (45.7)    (127.8)     258.6
                                                              ---------  ---------  ---------
      Net cash provided by operating activities                19,651.6    8,321.6    5,966.1
                                                              ---------  ---------  ---------

Cash flows from investing activities:
  Proceeds from sales of assets                                   260.3    1,465.3      177.0
  Capital expenditures                                         (7,700.2)  (9,594.5) (17,429.4)
                                                              ---------  ---------  ---------
      Net cash used in investing activities                    (7,439.9)  (8,129.2) (17,252.4)
                                                              ---------  ---------  ---------

Cash flows from financing activities:
  Net change in due to Alumax                                  12,502.5    5,698.6   (7,486.1)
  Dividends paid                                               (3,928.7)    (111.2)  (4,037.3)
                                                              ---------  ---------  ---------
      Net cash provided by (used in) financing activities       8,573.8    5,587.4  (11,523.4)
                                                              ---------  ---------  ---------

Effect of exchange rate changes on cash                         1,189.2   (1,580.2)     277.6
                                                              ---------  ---------  ---------

Net increase (decrease) in cash and equivalents                21,974.7    4,199.6  (22,532.1)

Cash and equivalents at beginning of year                       8,944.7   30,919.4   35,119.0
                                                              ---------  ---------  ---------

Cash and equivalents at end of year                           $30,919.4  $35,119.0  $12,586.9
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------

Supplemental cash flow information:
  Foreign income taxes paid, net                              $ 6,389.3  $ 7,217.0  $ 2,273.7
                                                              ---------  ---------  ---------
                                                              ---------  ---------  ---------

    The accompanying notes are an integral part of these combined financial statements.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (THOUSANDS OF DOLLARS)

1.  ORGANIZATION AND BASIS OF PRESENTATION:
    On June 27, 1996, Alumax Inc. ("Alumax"), the sole stockholder, entered into a purchase agreement with Euramax International PLC ("Euramax") to sell the Fabricated Products division of Alumax ("Fabricated Products" or the "Company") prior to the end of September 1996. The entities to be included in the sale and combined herein are as follows: Alumax Appliance and Specialty Products, Inc.; Alumax Building Products, Inc.; Alumax Coated Products, Inc.; Alumax Door Products, Inc.; Home Products, Inc.; Alumax Coated Products B.V.; Alumax Coated Products S.A.; Alumax Coated Products U.K. Limited; Alumax Ellbee Limited; Alumax Industries S.A.; Alumax Holdings Limited and Alumax Europe B.V.

The accompanying combined financial statements have been prepared as if the Company's businesses had operated as an independent stand-alone entity for all periods presented. Certain obligations were originally recorded by Alumax on behalf of the Company such as post-retirement and post-employment benefit obligations, income taxes, legal and other corporate expenses. These obligations have been allocated to the Company's financial statements using several factors including revenues or number of employees or other reasonable methods. Corporate expenses of Alumax have been allocated to the Company on a basis management believes is reasonable and represents the expenses as if the Company was a stand alone operation.

See Note 13 for a description of transactions with Alumax.

Historical earnings per share have not been presented because they would not be meaningful. The common stock of the Company, as presented in common stock and paid-in capital, consists of the common stock of the combined companies as listed above.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF COMBINATION

The financial statements include the combined accounts of the entities referred to as the Fabricated Products division of Alumax. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts of certain assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PENDING ACCOUNTING POLICY CHANGES

The Financial Accounting Standards Board issued Statement of Financial Accounting Standard ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF which becomes effective for fiscal years beginning after December 15, 1995. The Company will adopt these statements effective January 1, 1996. The adoption of SFAS No. 121 is not expected to have a material effect on the Company's financial position.

INVENTORIES

Inventories are stated at the lower of cost or market, with cost determined under the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is recorded at cost. Depreciation and amortization of property, plant and equipment is computed principally on the straight-line method over the estimated useful lives of the assets ranging from 5 to 10 years for equipment and 25 years for buildings. Gains or losses related to the disposition of property, plant and equipment are charged to other income or expense when incurred.

REVENUE RECOGNITION

The Company recognizes revenue when title passes to the customer.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
TRANSLATION OF FOREIGN CURRENCIES

Assets and liabilities of subsidiaries are translated, in accordance with SFAS No. 52, FOREIGN CURRENCY TRANSLATION, at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rates of exchange prevailing during the year. Foreign currency gains and losses resulting from transactions are included in results of operations. The foreign currency transaction gains (losses) recorded in selling and general expenses for 1993, 1994 and 1995 were $2,292.6, $(9.9), and $275.3, respectively.

3.  INVENTORIES:
    Inventories, at December 31, were comprised of:

                                          -----------------------------
                                                   1994            1995
                                          -------------   -------------
Raw materials                             $    60,783.8   $    66,976.3
Work in process                                18,362.5        24,121.3
Finished products                              13,099.9        10,356.9
                                          -------------   -------------
                                          $    92,246.2   $   101,454.5
                                          -------------   -------------
                                          -------------   -------------

4.  INCOME TAXES:
    The Company does not have a formal tax sharing agreement with Alumax. Alumax has paid the allocable share of Federal and state taxes on behalf of the U.S. entities. Domestic current and deferred Federal and state taxes have been classified within Due to Alumax. The foreign entities calculate their income taxes on a stand-alone basis and the related amounts are included in Taxes payable--foreign and Deferred income taxes--foreign. The income tax provision (benefit) was based on amounts the Company would have paid on a combined basis as if separate returns were filed.

The provisions for income taxes are comprised of the following:

                                          ---------------------------------------------
                                                   1993            1994            1995
                                          -------------   -------------   -------------
Current:
  Federal                                 $     3,777.4   $     6,097.5   $     2,399.8
  Foreign                                       5,067.7         3,978.6         8,347.4
  State                                         1,203.8         2,151.6           800.8
                                          -------------   -------------   -------------
                                               10,048.9        12,227.7        11,548.0
                                          -------------   -------------   -------------
Deferred:
  Federal                                      (1,013.0)         (582.1)          308.6
  Foreign                                           2.6           603.7          (523.0)
  State                                          (330.2)         (211.5)           65.5
                                          -------------   -------------   -------------
                                               (1,340.6)         (189.9)         (148.9)
                                          -------------   -------------   -------------
                                          $     8,708.3   $    12,037.8   $    11,399.1
                                          -------------   -------------   -------------
                                          -------------   -------------   -------------

The domestic and foreign components of earnings before income taxes are as follows:

                                          ---------------------------------------------
                                                   1993            1994            1995
                                          -------------   -------------   -------------
Domestic                                  $     8,075.9   $    16,658.3   $     8,758.3
Foreign                                        16,091.6        12,560.8        22,299.1
                                          -------------   -------------   -------------
                                          $    24,167.5   $    29,219.1   $    31,057.4
                                          -------------   -------------   -------------
                                          -------------   -------------   -------------

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

4.  INCOME TAXES: (CONTINUED)
Reconciliation of the differences between income taxes computed at Federal statutory tax rates and the Company's combined income tax provision (benefit) follows:

                                          -------------------------------
                                               1993       1994       1995
                                          ---------  ---------  ---------
Tax at Federal statutory rate             $ 8,458.6  $10,226.7  $10,870.1
State income taxes, net of Federal
 income tax benefit                           512.6    1,600.1      569.3
Foreign taxes, net                           (566.0)     186.0       16.7
Other, net                                    303.1       25.0      (57.0)
                                          ---------  ---------  ---------
                                          $ 8,708.3  $12,037.8  $11,399.1
                                          ---------  ---------  ---------
                                          ---------  ---------  ---------

The approximate tax effects of U.S. cumulative temporary differences are recorded as components of the amounts due to Alumax while the tax effects of foreign cumulative temporary differences are presented in deferred income taxes -foreign. As of December 31, the combined tax-effected temporary differences are as follows:

                                          --------------------
                                           ASSET (LIABILITY)
                                          --------------------
                                               1994       1995
                                          ---------  ---------
Accrued expenses                          $ 2,780.9  $ 2,001.9
Allowance for doubtful accounts             1,418.6      929.5
                                          ---------  ---------
    Current, net                            4,199.5    2,931.4
                                          ---------  ---------
Book versus tax basis of depreciable
 assets                                    (2,674.0)  (3,529.6)
Postretirement health care accrual          2,582.3    2,549.7
Other                                         175.2    1,354.0
                                          ---------  ---------
    Noncurrent, net                            83.5      374.1
                                          ---------  ---------
    Total, net                            $ 4,283.0  $ 3,305.5
                                          ---------  ---------
                                          ---------  ---------

The Company has not provided for domestic income or foreign withholding taxes on foreign subsidiaries' undistributed earnings in accordance with current accounting standards, because such earnings are expected to be reinvested indefinitely.

5.  PROPERTY, PLANT AND EQUIPMENT:
    Components of property, plant and equipment at December 31 are as follows:

                                                                 --------------------
                                                                      1994       1995
                                                                 ---------  ---------
Land and improvements                                            $ 4,810.3  $ 5,631.8
Buildings                                                         22,589.8   27,637.9
Machinery and equipment                                           86,882.7   98,799.0
                                                                 ---------  ---------
                                                                 114,282.8  132,068.7
Less accumulated depreciation                                    (69,623.2) (81,179.6)
                                                                 ---------  ---------
                                                                  44,659.6   50,889.1
Construction in progress                                           3,925.3    9,135.5
                                                                 ---------  ---------
                                                                 $48,584.9  $60,024.6
                                                                 ---------  ---------
                                                                 ---------  ---------

Alumax transferred equipment to Fabricated Products with a cost of $7,804.5 and accumulated depreciation of $5,678.3 in 1995.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

6.  EMPLOYEE PENSION AND THRIFT PLANS:

U.S. PLANS:
PENSION:

Substantially all employees of the U.S. based Fabricated Products entities are covered by non-contributory defined benefit pension plans administered by Alumax. The costs of these plans are allocated to the Company based on base salary expenses and are generally non-contributory. The Company's allocated share of the projected benefit obligation of the plans at December 31, 1994 and 1995 is $15,791.8 and $18,371.6. In relation to these plans, the Company was charged $1,090.6, $1,254.8, and $1,235.7 by Alumax in 1993, 1994 and 1995,
respectively, for its allocated share of net periodic pension costs of these Plans.

THRIFT:

The majority of the employees of the U.S. based Fabricated Products entities are eligible to participate in a thrift plan sponsored by Alumax. The plan allows the employees to contribute a percentage of their pre-tax and/or after-tax income in accordance with specified guidelines. Alumax matched a certain percentage of employee contributions up to certain limits. The Company's expense related to the Alumax Thrift plan was $426.9, $414.5, and $413.5 for the years ended December 31, 1993, 1994 and 1995 respectively.

INTERNATIONAL PLANS:

In addition to the above, the employees of Euramax Coated Products Limited and Ellbee Limited participate in a single employer pension plan (the "U.K. Plan"). Net periodic pension cost for the U.K. Plan includes the following components:

                                                         -------------------------------
                                                              1993       1994       1995
                                                         ---------  ---------  ---------
Service cost -- benefits earned during the period        $   300.5  $   355.5  $   526.9
Interest cost on projected benefit obligations               371.1      442.8      642.4
Actual return on assets                                   (1,204.9)     319.7   (1,248.4)
Net amortization and deferral                                811.3     (876.3)     797.5
                                                         ---------  ---------  ---------
    Net periodic pension cost                            $   278.0  $   241.7  $   718.4
                                                         ---------  ---------  ---------
                                                         ---------  ---------  ---------

The following table sets forth the funded status of the U.K. Plan and amounts recognized in the Company's combined balance sheets at December 31 for its pension plans:

                                                                   --------------------
                                                                        1994       1995
                                                                   ---------  ---------
Actuarial present value of benefit obligations:
  Vested benefit obligation                                        $ 5,499.2  $ 7,008.8
                                                                   ---------  ---------
                                                                   ---------  ---------
  Accumulated benefit obligation                                   $ 5,629.1  $ 7,544.4
                                                                   ---------  ---------
                                                                   ---------  ---------
  Projected benefit obligation                                     $ 6,158.1  $ 8,206.5
Plan net assets at fair value                                        5,774.7    7,229.5
                                                                   ---------  ---------
Plan net assets less than projected benefit obligation                (383.4)    (977.0)
Unrecognized net loss                                                  186.2      572.6
Unrecognized prior service cost                                        230.1      211.4
Unrecognized transition amounts                                       (347.4)    (313.3)
                                                                   ---------  ---------
Accrued pension costs                                              $  (314.5) $  (506.3)
                                                                   ---------  ---------
                                                                   ---------  ---------

U.K. Plan assets consist of approximately 82 percent equities, 12.1 percent fixed income and 5.9 percent cash and cash equivalents at December 31, 1995.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

6.  EMPLOYEE PENSION AND THRIFT PLANS: (CONTINUED)
Key economic assumptions used in the above calculations for the foreign plan at December 31, were:

                                          ----------------------------------
                                               1993        1994        1995
                                          ----------  ----------  ----------
Settlement discount rate                        9.0%        8.5%        8.5%
Rate of compensation increases                  7.0%        6.5%        6.5%
Expected long-term rate of return               9.0%        8.5%        9.0%

7.  POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS:
    In addition to providing pension benefits, the Company participates in a plan for certain health care and life insurance benefits for retired employees administered by Alumax. A majority of the Company's domestic employees may become eligible for such benefits if they reach normal or, in certain cases, early retirement age while working for the Company. Costs related to this unfunded plan charged by Alumax were $301.0, $146.0, and $100.0 for the years ended December 31, 1993, 1994, and 1995, respectively.

8.  POSTEMPLOYMENT BENEFITS:
    In addition to providing postretirement benefits to eligible retired employees, the Company provides specified postemployment benefits to certain former or inactive employees. Substantially all domestic employees may become eligible to receive these benefits, which are either self-insured or provided through the Company's insurance carriers.

9.  COMMITMENTS AND CONTINGENCIES:
    Minimum commitments under long-term noncancelable operating leases, principally for operating and office facilities, totaled $10,374.7 at December 31, 1995. Lease commitments for future periods are as follows:

1996                                      $ 3,442.6
1997                                        2,771.8
1998                                        1,696.9
1999                                        1,280.4
2000                                          677.3
2001 to 2012                                  505.7

Rent expense amounted to $3,526.4, $3,851.2 and $3,760.0 in 1993, 1994 and 1995,
respectively.

The Company has entered into several noncancelable long-term contracts for the purchase of aluminum at market values. The aluminum contracts expire in various years through 1999. Contracted amounts of aluminum are less than the Company's anticipated requirements.

The Company has been named as a defendant in lawsuits in various matters relating to both current and former operations. In addition, the Company has been named as a defendant in lawsuits or as a potentially responsible party in state and Federal administrative and judicial proceedings seeking contribution for costs associated with the investigation, analysis, correction and remediation of environmental conditions at various hazardous waste disposal sites. The Company continues to monitor these actions and proceedings and to vigorously defend both its own interests as well as the interests of its affiliates. The Company's ultimate liability in connection with present and future environmental claims will depend on many factors, including its volumetric share of the waste at a given site, the remedial action required, the total cost of remediation, and the financial viability and participation of the other entities that also sent waste to the site. Once it becomes probable that the Company will incur costs in connection with remediation of a site and such costs can be reasonably estimated, the Company establishes or adjusts its reserve for its projected share of these costs. Based upon current law and information known to the Company concerning the size of the sites known to it, anticipated costs, their years of operations and the number of other potentially responsible parties, Management believes that it has adequate reserves for the Company's potential share of the estimated aggregate liability for the costs of remedial actions and related costs and expenses. In addition, the Company establishes reserves for remedial

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

9. COMMITMENTS AND CONTINGENCIES: (CONTINUED) measures required from time to time at its own facilities. Management believes that the reasonably probable outcomes of these matters will not materially exceed established reserves and will not have a material impact on the future financial position, net earnings or cash flows of the Company. The Company's reserves, expenditures and expenses for all environmental exposures were not significant for any of the dates or periods presented.

In connection with the purchase agreement referred to in Note 1, the Company will be indemnified by Alumax for substantially all of its costs if any, related to environmental matters for occurrences arising prior to the closing date of the acquisition during the period of time it was owned directly or indirectly by Alumax. Such indemnification includes costs that were to ultimately be incurred to contribute to the remediation of certain specified existing National Priorities List (NPL) sites for which the Company had been named a potentially responsible party under the federal Comprehensive Environmental Response, Compensation, and Liability Information System (CERCLA) as of the closing date of the Acquisition, as well as certain potential costs for sites listed on state hazardous cleanup lists. With respect to all other environmental matters, Alumax's obligations are limited to $125.0 million. However, notwithstanding the indemnity, the Company does not believe that it has any significant probable liability for environmental claims. Further, the Company believes it to be unlikely that it would be required to bear environmental costs in excess of its pro rata share of such costs as a potentially responsible party under CERCLA.

10. TRANSACTIONS WITH ALUMAX:
    The Company participates in Alumax's centralized cash management system. Under this system, cash received from the Company's operations is transferred to Alumax's centralized cash accounts and cash disbursements are funded from the centralized cash accounts.

The following is a summary of transactions between the Company and Alumax:

                                                      -------------------------------
                                                           1993       1994       1995
                                                      ---------  ---------  ---------
Purchases of product from Alumax                      $77,915.3  $56,255.1  $27,569.7

Transactions between the Company and Alumax are generally at the market value of the products and services involved.

The following is a summary of the components of the Due to Alumax account:

                                                                 --------------------
                                                                      1994       1995
                                                                 ---------  ---------
Allocation of accrued pension liability                          $ 1,825.4  $ 1,797.7
Allocation of other post-retirement benefits                       7,378.0    7,285.0
Net U.S. current and deferred income taxes                        26,822.1   25,081.7
Net of other operating cash flows                                  3,238.7     (602.0)
                                                                 ---------  ---------
    Total due to Alumax                                          $39,264.2  $33,562.4
                                                                 ---------  ---------
                                                                 ---------  ---------

The due to Alumax account represents the cumulative net effect of the Company's activity in Alumax's cash management system and other transactions between the Company and Alumax. Alumax periodically charges the Company interest expense related to a portion of this balance at a rate which approximates the prime rate.

11. OPERATIONS AND GEOGRAPHIC DATA:
    Fabricated Products operates 35 plants and service centers throughout the United States. Products produced and marketed by these operations include rain carrying systems, roofing and roofing accessories, siding, appliance trims, steel entry doors, vinyl windows and numerous recreational vehicle components. Fabricated Products serves the recreational vehicle, manufactured housing, home center, home improvement, residential construction, agricultural and utility building markets in the United States.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

11. OPERATIONS AND GEOGRAPHIC DATA: (CONTINUED)
Fabricated Products also operates a group of five companies in Western Europe which focuses on coil coating and fabricating aluminum and steel. Other products include steel and aluminum entry doors, recreational vehicle components, composite panels, vehicle components such as seat rails and sunroof frames, windows for modular construction. These European companies, which serve the recreational vehicle, home center, home improvement, residential construction, and various original equipment manufacturer markets, operate two plants in the United Kingdom, two in France and one in the Netherlands.

                                                   ---------------------------------------------
Geographic data:                                            1993            1994            1995
                                                   -------------   -------------   -------------
 Net sales:
    United States                                  $   253,305.6   $   286,756.0   $   287,772.2
    Europe and other international                     132,181.4       159,815.8       195,689.7
                                                   -------------   -------------   -------------
                                                   $   385,487.0   $   446,571.8   $   483,461.9
                                                   -------------   -------------   -------------
                                                   -------------   -------------   -------------
  Earnings from operations:
    United States                                  $     8,319.9   $    16,658.3   $    11,195.3
    Europe and other international                      17,345.3        13,100.2        22,946.7
                                                   -------------   -------------   -------------
                                                   $    25,665.2   $    29,758.5   $    34,142.0
                                                   -------------   -------------   -------------
                                                   -------------   -------------   -------------
  Identifiable assets:
    United States                                                  $   100,141.7   $   119,848.5
    Europe and other international                                     136,628.9       116,800.3
                                                                   -------------   -------------
                                                                   $   236,770.6   $   236,648.8
                                                                   -------------   -------------
                                                                   -------------   -------------

A significant portion of the Company's sales are to the retail and automotive markets. Concentrations of credit risk with respect to the trade receivables, relating to sales into these as well as other markets, are limited due to the large number of customers and the widely dispersed geographic areas in which the Company's businesses operate.

12. SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS:
    As described in Note 1, on June 27, 1996, Euramax signed an agreement to purchase the Company from Alumax Inc. The pending acquisition is expected to be financed, in part, through Senior Subordinated Notes due 2006. The Company plans to issue new notes pursuant to an exchange offer whereby holders of the original notes will have the opportunity to receive new notes which will be registered under the Securities Act of 1933, as amended, but are otherwise identical to the original notes. The original notes and the new notes are herein referred to as "the Notes". The Notes would be primary obligations of Euramax (the "Parent"). The newly-formed United Kingdom and Netherlands holding company subsidiaries of Euramax are expected to be co-obligors under the Notes (the "Co-obligors"). The newly-formed United States holding company subsidiary of Euramax is expected to provide a full and unconditional guarantee of the Notes (the "Guarantor"). The following supplemental condensed combining financial statements reflect the combined historical financial position, results of operations and cash flows of the entities that will be the Parent, the Co-obligors and the Guarantor (collectively, the "Anticipated Parent, Co-obligors and Guarantor"), and such combined information of the non-guarantor entities, consisting principally of the operating companies to be acquired (collectively, the "Non-guarantor Subsidiaries"). The Co-obligors and the Guarantor are wholly-owned subsidiaries of Euramax and will be each jointly, severally, fully, and unconditionally liable under the Notes. Separate

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

12. SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS: (CONTINUED) complete financial statements of each Co-obligor and of the Guarantor are not presented because management has determined that they are not material to investors. There were no significant intercompany balances or transactions between the Anticipated Parent, Co-obligors and Guarantor entities combined and the Non-guarantor Subsidiaries.

                                                 -----------------------------------
                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                                1993
                                                 -----------------------------------
                                                 ANTICIPATED
                                                    PARENT,
                                                 CO-OBLIGORS
                                                        AND   NON-GUARANTOR  COMBINED
THOUSANDS OF U.S. DOLLARS                         GUARANTOR   SUBSIDIARIES    TOTALS
                                                 -----------  -----------  ---------
Net sales                                         $      --    $385,487.0  $385,487.0

Cost and expenses:
  Cost of goods sold                                     --    316,840.9   316,840.9
  Selling and general                                    --     35,335.6    35,335.6
  Depreciation and amortization                          --      7,645.3     7,645.3
                                                 -----------  -----------  ---------
  Earnings (loss) from operations                        --     25,665.2    25,665.2

Interest income (expense), net                           --     (1,149.9)   (1,149.9)
Other expense, net                                       --       (347.8)     (347.8)
                                                 -----------  -----------  ---------
  Earnings (loss) before income taxes                    --     24,167.5    24,167.5

Provision for income taxes                               --      8,708.3     8,708.3
                                                 -----------  -----------  ---------
Net earnings (loss)                               $      --    $15,459.2   $15,459.2
                                                 -----------  -----------  ---------
                                                 -----------  -----------  ---------

                                                 -----------------------------------
                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                                1994
                                                 -----------------------------------
                                                 ANTICIPATED
                                                    PARENT,
                                                 CO-OBLIGORS
                                                        AND   NON-GUARANTOR  COMBINED
THOUSANDS OF U.S. DOLLARS                         GUARANTOR   SUBSIDIARIES    TOTALS
                                                 -----------  -----------  ---------
Net sales                                         $      --    $446,571.8  $446,571.8

Cost and expenses:
  Cost of goods sold                                     --    366,716.8   366,716.8
  Selling and general                                    --     42,424.3    42,424.3
  Depreciation and amortization                          --      7,672.2     7,672.2
                                                 -----------  -----------  ---------
  Earnings from operations                               --     29,758.5    29,758.5

Interest income (expense), net                           --       (255.2)     (255.2)
Other expense, net                                       --       (284.2)     (284.2)
                                                 -----------  -----------  ---------
  Earnings (loss) before income taxes                    --     29,219.1    29,219.1

Provision for income taxes                               --     12,037.8    12,037.8
                                                 -----------  -----------  ---------
Net earnings (loss)                               $      --    $17,181.3   $17,181.3
                                                 -----------  -----------  ---------
                                                 -----------  -----------  ---------

Note:Separate columns for the Anticipated Parent, the Co-obligors and the
     Guarantor are not presented as there were no amounts for such entities for the periods shown.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

12. SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS: (CONTINUED)

                                                 -----------------------------------
                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                                1995
                                                 -----------------------------------
                                                 ANTICIPATED
                                                    PARENT,
                                                 CO-OBLIGORS
                                                        AND   NON-GUARANTOR  COMBINED
THOUSANDS OF U.S. DOLLARS                         GUARANTOR   SUBSIDIARIES    TOTALS
                                                 -----------  -----------  ---------
Net sales                                         $      --    $483,461.9  $483,461.9

Cost and expenses:
  Cost of goods sold                                     --    399,989.0   399,989.0
  Selling and general                                    --     41,350.7    41,350.7
  Depreciation and amortization                          --      7,980.2     7,980.2
                                                 -----------  -----------  ---------
  Earnings from operations                               --     34,142.0    34,142.0

Interest income (expense), net                           --     (2,988.4)   (2,988.4)
Other expense, net                                       --        (96.2)      (96.2)
                                                 -----------  -----------  ---------
  Earnings before income taxes                           --     31,057.4    31,057.4

Provision for income taxes                               --     11,399.1    11,399.1
                                                 -----------  -----------  ---------
Net earnings                                      $      --    $19,658.3   $19,658.3
                                                 -----------  -----------  ---------
                                                 -----------  -----------  ---------

Note:Separate columns for the Anticipated Parent, the Co-obligors and the
     Guarantor are not presented as there were no amounts for such entities for the periods shown.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

12. SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS: (CONTINUED)

                                                 -----------------------------------
                                                          DECEMBER 31, 1994
                                                 -----------------------------------
                                                 ANTICIPATED
                                                    PARENT,
                                                 CO-OBLIGORS
                                                        AND   NON-GUARANTOR  COMBINED
THOUSANDS OF U.S. DOLLARS                         GUARANTOR   SUBSIDIARIES    TOTALS
                                                 -----------  -----------  ---------
                                       ASSETS
Current assets:
  Cash and equivalents                            $      --    $35,119.0   $35,119.0
  Accounts receivable, net                               --     58,332.2    58,332.2
  Inventories                                            --     92,246.2    92,246.2
  Other current assets                                   --      2,254.2     2,254.2
                                                 -----------  -----------  ---------
    Total current assets                                 --    187,951.6   187,951.6
                                                 -----------  -----------  ---------
Noncurrent assets:
  Property, plant and equipment, net                     --     48,584.9    48,584.9
  Other assets                                           --        234.1       234.1
                                                 -----------  -----------  ---------
    Total noncurrent assets                              --     48,819.0    48,819.0
                                                 -----------  -----------  ---------
                                                  $      --    $236,770.6  $236,770.6
                                                 -----------  -----------  ---------
                                                 -----------  -----------  ---------

                               LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable                                $      --    $45,165.6   $45,165.6
  Accrued liabilities                                    --     19,456.3    19,456.3
  Taxes payable -- foreign                               --     (3,329.3)   (3,329.3)
                                                 -----------  -----------  ---------
    Total current liabilities                            --     61,292.6    61,292.6
                                                 -----------  -----------  ---------
Noncurrent liabilities:
  Deferred income taxes -- foreign                       --      1,751.0     1,751.0
  Due to Alumax                                          --     39,264.2    39,264.2
  Other noncurrent liabilities                           --        676.7       676.7
                                                 -----------  -----------  ---------
    Total noncurrent liabilities                         --     41,691.9    41,691.9
                                                 -----------  -----------  ---------
Commitments and contingencies
Total equity                                             --    133,786.1   133,786.1
                                                 -----------  -----------  ---------
                                                  $      --    $236,770.6  $236,770.6
                                                 -----------  -----------  ---------
                                                 -----------  -----------  ---------

Note:Separate columns for the Anticipated Parent, the Co-obligors and the
     Guarantor are not presented as there were no amounts for such entities for the periods shown.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

12. SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS: (CONTINUED)

                                                 -----------------------------------
                                                          DECEMBER 31, 1995
                                                 -----------------------------------
                                                 ANTICIPATED
                                                    PARENT,
                                                 CO-OBLIGORS
                                                        AND   NON-GUARANTOR  COMBINED
THOUSANDS OF U.S. DOLLARS                         GUARANTOR   SUBSIDIARIES    TOTALS
                                                 -----------  -----------  ---------
                                       ASSETS
Current assets:
  Cash and equivalents                            $      --    $12,586.9   $12,586.9
  Accounts receivable, net                               --     60,006.4    60,006.4
  Inventories                                            --    101,454.5   101,454.5
  Other current assets                                   --      1,340.3     1,340.3
                                                 -----------  -----------  ---------
    Total current assets                                 --    175,388.1   175,388.1
                                                 -----------  -----------  ---------
Noncurrent assets:
  Property, plant and equipment, net                     --     60,024.6    60,024.6
  Other assets                                           --      1,236.1     1,236.1
                                                 -----------  -----------  ---------
    Total noncurrent assets                              --     61,260.7    61,260.7
                                                 -----------  -----------  ---------
                                                  $      --    $236,648.8  $236,648.8
                                                 -----------  -----------  ---------
                                                 -----------  -----------  ---------

                               LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable                                $      --    $28,409.1   $28,409.1
  Accrued liabilities                                    --     16,917.8    16,917.8
  Taxes payable -- foreign                               --      2,681.5     2,681.5
                                                 -----------  -----------  ---------
    Total current liabilities                            --     48,008.4    48,008.4
                                                 -----------  -----------  ---------
Noncurrent liabilities:
  Deferred income taxes -- foreign                       --      1,225.0     1,225.0
  Due to Alumax                                          --     33,562.4    33,562.4
  Other noncurrent liabilities                           --      2,392.2     2,392.2
                                                 -----------  -----------  ---------
    Total noncurrent liabilities                         --     37,179.6    37,179.6
                                                 -----------  -----------  ---------
Commitments and contingencies
Total equity                                             --    151,460.8   151,460.8
                                                 -----------  -----------  ---------
                                                  $      --    $236,648.8  $236,648.8
                                                 -----------  -----------  ---------
                                                 -----------  -----------  ---------

Note:Separate columns for the Anticipated Parent, the Co-obligors and the
     Guarantor are not presented as there were no amounts for such entities for the periods shown.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

12. SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS: (CONTINUED)

                                                  -----------------------------------
                                                    FOR THE YEAR ENDED DECEMBER 31,
                                                                 1993
                                                  -----------------------------------
                                                  ANTICIPATED
                                                     PARENT,
                                                  CO-OBLIGORS
                                                         AND   NON-GUARANTOR  COMBINED
THOUSANDS OF U.S. DOLLARS                          GUARANTOR   SUBSIDIARIES    TOTALS
                                                  -----------  -----------  ---------
Cash flows from operating activities:
  Net earnings (loss)                              $      --    $15,459.2   $15,459.2
  Reconciliation of net earnings to net cash
   provided by operating activities:
    Depreciation and amortization                         --      7,645.3     7,645.3
    Provision for doubtful accounts                       --      1,090.5     1,090.5
    Loss on sales of assets                               --        (43.9)      (43.9)
    Deferred income taxes                                 --          2.6         2.6
    Changes in operating assets and liabilities           --     (4,502.1)   (4,502.1)
                                                  -----------  -----------  ---------
      Net cash provided by operating activities           --     19,651.6    19,651.6
                                                  -----------  -----------  ---------
Cash flows from investing activities:
  Proceeds from sales of assets                           --        260.3       260.3
  Capital expenditures                                    --     (7,700.2)   (7,700.2)
                                                  -----------  -----------  ---------
      Net cash used in investing activities               --     (7,439.9)   (7,439.9)
                                                  -----------  -----------  ---------
Cash flows from financing activities:
  Net change in due to Alumax                             --     12,502.5    12,502.5
  Dividends paid                                          --     (3,928.7)   (3,928.7)
                                                  -----------  -----------  ---------
      Net cash provided by financing activities           --      8,573.8     8,573.8
                                                  -----------  -----------  ---------
Effect of exchange rate changes on cash                   --      1,189.2     1,189.2
                                                  -----------  -----------  ---------
Net increase in cash and equivalents                      --     21,974.7    21,974.7
Cash and equivalents at beginning of year                 --      8,944.7     8,944.7
                                                  -----------  -----------  ---------
Cash and equivalents at end of year                $      --    $30,919.4   $30,919.4
                                                  -----------  -----------  ---------
                                                  -----------  -----------  ---------

Note:Separate columns for the Anticipated Parent, the Co-obligors and the
     Guarantor are not presented as there were no amounts for such entities for the periods shown.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

12. SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS: (CONTINUED)

                                                 -----------------------------------
                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                                1994
                                                 -----------------------------------
                                                 ANTICIPATED
                                                    PARENT,
                                                 CO-OBLIGORS
                                                        AND   NON-GUARANTOR  COMBINED
THOUSANDS OF U.S. DOLLARS                         GUARANTOR   SUBSIDIARIES    TOTALS
                                                 -----------  -----------  ---------
Cash flows from operating activities:
  Net earnings (loss)                             $      --    $17,181.3   $17,181.3
  Reconciliation of net earnings to net cash
   provided by operating activities:
    Depreciation and amortization                        --      7,672.2     7,672.2
    Provision for doubtful accounts                      --      1,451.4     1,451.4
    (Gain) loss on sales of assets                       --        142.6       142.6
    Deferred income taxes                                --        603.7       603.7
    Changes in operating assets and liabilities          --    (18,729.6)  (18,729.6)
                                                 -----------  -----------  ---------
      Net cash provided by (used in) operating
       activities                                        --      8,321.6     8,321.6
                                                 -----------  -----------  ---------
Cash flows from investing activities:
  Proceeds from sales of assets                          --      1,465.3     1,465.3
  Capital expenditures                                   --     (9,594.5)   (9,594.5)
                                                 -----------  -----------  ---------
      Net cash used in investing activities              --     (8,129.2)   (8,129.2)
                                                 -----------  -----------  ---------
Cash flows from financing activities:
  Net change in due to Alumax                            --      5,698.6     5,698.6
  Dividends paid                                         --       (111.2)     (111.2)
                                                 -----------  -----------  ---------
      Net cash provided by financing activities          --      5,587.4     5,587.4
                                                 -----------  -----------  ---------
Effect of exchange rate changes on cash                  --     (1,580.2)   (1,580.2)
                                                 -----------  -----------  ---------
Net increase in cash and equivalents                     --      4,199.6     4,199.6
Cash and equivalents at beginning of year                --     30,919.4    30,919.4
                                                 -----------  -----------  ---------
Cash and equivalents at end of year               $      --    $35,119.0   $35,119.0
                                                 -----------  -----------  ---------
                                                 -----------  -----------  ---------

Note:Separate columns for the Anticipated Parent, the Co-obligors and the
     Guarantor are not presented as there were no amounts for such entities for the periods shown.

                FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)
               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

12. SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS: (CONTINUED)

                                                 -----------------------------------
                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                                1995
                                                 -----------------------------------
                                                 ANTICIPATED
                                                    PARENT,
                                                 CO-OBLIGORS
                                                        AND   NON-GUARANTOR  COMBINED
THOUSANDS OF U.S. DOLLARS                         GUARANTOR   SUBSIDIARIES    TOTALS
                                                 -----------  -----------  ---------
Cash flows from operating activities:
  Net earnings                                    $      --    $19,658.3   $19,658.3
  Reconciliation of net earnings to net cash
   provided by operating activities:
    Depreciation and amortization                        --      7,980.2     7,980.2
    Provision for doubtful accounts                      --        388.2       388.2
    Loss on sales of assets                              --        146.7       146.7
    Deferred income taxes                                --       (526.0)     (526.0)
    Changes in operating assets and liabilities          --    (21,681.3)  (21,681.3)
                                                 -----------  -----------  ---------
      Net cash provided by operating activities          --      5,966.1     5,966.1
                                                 -----------  -----------  ---------
Cash flows from investing activities:
  Proceeds from sales of assets                          --        177.0       177.0
  Capital expenditures                                   --    (17,429.4)  (17,429.4)
                                                 -----------  -----------  ---------
      Net cash used in investing activities              --    (17,252.4)  (17,252.4)
                                                 -----------  -----------  ---------
Cash flows from financing activities:
  Net change in due to Alumax                            --     (7,486.1)   (7,486.1)
  Dividends paid                                         --     (4,037.3)   (4,037.3)
                                                 -----------  -----------  ---------
      Net cash used in financing activities              --    (11,523.4)  (11,523.4)
                                                 -----------  -----------  ---------
Effect of exchange rate changes on cash                  --        277.6       277.6
                                                 -----------  -----------  ---------
Net decrease in cash and equivalents                     --    (22,532.1)  (22,532.1)
Cash and equivalents at beginning of year                --     35,119.0    35,119.0
                                                 -----------  -----------  ---------
Cash and equivalents at end of year               $      --    $12,586.9   $12,586.9
                                                 -----------  -----------  ---------
                                                 -----------  -----------  ---------

Note:Separate columns for the Anticipated Parent, the Co-obligors and the
     Guarantor are not presented as there were no amounts for such entities for the periods shown.

         FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.) (PREDECESSOR)
             EURAMAX INTERNATIONAL PLC AND SUBSIDIARIES (SUCCESSOR)
                 CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

                                                             ------------------------------
                                                                      PREDECESSOR
                                                                        FOR THE
                                                                   NINE MONTHS ENDED
                                                             ------------------------------
                                                             SEPTEMBER 29,   SEPTEMBER 25,
                                                                     1995            1996
                                                             --------------  --------------
                                                                       UNAUDITED
THOUSANDS OF U.S. DOLLARS
Net sales                                                      $372,523.5      $363,307.6
Cost and expenses:
  Cost of goods sold                                            311,146.7       299,477.3
  Selling and general                                            30,686.1        33,993.6
  Depreciation and amortization                                   6,141.2         6,995.0
                                                             --------------  --------------
    Earnings from operations                                     24,549.5        22,841.7
Interest income (expense), net                                     (996.7)         (621.8)
Other income (expense), net                                         (34.6)         (297.7)
                                                             --------------  --------------
    Earnings before income taxes                                 23,518.2        21,922.2
Provision for income taxes                                        8,640.0         8,342.3
                                                             --------------  --------------
Net earnings                                                   $ 14,878.2      $ 13,579.9
                                                             --------------  --------------
                                                             --------------  --------------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

             EURAMAX INTERNATIONAL PLC AND SUBSIDIARIES (SUCCESSOR)
         FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.) (PREDECESSOR)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 25, 1996
                                  (UNAUDITED)
                                     ASSETS

THOUSANDS OF U.S. DOLLARS                                                           SUCCESSOR
                                                                                  -------------
Current assets:
  Cash and equivalents                                                            $     7,194.8
  Accounts receivable, less allowance for doubtful accounts of $3,062                  68,881.2
  Inventories                                                                         101,151.5
  Other current assets                                                                  1,177.0
                                                                                  -------------
    Total current assets                                                              178,404.5
                                                                                  -------------
Noncurrent assets:
  Property, plant and equipment, net                                                  108,986.9
  Goodwill                                                                             32,259.2
  Other assets                                                                         16,115.2
                                                                                  -------------
    Total noncurrent assets                                                           157,361.3
                                                                                  -------------
                                                                                  $   335,765.8
                                                                                  -------------
                                                                                  -------------

                                    LIABILITIES AND EQUITY
Current liabilities:
  Accounts payable                                                                $    34,642.8
  Accrued liabilities                                                                  20,821.6
  Current maturities of long-term debt                                                  2,000.0
                                                                                  -------------
    Total current liabilities                                                          57,464.4
                                                                                  -------------
Long-term debt, less current maturities                                               233,000.0
Other liabilities                                                                       2,469.4
Deferred income taxes                                                                   7,832.0
                                                                                  -------------
    Total liabilities                                                                 300,765.8
                                                                                  -------------
                                                                                  -------------
Commitments and contingencies
Redeemable preference shares                                                           34,000.0
                                                                                  -------------
Ordinary shareholders' equity:
  Ordinary shares                                                                       1,000.0
                                                                                  -------------
    Total ordinary shareholders' equity                                                 1,000.0
                                                                                  -------------
                                                                                  $   335,765.8
                                                                                  -------------
                                                                                  -------------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

          FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.)(PREDECESSOR)
             EURAMAX INTERNATIONAL PLC AND SUBSIDIARIES (SUCCESSOR)
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          PREDECESSOR
                                                 ------------------------------
                                                                                   SUCCESSOR
                                                            FOR THE              --------------
                                                       NINE MONTHS ENDED         TRANSACTIONS
                                                 ------------------------------            ON
                                                 SEPTEMBER 29,   SEPTEMBER 25,   SEPTEMBER 25,
                                                         1995            1996            1996
                                                 --------------  --------------  --------------
                                                                   UNAUDITED
THOUSANDS OF U.S DOLLARS
Cash flows from operating activities
  Net earnings                                     $ 14,878.2      $ 13,579.9      $       --
  Reconciliation of net earnings to net cash
   provided by (used in) operating activities:
    Depreciation and amortization                     6,141.2         6,995.0              --
    Provision for doubtful accounts                     516.5           827.2              --
    (Gain) loss on sales of assets                       69.5          (168.3)             --
    Deferred income taxes                             1,236.8          (338.7)             --
    Changes in operating assets and liabilities     (39,268.3)         (654.3)             --
                                                 --------------  --------------  --------------
      Net cash provided by (used in) operating
       activities                                   (16,426.1)       20,240.8              --
                                                 --------------  --------------  --------------
Cash flows from investing activities:
  Purchase of Fabricated Products                          --              --      (251,213.0)
  Capital expenditures                              (16,846.7)      (11,517.5)             --
                                                 --------------  --------------  --------------
      Net cash used in investing activities         (16,846.7)      (11,517.5)     (251,213.0)
                                                 --------------  --------------  --------------
Cash flows from financing activities:
  Proceeds from long-term debt                             --              --       235,000.0
  Proceeds from issuance of preference shares              --              --        34,000.0
  Proceeds from issuance of ordinary shares                --              --         1,000.0
  Deferred financing fees                                  --              --        (9,930.0)
  Other                                                    --              --        (1,555.0)
  Proceeds from sale of assets                          204.0           233.0              --
  Net change in due to Alumax                        18,944.7       (20,973.0)             --
                                                 --------------  --------------  --------------
  Net cash provided by (used in) financing
   activities                                        19,148.7       (20,740.0)      258,515.0
                                                 --------------  --------------  --------------
Effect of exchange rate changes on cash              (2,611.4)         (677.4)             --
                                                 --------------  --------------  --------------
Net increase (decrease) in cash and equivalents     (16,735.5)      (12,694.1)        7,302.0
Cash and equivalents at beginning of period          35,119.0        12,586.9          (107.2)
                                                 --------------  --------------  --------------
Cash and equivalents at end of period              $ 18,383.5      $   (107.2)     $  7,194.8
                                                 --------------  --------------  --------------
                                                 --------------  --------------  --------------

  The accompanying notes are an integral part of these condensed consolidated financial statements.

         FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.) (PREDECESSOR)
             EURAMAX INTERNATIONAL PLC AND SUBSIDIARIES (SUCCESSOR)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                             (THOUSANDS OF DOLLARS)

1.  INTERIM PRESENTATION:
The interim financial statements have been prepared by the Company in accordance with the accounting policies stated in the December 31, 1995 financial statements and should be read in conjunction with the audited financial statements for the year ended December 31, 1995. The unaudited interim condensed financial statements reflect all adjustments which are, in the opinion of Management, necessary for a fair statement of the results for the interim periods presented.

Effective January 1, 1996, the Company adopted SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which had no material effect on the Company's financial position or results of operations.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
For information regarding additional summary of significant accounting policies, see Note 2 to the Combined Financial Statements of the Company for the year ended December 31, 1995.

GOODWILL

The Company used the purchase method of accounting for the acquisition of Fabricated Products (See Note 3). Goodwill resulting from the acquisition is being amortized on a straight-line basis over 30 years.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Company enters into currency swaps with major banking institutions to reduce the impact of interest rate and exchange rate fluctuations with respect to debt payments made in foreign currency denominations. Currency swaps involve exchanges of interest payments in differing currencies, but provide for the exchange of principal amounts at maturity. Realized and unrealized gains and losses are recognized in other income and expense. The Company is exposed to risk if the counterparties default.

3.  THE ACQUISITION
Pursuant to a purchase agreement dated June 24, 1996 between the Company and Alumax Inc. ("Alumax"), on September 25, 1996 (the "Closing Date"), the Company purchased, through its wholly-owned subsidiaries, all of the issued and outstanding capital stock of the following Alumax subsidiaries which operate certain portions of Alumax's fabricated products operations: (i) Amerimax Fabricated Products, Inc. and its wholly owned subsidiaries, Amerimax Specialty Product, Inc., Amerimax Building Products, Inc., Amerimax Coated Products, Inc., Johnson Door Products, Inc., and Amerimax Home Products, Inc.; (ii) Euramax Holdings Limited and its wholly owned subsidiaries, Ellbee Limited and Euramax Coated Products Limited; (iii) Euramax Europe B.V. and its wholly owned subsidiary, Euramax Coated Products B.V.; and (iv) Euramax Industries S.A. and its wholly owned subsidiary Euramax Coated Products S.A. For purposes of identification and description, the acquired business is referred to as "Fabricated Products" or the "Predecessor" for the periods prior to the Acquisition, "Euramax" or the "Successor" for the period subsequent to the Acquisition, and the "Company" for both periods. The financial statements of the Predecessor include the combined accounts of the entities referred to as Fabricated Products. The financial statements of the Successor include the consolidated accounts of the entities referred to as Euramax. All significant intercompany accounts and transactions have been eliminated.

The purchase price for the Acquisition was approximately $253.7 million, which includes estimated acquisition expenses of approximately $3.9 million, is adjusted to give effect to certain items including cash acquired and working capital, and was allocated to the assets and liabilities of the Company based upon their estimated fair market value at the date of Acquisition under the purchase method of accounting. Such initial purchase price is subject to adjustment based upon the completion of a special audit to determine the change in the Company's working capital (as defined) from December 31, 1995 through September 25, 1996. Management has estimated such change in connection with the preparation of the Consolidated Balance Sheet as of September 25, 1996, included elsewhere in this Prospectus, and does not expect further adjustments to the purchase price to be significant. Additionally, the allocation of the purchase

         FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.) (PREDECESSOR)
             EURAMAX INTERNATIONAL PLC AND SUBSIDIARIES (SUCCESSOR)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

3.  THE ACQUISITION (CONTINUED):
price was, in certain instances, based on preliminary information and is, therefore, subject to revision when additional asset and liability valuations are obtained. In the opinion of the Company's management, the asset and liability valuations for the Acquisition will not be materially different than initially recorded.

The financing for the Acquisition was provided by: (a) $35.0 million of preference and ordinary share capital; (b) $135.0 million of Senior Subordinated Notes; and (c) $100.0 million under a Credit Agreement aggregating $125.0 million.

On September 25, 1996, the Company issued $135.0 million in 11.25% Senior Subordinated Notes pursuant to an offering (the "Offering") (See Note 6). The proceeds of the offering were used in the financing of the Acquisition.

The following unaudited pro forma data presents the results of operations for the nine months ended September 29, 1995, and September 25, 1996, respectively, as though the Acquisition and the Offering had been completed January 1, 1995, and January 1, 1996, respectively, and assume that there are no other changes in the operations of the Company. Such pro forma information includes adjustments to interest expense; changes in depreciation of property, plant and equipment and amortization of goodwill relating to the allocation of the purchase price; and the income tax effect related to these items. The pro forma results are not necessarily indicative of the financial results that might have occurred had the Acquisition and the Offering actually taken place on the above-mentioned dates, or of the future results of operations (in thousands):

                                                          --------------------
                                                           NINE MONTHS ENDED,
                                                          --------------------
                                                          SEPTEMBER  SEPTEMBER
                                                                29,        25,
                                                               1995       1996
                                                          ---------  ---------
Net sales                                                 $ 372,524  $ 363,308
Earnings before income taxes                                  4,709      3,113
Net earnings                                                  3,028      1,730

4.  INVENTORIES:
Components of inventories are as follows:

                                                           --------------
                                                             SUCCESSOR
                                                           SEPTEMBER 25,
                                                                1996
                                                           --------------
Raw materials                                                $   81,811
Work in process                                                   3,523
Finished products                                                15,818
                                                           --------------
                                                             $  101,152
                                                           --------------
                                                           --------------

5.  COMMITMENTS AND CONTINGENCIES:
The Company has been named as a defendant in lawsuits in various matters relating to both current and former operations. In addition, the Company has been named as a defendant in lawsuits or as a potentially responsible party in state and Federal administrative and judicial proceedings seeking contribution for costs associated with the investigation, analysis, correction and remediation of environmental conditions at various hazardous waste disposal sites. The Company continues to monitor these actions and proceedings and to vigorously defend both its own interests as well as the interests of its affiliates. The Company's ultimate liability in connection with present and future environmental claims will depend on many factors, including its volumetric share of the waste at a given site, the remedial action required, the total cost of remediation, and the financial viability and participation of the other entities that also sent waste to the site. Once it becomes probable that the Company will incur costs in connection with remediation of a site

         FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.) (PREDECESSOR)
             EURAMAX INTERNATIONAL PLC AND SUBSIDIARIES (SUCCESSOR)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

5.  COMMITMENTS AND CONTINGENCIES: (CONTINUED):
and such costs can be reasonably estimated, the Company establishes or adjusts its reserve for its projected share of these costs. Based upon current law and information known to the Company concerning the size of the sites known to it, anticipated costs, their years of operations and the number of other potentially responsible parties, Management believes that it has adequate reserves for the Company's potential share of the estimated aggregate liability for the costs of remedial actions and related costs and expenses. In addition, the Company establishes reserves for remedial measures required from time to time at its own facilities. Management believes that the reasonably probable outcomes of these matters will not materially exceed established reserves and will not have a material impact on the future financial position, net earnings or cash flows of the Company. The Company's reserves, expenditures and expenses for all environmental exposures were not significant for any of the dates or periods presented.

In connection with the purchase agreement referred to in Note 3, the Company will be indemnified by Alumax for substantially all of its costs, if any, related to environmental matters for occurrences arising prior to the closing date of the acquisition during the period of time it was owned directly or indirectly by Alumax. Such indemnification includes costs that were to ultimately be incurred to contribute to the remediation of certain specified existing National Priorities List (NPL) sites for which the Company had been named a potentially responsible party under the federal Comprehensive Environmental Response, Compensation, and Liability Information System (CERCLA) as of the closing date of the Acquisition, as well as certain potential costs for sites listed on state hazardous cleanup lists. With respect to all other environmental matters, Alumax's obligations are limited to $125.0 million. However, notwithstanding the indemnity, the Company does not believe that it has any significant probable liability for environmental claims. Further, the Company believes it to be unlikely that the Company would be required to bear environmental costs in excess of its pro rata share of such costs as a potentially responsible party under CERCLA.

6.  LONG-TERM OBLIGATIONS
Long-term obligations consist of the following (in thousands):

                                                             ---------------
                                                                SUCCESSOR
                                                              SEPTEMBER 25,
                                                                  1996
                                                             ---------------

Revolving Credit Facility                                       $  60,000
Term Loans                                                         40,000
11.25% Senior Subordinated Notes due 2006                         135,000
                                                             ---------------
                                                                  235,000
Less: current portion                                              (2,000)
                                                             ---------------
                                                                $ 233,000
                                                             ---------------
                                                             ---------------

In connection with the Acquisition, the Company entered into a Credit Agreement which provides for $40.0 million in term loans (the "Term Loans") and a revolving credit facility of $85.0 million (the "Revolving Credit Facility"), a portion of which will be available for letters of credit and swing loans. The Term Loans consist of three facilities in the aggregate amount of $40.0 million. Two of the facilities, which aggregate to $20.0 million, consist of a Dutch Guilders facility and a Pound Sterling facility. The third facility is a U.S. Dollar facility in the amount of $20.0 million (the "Tranche B Facility"). Loans made under the Revolving Credit Facility will be made, at the election of the Company, in U.S. Dollars, Dutch Guilders and/or Pound Sterling. All loans made under the Term Loans and the Revolving Credit Facility will be repaid in the currency in which the loan is made.

Outstanding loans under the Revolving Credit Facility and the Term Loans, except the Tranche B Facility, must be repaid in September 2001; provided, however, that subject to the consent of the lender under the Revolving Credit

         FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.) (PREDECESSOR)
             EURAMAX INTERNATIONAL PLC AND SUBSIDIARIES (SUCCESSOR)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

6.  LONG-TERM OBLIGATIONS (CONTINUED):
Facility, the Company will have the option, exercisable on the fourth year anniversary date of the Closing Date, to extend the final maturity date on the Revolving Credit Facility to September 2003. Outstanding loans under the Tranche B Facility must be repaid in September 2003.

At the option of the Company, the interest rate applicable to the loans under the Credit Agreement is based upon a Base Rate or a Eurocurrency Rate (both as defined), plus margins as follows: (a) Base Rate plus 1.75% in the case of the Revolving Credit Facility and all Term Loans except the Tranche B Facility, or 2.25% in the case of the Tranche B Facility; or (b) Eurocurrency Rate for one, two, three or six months, plus 2.75% in the case of the Revolving Credit Facility and all Term Loans except the Tranche B Facility, or 3.25% in the case of the Tranche B Facility. At September 25, 1996, the interest rate on the Revolving Credit Facility was 7.988%, the interest rate on the Tranche B Facility was 7.762%, and the interest rate on the other term loan facilities was 6.711%.

On September 25, 1996, the Company borrowed approximately $100.0 million under the Credit Agreement, consisting of $40.0 million under the Term Loans and $60.0 million under the Revolving Credit Facility. The undrawn amount of $25.0 million under the Revolving Credit Facility is available (subject to borrowing base limitations) for working capital and general corporate purposes. As of September 25, 1996, this amount was fully available.

The Credit Agreement contains certain covenants and restrictions on actions by the Company and its subsidiaries. In addition, the Credit Agreement requires the Company to meet certain financial tests, including minimum fixed charge coverage ratio, minimum interest coverage ratio, maximum leverage ratio, minimum EBITDA (earnings before income taxes plus net interest expense and depreciation and amortization) requirements and maximum amounts of capital expenditures.

On September 18, 1996, the Company issued $135.0 million in 11.25% Senior Subordinated Notes due 2006 pursuant to a private offering. The Company plans to issue new 11.25% Senior Subordinated Notes due 2006 pursuant to an exchange offer whereby holders of the notes will have the opportunity to receive new notes which will be registered under the Securities Act of 1933, as amended, but are otherwise identical to the notes. The original notes and the new notes are herein referred to as "the Notes". The Notes mature on October 1, 2006 and bear interest at the rate of 11.25% per annum from September 25, 1996 payable semiannually in arrears on April 1 and October 1 of each year, commencing on April 1, 1997. The Notes may be redeemed at the option of the Company, in whole or in part, at any time on or after October 1, 2001, under the conditions and at the redemption price as specified in the note indenture dated as of September 25, 1996, under which the Notes were issued (the "Note Indenture"). The Notes are unsecured obligations subordinated to all existing and future Senior Debt (as defined) of the Company, including all of the obligations under the Credit Agreement, and will be effectively subordinated to all obligations of any subsidiaries of the Company.

Future maturities of long-term obligations as of September 25, 1996 are as follows (in thousands):

                                                                    ---------
1996 (three months)                                                 $     500
1997                                                                    2,500
1998                                                                    4,000
1999                                                                    4,000
2000                                                                    4,500
Thereafter                                                            219,500
                                                                    ---------
                                                                    $ 235,000
                                                                    ---------
                                                                    ---------

The senior subordinated notes are guaranteed on a senior subordinated basis by Amerimax, and the senior secured credit facilities are guaranteed by the Company and all of its subsidiaries, other than Euramax S.A. and its subsidiaries.

         FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.) (PREDECESSOR)
             EURAMAX INTERNATIONAL PLC AND SUBSIDIARIES (SUCCESSOR)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

6.  LONG-TERM OBLIGATIONS (CONTINUED):
In connection with the Senior Subordinated Notes, on September 25, 1996, the Company entered into two currency swap agreements with a major banking institution. The agreements provide for exchanges of interest payments in Dutch Guilders and Pound Sterling for U.S. Dollars on April 1, and October 1 of each year commencing April 1, 1997, and provide for exchanges of principal amounts at maturity on October 1, 2003. The currency swaps effectively convert the interest rate on $75.0 million of the Senior Subordinated Notes from 11.25% payable in U.S. Dollars to 10.36% payable in Dutch Guilders and 12.72% payable in Pound Sterling. Under the agreements, the Company is required to exchange 85.1 million Dutch Guilders for $50 million and 16.0 million Pound Sterling for $25.0 million at maturity.

7.  SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS:
As described in Note 3, on September 25, 1996, Euramax acquired the Company from Alumax Inc. The acquisition was financed, in part, through the Notes (See Note
6). The Notes are primary obligations of Euramax (the "Parent"). The newly-formed United Kingdom and Netherlands holding company subsidiaries of Euramax are co-obligors under the Notes (the "Co-obligors") . The newly-formed United States holding company subsidiary of Euramax has provided a full and unconditional guarantee of the Notes (the "Guarantor"). The following supplemental condensed combining financial statements for periods prior to the Acquisition reflect the combined results of operations and cash flows of the entities that are the Parent, the Co-obligors and the Guarantor (collectively, the "Anticipated Parent, Co-obligors and Guarantor"), and such combined information of non-guarantor entities, consisting principally of the operating companies to be acquired (collectively, the "Non-guarantor Subsidiaries"). The following supplemental condensed combining financial statements as of September 25, 1996 (the date of the Acquisition) reflect the financial position and cash flows for the Acquisition of each of the Parent, the Co-obligors and the Guarantor entities, and such combined information of the Non-Guarantor Subsidiaries. The Co-obligors and the Guarantor are wholly-owned subsidiaries of Euramax and are each jointly, severally, fully and unconditionally liable under the Notes. Separate complete financial statements of each Co-obligor and of the Guarantor are not presented because management has determined that they are not material to investors. For periods prior to the Acquisition, there were no significant intercompany balances or transactions between the Parent, Co-obligors and Guarantor entities combined and the Non-guarantor Subsidiaries.

         FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.) (PREDECESSOR)
             EURAMAX INTERNATIONAL PLC AND SUBSIDIARIES (SUCCESSOR)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

7.  SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS: (CONTINUED):

                                   -----------------------------------------------------------------------------------------
                                                              SUCCESSOR AS OF SEPTEMBER 25, 1996
                                   -----------------------------------------------------------------------------------------
                                                      CO-OBLIGORS AND GUARANTOR
                                                            SUBSIDIARIES
                                                -------------------------------------
                                                                 EURAMAX      EURAMAX
                                       EURAMAX     AMERIMAX     EUROPEAN     EUROPEAN
                                   INTERNATIONAL   HOLDINGS,    HOLDINGS    HOLDINGS,
                                   PLC                 INC.          PLC         B.V.  NON-GUARANTOR             CONSOLIDATED
                                      (PARENT)  (GUARANTOR)  (CO-OBLIGOR) (CO-OBLIGOR) SUBSIDIARIES ELIMINATIONS      TOTALS
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                                           ASSETS
THOUSANDS OF DOLLARS
Current assets:
  Cash and cash equivalents....... $       --   $       --   $       --   $       --   $  7,194.8   $       --   $  7,194.8
  Accounts receivable, net........         --           --           --           --     68,881.2           --     68,881.2
  Inventories.....................         --           --           --           --    101,151.5           --    101,151.5
  Other current assets............         --           --           --           --      1,177.0           --      1,177.0
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total current assets..........         --           --           --           --    178,404.5           --    178,404.5
Property, plant and equipment,
 net..............................         --           --           --           --    108,986.9           --    108,986.9
Goodwill..........................         --           --           --           --     32,259.2           --     32,259.2
Amounts due from
 parent/affiliates................   72,565.3           --           --      3,369.3     14,630.0    (90,564.6)          --
Investment in consolidated
 subsidiaries.....................   35,000.0    141,200.0     30,900.0     35,500.0           --   (242,600.0)          --
Other assets......................    7,634.7      3,659.3        874.6      1,130.7      2,815.9           --     16,115.2
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                   $115,200.0   $144,859.3   $ 31,774.6   $ 40,000.0   $337,096.5   $(333,164.6) $335,765.8
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------

                                            LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable................ $       --   $       --   $       --   $       --   $ 34,642.8   $       --   $ 34,642.8
  Accured expenses................         --           --           --           --     20,821.6           --     20,821.6
  Income taxes payable............         --           --           --           --           --           --           --
  Current maturities of long-term
   debt...........................         --           --           --           --      2,000.0           --      2,000.0
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total current liabilities.....         --           --           --           --     57,464.4           --     57.464.4
Long-term debt, less curent
 maturities.......................   80,200.0     44,000.0     23,900.0     30,900.0     54,000.0           --    233,000.0
Amounts due to
 parent/affiliates................         --     83,859.3        874.6           --      5,830.7    (90,564.6)          --
Other liabilities.................         --           --           --           --      2,469.4           --      2,469.4
Deferred income taxes.............         --           --           --           --      7,832.0           --      7,832.0
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total liabilities.............   80,200.0    127,859.3     24,774.6     30,900.0    127,596.5    (90,564.6)   300,765.8
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
Redeemable preference shares......   34,000.0           --           --           --           --           --     34,000.0
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
Ordinary shareholders' equity:
  Ordinary shares.................    1,000.0           .1         78.2        117.0      5,271.0     (5,466.3)     1,000.0
  Additional paid-in-capital......         --     16,999.9      6,921.8      8,983.0    204,229.0   (237,133.7)          --
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Total ordinary shareholders'
     equity.......................    1,000.0     17,000.0      7,000.0      9,100.0    209,500.0   (242,600.0)     1,000.0
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                   $115,200.0   $144,859.3   $ 31,774.6   $ 40,000.0   $337,096.5   $(333,164.6) $335,765.8
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                   -----------  -----------  -----------  -----------  -----------  -----------  -----------

         FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.) (PREDECESSOR)
             EURAMAX INTERNATIONAL PLC AND SUBSIDIARIES (SUCCESSOR)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

7.  SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS: (CONTINUED):

                           -----------------------------------------------------------------------------------------
                                                        SUCCESSOR ON SEPTEMBER 25, 1996
                           -----------------------------------------------------------------------------------------
                                              CO-OBLIGORS AND GUARANTOR
                                                    SUBSIDIARIES
                                        -------------------------------------
                                                         EURAMAX      EURAMAX
                               EURAMAX     AMERIMAX     EUROPEAN     EUROPEAN
                           INTERNATIONAL   HOLDINGS,    HOLDINGS    HOLDINGS,
                           PLC                 INC.          PLC         B.V.  NON-GUARANTOR             CONSOLIDATED
                              (PARENT)  (GUARANTOR)  (CO-OBLIGOR) (CO-OBLIGOR) SUBSIDIARIES ELIMINATIONS      TOTALS
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
THOUSANDS OF U.S. DOLLARS
Cash flows from investing
 activities:
  Purchase of Fabricated
   Products                $(35,000.0)  $(141,200.0) $(30,900.0)  $(35,500.0)  $(41,713.0)  $  33,100.0  $(251,213.0)
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Net cash used in
     investing activities   (35,000.0)   (141,200.0)  (30,900.0)   (35,500.0)   (41,713.0)     33,100.0   (251,213.0)
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
Cash flows from financing
 activities:
  Proceeds from long-term
   debt                      80,200.0      44,000.0    23,900.0     30,900.0     56,000.0            --    235,000.0
  Proceeds from issuance
   of preference shares      34,000.0            --          --           --           --            --     34,000.0
  Proceeds from issuance
   of ordinary shares         1,000.0      17,000.0     7,000.0      9,100.0                  (33,100.0)     1,000.0
  Deferred financing fees    (2,934.7)     (3,659.3)     (874.6)    (1,130.7)    (1,330.7)           --     (9,930.0)
  Other                            --            --          --           --     (1,555.0)           --     (1,555.0)
  Due to/from parent or
   affiliate                (77,265.3)     83,859.3       874.6     (3,369.3)    (4,099.3)           --           --
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
    Net cash provided by
     (used in) financing
     activities              35,000.0     141,200.0    30,900.0     35,500.0     49,015.0     (33,100.0)   258,515.0
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net increase in cash and
 equivalents                       --            --          --           --      7,302.0            --      7,302.0
Cash and equivalents at
 beginning of period               --            --          --           --       (107.2)           --       (107.2)
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
Cash and equivalents at
 end
 of period                 $       --   $        --  $       --   $       --   $  7,194.8   $        --  $   7,194.8
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------
                           -----------  -----------  -----------  -----------  -----------  -----------  -----------

         FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.) (PREDECESSOR)
             EURAMAX INTERNATIONAL PLC AND SUBSIDIARIES (SUCCESSOR)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

7.  SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS: (CONTINUED):

                                                          ---------------------------------------------
                                                              PREDECESSOR FOR THE NINE MONTHS ENDED
                                                                       SEPTEMBER 29, 1995
                                                          ---------------------------------------------
                                                            ANTICIPATED
                                                                PARENT,
                                                            CO-OBLIGORS   NON-GUARANTOR        COMBINED
                                                          AND GUARANTOR    SUBSIDIARIES          TOTALS
                                                          -------------   -------------   -------------
THOUSANDS OF U.S. DOLLARS
Net sales                                                 $          --   $  372,523.5    $   372,523.5
Cost and expenses:
  Cost of goods sold                                                 --      311,146.7        311,146.7
  Selling and general                                                --       30,686.1         30,686.1
  Depreciation and amortization                                      --        6,141.2          6,141.2
                                                          -------------   -------------   -------------
    Earnings from operations                                         --       24,549.5         24,549.5
Interest income (expense), net                                       --         (996.7)          (996.7)
Other income (expense), net                                          --          (34.6)           (34.6)
                                                          -------------   -------------   -------------
    Earnings before income taxes                                     --       23,518.2         23,518.2
Provision for income taxes                                           --        8,640.0          8,640.0
                                                          -------------   -------------   -------------
Net earnings                                              $          --   $   14,878.2    $    14,878.2
                                                          -------------   -------------   -------------
                                                          -------------   -------------   -------------

                                                          ---------------------------------
                                                           PREDECESSOR FOR THE NINE MONTHS
                                                              ENDED SEPTEMBER 25, 1996
                                                          ---------------------------------
                                                          ANTICIPATED
                                                            PARENT,
                                                                CO-
                                                           OBLIGORS
                                                                AND  NON-GUARANTOR  COMBINED
                                                          GUARANTOR  SUBSIDIARIES    TOTALS
                                                          ---------  -----------  ---------
THOUSANDS OF U.S. DOLLARS
Net sales                                                 $      --   $363,307.6  $363,307.6
Cost and expenses:
  Cost of goods sold                                             --   299,477.3   299,477.3
  Selling and general                                            --    33,993.6    33,993.6
  Depreciation and amortization                                  --     6,995.0     6,995.0
                                                          ---------  -----------  ---------
    Earnings from operations                                     --    22,841.7    22,841.7
Interest income (expense), net                                   --      (621.8)     (621.8)
Other income (expense), net                                      --      (297.7)     (297.7)
                                                          ---------  -----------  ---------
    Earnings before income taxes                                 --    21,922.2    21,922.2
Provision for income taxes                                       --     8,342.3     8,342.3
                                                          ---------  -----------  ---------
Net earnings                                              $      --   $13,579.9   $13,579.9
                                                          ---------  -----------  ---------
                                                          ---------  -----------  ---------

Note: Separate columns for the Anticipated Parent, the Co-obligors and the Guarantor are not presented as there were no amounts for such entities for the periods shown.

         FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.) (PREDECESSOR)
             EURAMAX INTERNATIONAL PLC AND SUBSIDIARIES (SUCCESSOR)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

7.  SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS: (CONTINUED):

                                                          ---------------------------------------------
                                                              PREDECESSOR FOR THE NINE MONTHS ENDED
                                                                       SEPTEMBER 29, 1995
                                                          ---------------------------------------------
                                                            ANTICIPATED
                                                                PARENT,
                                                            CO-OBLIGORS
                                                                    AND   NON-GUARANTOR        COMBINED
                                                              GUARANTOR    SUBSIDIARIES          TOTALS
                                                          -------------   -------------   -------------
THOUSANDS OF U.S. DOLLARS
Cash flows from operating activities:
  Net earnings                                            $          --   $   14,878.2    $    14,878.2
  Reconciliation of net earnings to net cash provided by
   operating activities:
    Depreciation and amortization                                    --        6,141.2          6,141.2
    Provision for doubtful accounts                                  --          516.5            516.5
    Loss on sales of assets                                          --           69.5             69.5
    Deferred income taxes                                            --        1,236.8          1,236.8
    Changes in operating assets and liabilities                      --      (39,268.3)       (39,268.3)
                                                          -------------   -------------   -------------
    Net cash provided by (used in) operating activities              --      (16,426.1)       (16,426.1)
                                                          -------------   -------------   -------------
Cash flows from investing activities:
  Capital expenditures                                               --      (16,846.7)       (16,846.7)
                                                          -------------   -------------   -------------
    Net cash used in investing activities                            --      (16,846.7)       (16,846.7)
                                                          -------------   -------------   -------------
Cash flows from financing activities:
  Proceeds from sale of assets                                       --          204.0            204.0
  Net change in due to Alumax                                        --       18,944.7         18,944.7
                                                          -------------   -------------   -------------
    Net cash provided by (used in) financing activities              --       19,148.7         19,148.7
                                                          -------------   -------------   -------------
Effects of exchange rates on cash                                             (2,611.4)        (2,611.4)
                                                          -------------   -------------   -------------
Net decrease in cash and equivalents                                 --      (16,735.5)       (16,735.5)
Cash and equivalents at beginning of period                          --       35,119.0         35,119.0
                                                          -------------   -------------   -------------
Cash and equivalents at end of period                     $          --   $   18,383.5    $    18,383.5
                                                          -------------   -------------   -------------
                                                          -------------   -------------   -------------

Note: Separate columns for the Anticipated Parent, the Co-Obligors and the Guarantor are not presented as there were no amounts for such entities for the periods shown.

         FABRICATED PRODUCTS (A DIVISION OF ALUMAX INC.) (PREDECESSOR)
             EURAMAX INTERNATIONAL PLC AND SUBSIDIARIES (SUCCESSOR)
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                             (THOUSANDS OF DOLLARS)

7.  SUPPLEMENTAL CONDENSED COMBINING FINANCIAL STATEMENTS: (CONTINUED):

                                                          ---------------------------------------------
                                                              PREDECESSOR FOR THE NINE MONTHS ENDED
                                                                       SEPTEMBER 25, 1996
                                                          ---------------------------------------------
                                                            ANTICIPATED
                                                                 PARENT
                                                            CO-OBLIGORS
                                                                    AND   NON-GUARANTOR        COMBINED
                                                              GUARANTOR    SUBSIDIARIES          TOTALS
                                                          -------------   -------------   -------------
THOUSANDS OF U.S. DOLLARS
Cash flows from operating activities:
  Net earnings                                            $          --   $   13,579.9    $    13,579.9
  Reconciliation of net earnings to net cash provided by
   (used in) Operating activities:
    Depreciation and amortization                                    --        6,995.0          6,995.0
    Provision for doubtful accounts                                  --          827.2            827.2
    (Gain) loss on sales of assets                                   --         (168.3)          (168.3)
    Deferred income taxes                                            --         (338.7)          (338.7)
    Changes in operating assets and liabilities                      --      (39,268.3)          (654.3)
                                                          -------------   -------------   -------------
      Net cash provided by (used in) operating
       activities                                                    --       20,240.8         20,240.8
                                                          -------------   -------------   -------------
Cash flows from investing activities:
  Capital expenditures                                               --      (11,517.5)       (11,517.5)
                                                          -------------   -------------   -------------
      Net cash used in investing activities                          --      (11,517.5)       (11,517.5)
                                                          -------------   -------------   -------------
Cash flows from financing activities:
  Proceeds from sale of assets                                       --          233.0            233.0
  Net change in due to Alumax                                        --      (20.973.0)       (20.973.0)
                                                          -------------   -------------   -------------
      Net cash provided by (used in) financing
       activities                                                    --      (20,740.0)       (20,740.0)
                                                          -------------   -------------   -------------
Effects of exchange rate changes on cash                             --         (677.4)          (677.4)
Net decrease in cash and equivalents                                 --      (12,694.1)       (12,694.1)
Cash and equivalents at beginning of period                          --       12,586.9         12,586.9
                                                          -------------   -------------   -------------
Cash and equivalents at end of period                     $          --   $     (107.2)   $      (107.2)
                                                          -------------   -------------   -------------
                                                          -------------   -------------   -------------

Note: Separate columns for the Anticipated Parent, the Co-obligors and the Guarantor are not presented as there were no amounts for such entities for the periods shown.

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